Exhibit 10.1

Execution Version

INVESTMENT AGREEMENT

Dated as of March 6, 2018

by and between

REWALK ROBOTICS LTD.

and

TIMWELL CORPORATION LIMITED

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

2.11	Contracts	10
2.12	Litigation	11
2.13	Compliance with Applicable Laws; Permits	11
2.14	Intellectual Property	12
2.15	Labor and Employment Matters	14
2.16	Title to Real Property and Tangible Assets	15
2.17	Tax Status	16
2.18	Exclusive Representations and Warranties	17

	Article III REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

3.1	Organization	17
3.2	Authorization, Enforceability; Consents	17
3.3	Experience; Accredited Investor	19
3.4	Exemption from Registration	19
3.5	Ownership	19
3.6	Brokers; Fees and Expenses	19
3.7	Exclusive Representations and Warranties	20

	Article IV CONDITIONS TO CLOSING

4.1	Conditions to the Obligations of the Company and the Investor	20
4.2	Conditions to the Obligations of the Investor	20
4.3	Conditions to the Obligations of the Company	20
4.4	Conditions to the First Tranche Closing	21
4.5	Conditions to the Second Tranche Closing	21
4.6	Conditions to the Third Tranche Closing	22
4.7	Frustration of Closing Conditions	22

	Article V AGREEMENTS OF THE COMPANY

5.1	Proxy Statement; Shareholders’ Meeting	22
5.2	Agreement with Yaskawa	23

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

	Article VI ADDITIONAL AGREEMENTS
6.1	Further Assurances	24
6.2	Reservation of Shares	24
6.3	Information and Inspection Rights	24
6.4	Legend	26
6.5	Transfer Restrictions	26
6.6	Standstill Provisions	27
6.7	Preemptive Rights	29
6.8	Voting	31
6.9	Director Designation and Nomination	31
6.10	Equal Treatment.	33
6.10	Use of Proceeds	33
6.11	Public Announcement	33

	Article VII JOINT VENTURE

7.1	Formation of the China JV	34

	Article VIII TERMINATION

8.1	Termination Events	34
8.2	Effect of Termination	35

	Article IX DEFINITIONS

	Article X MISCELLANEOUS

10.1	Amendment	45
10.2	Waiver of Conditions	45
10.3	Counterparts and Facsimile	45
10.4	Governing Law; Jurisdiction	45
10.5	Notices	46
10.6	Entire Agreement, Etc.	47
10.7	Assignment	47
10.8	Costs and Expenses	47
10.9	Failure to Close	48
10.10	Severability	48
10.11	No Third Party Beneficiaries	48
10.12	Israeli Regulatory Payments	49
10.13	Specific Performance	49
10.14	Survival	49
10.15	Indemnification	50
10.16	Interpretation	51

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

LIST OF ANNEXES

ANNEX A:	Form of Registration Rights Agreement

ANNEX B:	Form of Indemnification Agreement

ANNEX C:	Form of Resignation Letter

ANNEX D:	Undertaking to the Israel Innovation Authority

ANNEX E:	JV Framework Agreement

ANNEX F:	License Agreement Key Terms

ANNEX G:	Supply Agreement Key Terms

ANNEX H:	Description of Use of Proceeds

ANNEX I	Closing Certificate

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

This INVESTMENT AGREEMENT, dated as of March 6, 2018 (this “Agreement”), is by and between ReWalk Robotics Ltd., an Israeli limited company (the “Company”), and Timwell Corporation Limited, a Hong Kong corporation (the “Investor”).

RECITALS

WHEREAS, the Board of Directors of the Company (the “Board”) has (i) determined that it is in the best interests of the Company to enter into, deliver and perform this Agreement and the transactions contemplated hereby, including raising capital by means of issuance of the Purchased Shares and (ii) approved this Agreement and the transactions contemplated hereby;

WHEREAS, the Investor wishes to purchase from the Company, and the Company wishes to issue and sell to the Investor, the Purchased Shares of an aggregate amount of $20.0 million, under the terms and conditions of this Agreement;

WHEREAS, each of the parties wishes to set forth in this Agreement certain terms and conditions regarding, among other things, the Investor’s ownership of the Purchased Shares; and

WHEREAS, in conjunction with the transactions contemplated by this Agreement, the Company and the Investor (through its Affiliate, RealCan Ambrum Healthcare Industry Investment (Shenzhen) Partnership Enterprise (Limited Partnership) and certain other China Parties (as defined in the JV Framework Agreement)) intend to form a non-U.S. joint venture business, jointly owned by the Company, and the Investor and its related parties, for the purpose of technology assembly, registration, operations, sales and marketing of the Company products in the Territory (the “China JV”).

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, and intending to be legally bound, the parties agree as set forth herein.

Article I SECURITIES PURCHASE AND SALE; CLOSING

1.1 Securities Issuance. Subject to the terms and conditions of this Agreement, the Company will issue and sell to the Investor (the “Share Issuance”), and the Investor will purchase from the Company, an aggregate total of 16,000,000 Ordinary Shares for a purchase price of $1.25 per share.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

1.2 Deliverables at Each Closing.

(a) At each Closing, the Company shall deliver the following to the Investor:

(i) an electronic copy of the share certificate representing the Purchased Shares being issued at such Closing registered in the name of the Investor or a copy of an account statement issued by the Company’s transfer agent evidencing a book entry notification for such Purchased Shares in the name of the Investor;

(ii) a certificate dated the applicable Closing Date and executed by an authorized officer of the Company to the effect that each of the conditions set forth in Section 4.2 and Section 4.4(a), 4.5(a) or 4.6(a) (as applicable to each such Closing) are satisfied in all respects, and, in the case of the First Tranche Closing, with a copy to the Escrow Agent, in the agreed form attached hereto as Annex I to be executed by the Company; and

(iii) a legal opinion issued by the Israeli counsel of the Company, only at the time of the First Tranche Closing, in respect of the due incorporation, valid existence of the Company, the capacity and authority of the Company to enter into the Transaction Documents and perform its obligations thereunder, and the due and valid issuance of the Purchased Shares for all Closings.

(b) At each Closing, the Investor shall deliver to the Company a certificate dated the applicable Closing Date and executed by an authorized officer of the Investor to the effect that each of the conditions set forth in Section 4.3(a) and Section 4.3(b) are satisfied in all respects.

1.3 First Tranche Purchase and Sale.

(a) Issuance. Upon satisfaction or waiver of the conditions set forth in Sections 4.1, 4.2 and 4.3, in each case with respect to the First Tranche Closing, and Section 4.4, the Company will issue and sell to the Investor, and the Investor will purchase from the Company, 4,000,000 shares (the “First Tranche Purchase”) for the consideration specified in Section 1.3(b).

(b) Purchase Price. The purchase price for the First Tranche Purchase shall be an aggregate of $5,000,000 (the “First Tranche Purchase Price”). Concurrently with the execution of this Agreement and in any event no later than March 7, 2018, the Investor wires the First Tranche Purchase Price to an escrow account (the “Escrow Account”) held in the name of U.S. Bank National Association (the “Escrow Agent”) pursuant to that certain escrow agreement (the “Escrow Agreement”) entered into concurrently herewith.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(c) Closing.

(i) At the closing of the First Tranche Purchase (the “First Tranche Closing”), the Company shall deliver, or cause to be delivered, to the Investor:

A. A counterpart of the Registration Rights Agreement by and among the Company, the Investor and the other parties thereto in the form attached hereto as Annex A (the “Registration Rights Agreement”) duly executed by the Company and the other parties thereto;

B. A counterpart of the Indemnification Agreement between the Company and the director nominated by the Investor, in the form attached hereto as Annex B (the “Indemnification Agreement”) duly executed by the Company;

C. A copy of the resolutions of the Board whereby (i) this Agreement, the Related Agreements and the transactions contemplated hereby and thereby were duly approved and (ii) the Initial Nominee is duly appointed as a Class II director to the Board, effective as of the First Tranche Closing; and

D. Evidence that the Yaskawa Agreement has been amended in accordance with Section 5.2.

(ii) At the First Tranche Closing, the Investor shall deliver, or cause to be delivered, to the Company:

A. A Letter of Resignation with respect to the Initial Nominee in the form attached as Annex C, duly executed by the Initial Nominee;

B. A signed Undertaking to the Israel Innovation Authority, substantially in the form of Annex D attached hereto.

(iii) At the First Tranche Closing, the Company and the Investor shall, in accordance with the Escrow Agreement, cause the release of funds in the Escrow Account in the following manner: (A) the First Tranche Purchase Price shall be wired to an account designated by the Company upon the receipt of the certificate executed by an authorized officer of the Company as set out in 1.2(a)(ii) and proof of the Company Shareholder Approval for the transaction contemplated hereunder, and (B) any remaining balance standing to the credit of the Escrow Account shall be wired to an account designated by the Investor.

1.4 Second Tranche Purchase and Sale.

(a) Issuance. Upon satisfaction or waiver of the conditions set forth in Sections 4.1, 4.2 and 4.3, in each case with respect to the Second Tranche Closing, and Section 4.5, the Company will issue and sell to the Investor, and the Investor will purchase from the Company, 8,000,000 shares (the “Second Tranche Purchase”) for the consideration specified in Section 1.4(b).

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(b) Purchase Price. The purchase price for the Second Tranche Purchase shall be an aggregate of $10,000,000 (the “Second Tranche Purchase Price”).

(c) Closing. At the closing of the Second Tranche Purchase (the “Second Tranche Closing”), (i) the Investor shall deliver the Second Tranche Purchase Price to the Company by wire transfer of immediately available funds to an account designated by the Company in writing no later than three Business Days prior to the date of the Second Tranche Closing, (ii) the Company shall deliver, or cause to be delivered, to the Investor (A) the items set forth in Section 1.2(a), and (iii) the Investor shall deliver, or cause to be delivered, to the Company the items set forth in Section 1.2(b).

1.5 Third Tranche Purchase and Sale.

(a) Issuance. Upon satisfaction or waiver of the conditions set forth in Sections 4.1, 4.2 and 4.3, in each case with respect to the Third Tranche Closing, and Section 4.6, the Company will issue and sell to the Investor, and the Investor will purchase from the Company, 4,000,000 shares (the “Third Tranche Purchase”) for the consideration specified in Section 1.5(b).

(b) Purchase Price. The purchase price for the Third Tranche Purchase shall be an aggregate of $5,000,000 (the “Third Tranche Purchase Price” and, together with the First Tranche Purchase Price and the Second Tranche Purchase Price, the “Purchase Price”).

(c) Closing. At the closing of the Third Tranche Purchase (the “Third Tranche Closing”), (i) the Investor shall deliver the Third Tranche Purchase Price to the Company by wire transfer of immediately available funds to an account designated by the Company in writing no later than three Business Days prior to the date of the Third Tranche Closing, (ii) the Company shall deliver, or cause to be delivered, to the Investor the items set forth in Section 1.2(a), and (iii) the Investor shall deliver, or cause to be delivered, to the Company the items set forth in Section 1.2(b).

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Article II REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to the disclosures set forth in the disclosure schedule delivered by the Company to the Investor (the “Disclosure Schedule”) (it being agreed that disclosure of any item in any section of the Disclosure Schedule shall also be deemed disclosure with respect to any other Section of this Agreement to which the relevance of such item is reasonably apparent) concurrently with the execution of this Agreement, provided that, subject to the terms and conditions of this Agreement, the Company may update the Disclosure Schedule no later than five days prior to the First Tranche Closing, Second Tranche Closing and/or the Third Tranche Closing, provided that the Company may amend and update such updated Disclosure Schedule any time prior to the relevant Closing Date only to the extent for any matters that take place within the five days prior to the relevant Closing Date in which case the Investor may elect to extend the relevant Closing Date by no more than five days, only to the extent to reflect circumstances that may have arisen or changed between the date of this Agreement and the relevant Closing Date (it being agreed that such updates to the Disclosure Schedule shall not affect the representations and warranties made by the Company as of the execution of this Agreement or applicable First Tranche Closing, Second Tranche Closing or Third Tranche Closing), and except as otherwise disclosed in the SEC Reports (without giving effect to any amendment thereto filed on or after the date of this Agreement and excluding disclosures of non-specific risks faced by the Company included in any forward-looking statement, disclaimer, risk factor disclosure or other similarly non-specific statements that are predictive, general or forward-looking in nature), the Company represents and warrants as of the date of this Agreement, as of the date of the First Tranche Closing, and, with respect to Sections 2.1, and 2.3 to 2.8, as of the Second Tranche Closing and the Third Tranche Closing to the Investor that:

2.1 Organization and Authority.

(a) The Company has been and is a limited company duly organized and validly existing under the laws of the State of Israel. The Company is not designated as a “violating company” under the Israel Companies Law, 5759-1999 (the “Companies Law”). Each subsidiary of the Company is duly organized and validly existing under the laws of its jurisdiction of incorporation, and, to the extent that such jurisdiction recognizes the concept of good standing, is in good standing under the laws of such jurisdiction.

(b) The Company and each of its subsidiaries has the full corporate power and authority to own its properties and conduct its business as currently conducted, and, except as would not constitute a Material Adverse Effect, has been and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

2.2 Capitalization. The authorized share capital of the Company consists of 250,000,000 Ordinary Shares of which, as of the close of business on March 5, 2018, 30,006,575 shares were issued and outstanding. As of the close of business on March 5, 2018, the Company had (i) outstanding options to purchase 1,343,695 Ordinary Shares, unvested restricted share units with respect to 571,659 Ordinary Shares, and an additional 2,415,942 Ordinary Shares reserved for grants under compensatory equity plans of the Company or a subsidiary of the Company in effect as of the date hereof (the “Company Share Plans”), (ii) outstanding and unexercised warrants with respect to 3,008,316 Ordinary Shares and (iii) 2,523,660 Ordinary Shares issuable upon conversion of a convertible note. The outstanding Ordinary Shares have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights, the Company’s articles of association, or any applicable laws). Except as set forth above or pursuant to the Transaction Documents, there are no (A) shares of capital stock or other equity interests or voting securities of the Company authorized, reserved for issuance, issued or outstanding, (B) options, warrants, calls, preemptive rights, subscription or other rights, instruments, agreements, arrangements or commitments of any character, obligating the Company or any of its subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interest or voting security in the Company or any securities or instruments convertible into or exchangeable for such shares of capital stock or other equity interests or voting securities, or obligating the Company or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, preemptive right, subscription or other right, instrument, agreement, arrangement or commitment, (C) outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any capital stock or other equity interest or voting securities of the Company, (D) issued or outstanding performance awards, units, rights to receive any capital stock or other equity interest or voting securities of the Company on a deferred basis, or rights to purchase or receive any capital stock or equity interest or voting securities issued or granted by the Company to any current or former director, officer, employee or consultant of the Company, or other rights that give the holder thereof any economic interest of a nature accruing to the holders of the Ordinary Shares, or (E) bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of the Ordinary Shares may vote. No subsidiary of the Company owns any shares of capital stock or other equity interest or voting securities of the Company. There are no voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party with respect to the voting of the capital stock or other equity interest or voting securities of the Company.

2.3 Authorization, Enforceability; Consents.

(a) The Company has the full power and authority to execute and deliver this Agreement and the other Transaction Documents, to consummate the transactions contemplated hereby and thereby, and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate (or analogous) action, except for the Company Shareholder Approval, on the part of the Company and its shareholders, and no further approval or authorization is required on the part of the Company or its shareholders. This Agreement and the other Transaction Documents, assuming the due authorization, execution and delivery by the other parties hereto and thereto, are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity (“Bankruptcy Exceptions”).

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(b) The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby and compliance by the Company with any of the provisions hereof and thereof, will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions or provisions of (x) the articles of association or equivalent constituent documents of the Company or any of its subsidiaries, or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries may be bound, or to which the Company or any of its subsidiaries or any of the properties or assets of the Company or any of its subsidiaries is subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any law, statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any of its subsidiaries or any of their respective properties or assets except, in the case of clauses (A)(y) and (B), for those occurrences that would not constitute a Material Adverse Effect.

(c) Other than (A) such notices, filings, exemptions, reviews, authorizations, consents or approvals as have been made or obtained as of the date hereof, and (B) notices, filings, exemptions, reviews, authorizations, consents or approvals as may be required under, and other applicable requirements of (1) the Exchange Act, (2) the Securities Act, (3) The NASDAQ Stock Market, LLC (“NASDAQ”), (4) the Israeli Encouragement of Research, Development and Technological Innovation in the Industry Law, 5744-1984 (as amended, and all rules and regulations promulgated thereunder), (5) the Companies Law, or (6) the Bank of Israel, no notice to, filing with, exemption or review by, or authorization, consent or approval of (x) any federal, national, state, local, municipal, international or multinational government or political subdivision thereof, governmental department, commission, board, bureau, agency, taxing or regulatory authority, judicial or administrative body, official, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign, arbitrator or SRO (each, a “Governmental Entity”), or (y) any third party pursuant to the agreements, indenture or instrument to which the Company or any of its subsidiaries is a party, is required to be made or obtained by the Company or any of its subsidiaries in connection with the consummation by the Company of the Share Issuance and the other transactions contemplated hereby and by the other Transaction Documents, except for any such notices, filings, exemptions, reviews, authorization, consents or approvals the failure of which to make or obtain would not reasonably be expected to have a Material Adverse Effect on the Company’s ability to consummate the transactions contemplated by this Agreement and the Transaction Documents.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

2.4 The Purchased Shares. The Purchased Shares have been duly authorized and reserved for issuance and will be validly issued, fully paid and non-assessable, and free and clear of any Encumbrances, other than liens or encumbrances created by the Transaction Documents or created by or at the direction of the Investor or any of its Affiliates.

2.5 SEC Reports.

(a) Since January 1, 2016, the Company has complied in all material respects with the filing requirements of Sections 13(a), 14(a) and 15(d) of the Exchange Act, and, as applicable, of the Securities Act.

(b) The SEC Reports, when they became effective or were filed with or furnished to the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the Commission promulgated thereunder and none of such documents, when they became effective or were filed with or furnished to the Commission, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(c) The financial statements of the Company on a consolidated basis for each of the periods included (or incorporated by reference) in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with Generally Applicable Accounting Principles in the United States (“US GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto. Such financial statements fairly present in all material respects, in accordance with US GAAP, the financial condition, cash flows and results of operations of the Company on a consolidated basis as of the dates and for the periods indicated therein. Except as set forth in such financial statements, neither the Company nor its subsidiaries has any material liabilities other than liabilities and obligations that have arisen in the ordinary course of business and which would not be required to be reflected in financial statements prepared in accordance with US GAAP.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

2.6 Brokers; Fees and Expenses. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement or the other Transaction Documents based upon arrangements made by or on behalf of the Company.

2.7 No Integrated Offering. None of the Company, any of its Affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Purchased Shares under the Securities Act, whether through integration with prior offerings or otherwise.

2.8 Off-Balance Sheet Arrangements. There are no unconsolidated subsidiaries of the Company or any off-balance sheet arrangements of any type (including any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act) that have not been so described in the SEC Reports or the financial statements of the Company included in the SEC Reports nor any obligations to enter into any such arrangements.

2.9 Internal Controls and Procedures. The Company has established and maintains disclosure controls and procedures as such terms are defined in, and required by, Rule 13a-15 or Rule 15d-15 under the Exchange Act. Such disclosure controls and procedures are effective to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Commission. The Company maintains a system of internal controls over financial reporting sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations and (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP. The Company’s management has completed an assessment of the effectiveness of the Company’s system of internal controls over financial reporting for the fiscal years ended December 31, 2016 and 2017 in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, and such assessment concluded that such controls were effective.

2.10 Absence of Changes. Since September 30, 2017, the Company and its subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business consistent with past practice or its business expansion plans as disclosed in the SEC Reports and there has not been:

(a) any Material Adverse Effect;

(b) (i) any declaration, setting aside or payment of any dividend or other distribution with respect to any share capital of the Company or any of its subsidiaries (except for dividends or other distributions by any subsidiary to the Company or to any of the Company’s wholly owned Subsidiaries or (ii) any redemption, repurchase or other acquisition of any share capital of the Company or any of its subsidiaries;

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(c) any material change in any method of accounting or accounting practice by the Company or any of its subsidiaries;

(d) any making or revocation of any material Tax election, any settlement or compromise of any material Tax liability, or any change (or request to any taxing authority to change) in any material respect of the method of accounting of the Company or any of its subsidiaries for Tax purposes;

(e) any amendment to the Company’s articles of association;

(f) any incurrence of material Indebtedness for borrowed money or any guarantee of such Indebtedness for another Person or any issue or sale of debt securities, warrants or other rights to acquire any debt security of the Company or any of its subsidiaries;

(g) any adoption of resolution to approve or petition or similar proceeding or order in relation to a plan of complete or partial liquidation, dissolution, scheme of arrangement, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries;

(h) any receiver, trustee, administrator or other similar Person appointed in relation to the affairs of the Company or its property or any part thereof; or

(i) any agreement to carry out any of the foregoing.

2.11 Contracts. Each indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character that is required to be filed, described or summarized by the Company under the Securities Act, the Exchange Act and the rules and regulations of the Commission promulgated thereunder (collectively, the “Material Contracts”) is valid and in full force and effect and will continue to be so immediately after the First Tranche Closing. Neither the Company nor any of its subsidiaries has violated or breached, or committed any default under, any Material Contract in any material respect, and, to the Company’s knowledge, no other Person has violated or breached, or committed any default under any Material Contract in any material respect. To the Company’s knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both) will, or would reasonably be expected to: (A) result in a material violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract or (D) give any Person the right to cancel, terminate or modify any Material Contract.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

2.12 Litigation. Neither the Company nor any of its subsidiaries, nor any of their directors or officers, is a party to any, and there are no pending or, to the Company’s knowledge, threatened, (i) legal, administrative, arbitral or other claims, suits, actions or proceedings or governmental or regulatory investigations (“Proceedings”) of any nature against the Company or any of its subsidiaries or (ii) any Proceedings to which any of their interests or material properties or assets is subject, except in the case of (i) or (ii) for any Proceedings which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) any Proceedings that seek to restrain or enjoin the consummation of the transactions contemplated by the Transaction Documents. There is no judgment, order, injunction or decree (“Judgment”) outstanding against Company, any of its subsidiaries, any of their equity interests, material properties or assets, or any of their directors and officers (in their capacity as directors and officers), except for any Judgment which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

2.13 Compliance with Applicable Laws; Permits.

(a) The Company and each of its subsidiaries have conducted their businesses in compliance with all applicable laws (including any applicable antitrust or competition laws) and applicable requirements of the NASDAQ in all material respects.

(b) The Company and each of its subsidiaries have all material permits, licenses, authorizations, consents, orders and approvals of, and have made all material filings, applications and registrations with, any Governmental Entities that would be reasonably expected to be required in order to carry on their business as presently conducted, and all such material permits, licenses, authorizations, consents, orders and approvals are in full force and effect and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened, and all such filings, applications and registrations are current.

(c) The Company is not in violation of any listing requirements of the NASDAQ.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

2.14 Intellectual Property.

(a) Schedule 2.14(a) sets forth a complete and accurate list of each item of material Registered Intellectual Property owned by the Company or its subsidiaries (collectively, the “Company Registered Intellectual Property”). The Company and its subsidiaries own or possess adequate and sufficient rights or licenses to use all Intellectual Property necessary for the conduct of their businesses as currently conducted, provided, however, that this sentence shall not constitute (nor be deemed to constitute) a representation or warranty regarding the infringement or violation of Intellectual Property rights of any third party, which are exclusively addressed below. To the knowledge of the Company, there are no infringements or other violations of any Intellectual Property owned by the Company or any of its subsidiaries by any third party, except for such infringements and violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no product or service marketed or sold (or proposed to be marketed or sold) by the Company, nor the conduct of the business of the Company and its subsidiaries as currently conducted, infringes or otherwise violates any Intellectual Property rights of any third party. There is no Proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary: (i) alleging any such infringement or other violation of any third party’s Intellectual Property rights; or (ii) challenging the Company’s or any subsidiary’s ownership or use of, or the validity or enforceability of any material Intellectual Property owned by the Company or its subsidiaries, excluding any office action or other form of preliminary or final refusal of registration in the ordinary course of business.

(b) Schedule 2.14(b) sets forth a complete and accurate list of all Encumbrance on any Company Registered Intellectual Property and except for the Encumbrance listed thereunder, all Company Registered Intellectual Property is owned by the Company or its subsidiaries, free and clear of Encumbrances of any nature (other than nonexclusive licenses granted by the Company in the ordinary course of business). All Company Registered Intellectual Property is subsisting and to the knowledge of the Company, valid and enforceable, and not subject to any outstanding Judgment materially and adversely affecting the Company use thereof or rights thereto or that would materially impair the validity or enforceability thereof.

(c) The Company and its subsidiaries have taken commercially reasonable measures to protect the secrecy of all of their material trade secrets and there has been no unauthorized disclosure of any material data or information which, but for any such unauthorized disclosure, the Company would consider to be a material trade secret owned by the Company or any of its subsidiaries.

(d) Each employee of the Company or any of its subsidiaries in research and development function who have developed any material Intellectual Property for the Company or any of its subsidiaries have signed an assignment or similar agreement with or otherwise have a binding legal obligation to the Company or its subsidiaries confirming the Company’s or its subsidiaries’ ownership or, in the alternate, transferring and assigning to the Company or its subsidiary all right, title and interest in and to such programs, modifications, enhancements or other inventions including copyright and other Intellectual Property rights therein (or all such right, title and interest vest in the Company or its subsidiaries by operation of law). Without prejudice to the generality of the foregoing, each employee of the Company and its subsidiaries has signed a valid and enforceable agreement containing confidentiality provisions protecting confidential information related to such Intellectual Property. To the knowledge of the Company, no employee of the Company and its subsidiaries is in material violation of any term of any patent or invention disclosure agreement or any patent or invention disclosure provisions in any employment agreement or other contract or agreement.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(e) Other than the Government Grants (as such term is defined under Section 2.14(f) below), no (i) government funding, (ii) facilities of a university, college, other educational institution or research center or (iii) funding from any Person (other than funds received in consideration for shares of Company Capital Stock) was used in the development of the Company Owned IP. To the knowledge of the Company, no current or former employee, consultant or independent contractor who was involved in, or who contributed to, the creation or development of any Company Owned IP, has performed services for any government, including the Israeli Ministry of Defense and the Israel Defense Forces, university, college or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for the Company.

(f) Section 2.14(f) of the Disclosure Letter provides a true and complete list of all pending and outstanding grants, incentives, exemptions and subsidies from the Government of the State of Israel or any Governmental Entity thereof, including the Israel Innovation Authority ("OCS") and the BIRD Foundation, or from any non-Israeli Governmental Entity, granted to (or transferred to, assigned to or purchased by) the Company or any of its Subsidiaries (collectively, “Government Grants”). The Company has made available to Investor true and correct copies of all documents evidencing Government Grants and of all letters of approval, certificates of completion, and supplements and amendments thereto and all material correspondence related thereto. Section 2.14(f) of the Disclosure Letter sets forth: (i) all material undertakings of the Company given in connection with the Government Grants; (ii) the aggregate amount of each Government Grant indicating OCS projects and files; (iii) the aggregate outstanding obligations of the Company under each Government Grant with respect to royalties or other payments; and (iv) the outstanding amounts to be paid by any Governmental Entity to the Company under the Government Grants, if any; and (v) the product or product families that relate to OCS grants as currently understood by the Company. The Company is in compliance, in all material respects, with the terms and conditions of all Government Grants and has duly fulfilled, in all material respects, all the undertakings required to be fulfilled thereby prior to the date hereof. To the Company’s Knowledge, there is no event or other set of circumstances which would reasonably be expected to lead to the revocation or material modification of any of the Government Grants.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

2.15 Labor and Employment Matters

(a) Neither the Company nor any of its subsidiaries is a party to or bound by any collective bargaining agreement or other labor union contract applicable to Persons employed by the Company or any of its subsidiaries as of the date hereof. There are no unfair labor practice complaints pending, or to the knowledge of the Company, threatened, against the Company or any of its subsidiaries before any Governmental Entity. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company or its subsidiaries (i) is in compliance with all applicable Laws relating to employment and employment practices, (ii) has withheld and paid in full to the appropriate Governmental Entity, or is holding for payment not yet due to such Governmental Entity, all amounts required to be withheld from or paid with respect to the Company’s employees, and (iii) is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. There is no material claim with respect to payment of wages, salary, overtime pay, withholding individual income taxes, social security fund or housing fund that has been asserted and is now pending or, to the knowledge of the Company, threatened before any Governmental Entity, with respect to any Persons currently or formerly employed by the Company or any of its subsidiaries. There is no Proceeding with respect to a material violation of any occupational safety or health standards that has been asserted or is now pending or, to the knowledge of the Company, threatened with respect to the Company or any of its subsidiaries. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the extent applicable, the Company: (i) is currently and has at all times been in compliance in all material respects with all Applicable Law, Contracts and Orders relating to labor, employment, discrimination, wages and hours, labor relations, leaves of absence, work breaks, classification of employees, occupational health and safety, privacy, harassment, retaliation, immigration, wrongful discharge or violation of the personal rights of Relevant Service Providers or prospective employees, including, without limitation, the Advance Notice for Dismissal and Resignation Law, 2001, the Notification to an Employee (Terms of Employment) Law, 2002, the Prevention of Sexual Harassment Law, 1998, the Hours of Work and Rest Law, 1951, the Annual Leave Law, 1951, The Salary Protection Law, 1958, the Employment by Human Resources Contractors Law, 1996 and Increased Enforcement of Labor Legislation Law, 2011; (ii) has withheld and reported all amounts required by any Legal Requirement or Contract to be withheld and reported with respect to wages, salaries and other payments or compensation to any Relevant Service Provider (including deduction from salaries for income Tax according to the Israeli Income Tax Ordinance [New Version], 1961 ("ITO"), for national insurance payments according to the National Insurance Law [Consolidated Version], 1995, for health insurance according to the National Health Insurance Law, 1994, transfers to managers insurance, pension or provident fund, life insurance, incapacity insurance, education fund or other similar funds and/or required deductions in connection with vehicle lease programs); (iii) has no Liability for any arrears (other than routine payments to be timely made on a monthly basis in the normal course of business and consistent with past practice) of wages or any Taxes, social security contributions or any penalty for failure to comply with any of the foregoing; and (iv) has no Liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for any Relevant Service Provider (other than routine payments to be timely made on a monthly basis in the normal course of business and consistent with past practice).

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(b) Each Company Share Plan is in compliance in all material respects with its terms and the requirements of all applicable laws. No Proceeding is now pending or, to the knowledge of the Company, threatened with respect to any Company Share Plan (other than claims for benefits in the ordinary course). All employer and employee contributions to each Company Share Plan required by applicable Laws or by the terms of such Company Share Plan have been made, or, if applicable, accrued in accordance with normal accounting practices and in compliance in all material respects with its terms and the requirements of all applicable Laws. Each Company Share Plan required to be registered has been registered and has been maintained in good standing with applicable Governmental Entities.

2.16 Title to Real Property and Tangible Assets

(a) Each of the Company and its subsidiaries has good and marketable title to, or a legal and valid right to use, all real property and tangible assets that it purports to own (including as reflected in its balance sheet) or that it uses, free and clear of any and all Encumbrances, except for any defects in title or right or any Encumbrances that would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect.

(b) Except as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect, (i) all current leases and subleases of property and assets entered into by the Company or any of its subsidiaries are in full force and effect, valid and effective in accordance with their terms, (ii) each of the Company and its subsidiaries is in compliance with such leases and subleases, and (iii) the Company or such subsidiary, as applicable, holds valid leasehold interests in the leased or subleased property and assets subject thereto, free of any and all Encumbrances. Neither the Company nor any of its subsidiaries owns, holds, is obligated under or is a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

2.17 Tax Status. The Company and each of its subsidiaries (a) has filed (or has caused to be filed) in a timely manner (within any applicable extension periods) and in the appropriate jurisdictions all material foreign, federal and state income and all other material tax returns, reports, information statements and other documentation (including any additional or supporting materials) (“Returns”) required to be filed in connection with the calculation, determination, assessment or collection of any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties, governmental fees and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), including, without limitation, taxes imposed on, or measured by, income, franchise, profits, gross income or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, stock transfer, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, environmental, transfer and gains taxes and customs duties (each a “Tax”), including any amended Returns required as a result of examination adjustments made by any Governmental Entity responsible for the imposition of any Tax, and such Returns are true, correct and complete in all material respects, and (b) has paid all Taxes and other governmental assessments and charges that are material in amount, shown as due on such Returns, except those amounts being contested in good faith, or that are properly accrued or provisioned on the books of the Company. Neither the Company nor any of its subsidiaries has received written notice regarding unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction. No Returns filed by or on behalf of the Company or any of its subsidiaries with respect to Taxes are, to the knowledge of the Company or any of its subsidiaries, currently being audited or examined by the taxing authority of any jurisdiction. Neither the Company nor any of its subsidiaries has received written notice of any such audit or examination. The representations and warranties in Section 2.15(a) and this Section 2.17 are the sole and exclusive representations and warranties of the Company and its subsidiaries concerning Tax matters.

(a) All related party transactions involving the Company are in compliance with applicable transfer pricing laws and regulations, are at arm’s length and are documented and reported, in each case in accordance with Applicable Law (including Section 85A of the ITO and the rules and regulations promulgated thereunder).

(b) The Company does not have a permanent establishment or other taxable presence (as determined pursuant to an applicable tax treaty or applicable foreign Law) in any country other than the country of its formation. There have been no discussions between the Company, on the one hand, and a tax authority, on the other hand, pertaining to, and no written claim has ever been made by a tax authority in a jurisdiction in which the Company does not file tax returns, that the Company is subject to Tax in such jurisdiction.

(c) The Company is duly registered for the purposes of Israeli value added tax (“VAT”) and has complied in all material respects with all requirements concerning value added taxes. There are no circumstances by reason of which there might not be an entitlement to full credit of all VAT chargeable or paid on inputs, supplies, and other transactions and imports made by the Company; The Company (i) has collected and timely remitted to the relevant tax authority all material output VAT which it is required to collect and remit under any Applicable Law; and (ii) has not refunded or deducted any material amount of value added tax that it was not so entitled to deduct or refund.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(d) The Company has not undertaken any transaction that required or will require special reporting in accordance with Sections 131D, 131E and 131(g) of the ITO and the Israeli Income Tax Regulations (Tax Planning Requiring Reporting), 2006.

(e) The Company is in compliance, in all material respects, with all terms and conditions of any tax exemptions, tax holiday or other tax reduction agreements, approvals or orders of any Taxing Authority.

(f) The Company is not and has never been a real property corporation (Igud Mekarke’in) within the meaning Section 1 of the Israeli Land Taxation Law (Appreciation and Acquisition), 5723-1963.

2.18 Exclusive Representations and Warranties . Except for the representation and warranties contained in Article II, neither the Company, nor any other Person on its behalf makes any express or implied representation or warranty with respect to the Company or the transactions contemplated by this Agreement or the Transaction Documents, and the Company disclaims any other representations or warranties, express or implied, whether made by the Company or any other Person.

Article III REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby represents and warrants as of the date of this Agreement, as of the date of the First Tranche Closing, and, with respect to Sections 3.1 to 3.4, 3.6 and 3.7, as of the Second Tranche Closing and the Third Tranche Closing to the Company that:

3.1 Organization. The Investor has been duly incorporated and is validly existing under the laws of the jurisdiction of its formation with the corporate power and authority to own its properties and conduct its business in all material respects as currently conducted.

3.2 Authorization, Enforceability; Consents.

(a) The Investor has the corporate or analogous power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and thereby, and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Investor of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or analogous action on its part, and no further approval or authorization is required on its part. This Agreement and the other Transaction Documents, assuming the due authorization, execution and delivery by the other parties hereto and thereto, are valid and binding obligations of the Investor enforceable against it, in accordance with their respective terms, except as the same may be limited by Bankruptcy Exceptions.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(b) The execution, delivery and performance by the Investor, of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby and compliance by it, with any of the provisions hereof and thereof, will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Encumbrance upon any of its properties or assets under any of the terms, conditions or provisions of (x) its organizational documents, or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which it, is a party or by which it, may be bound, or to which it, or any of its, properties or assets is subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to it, or any of its, properties or assets except, in the case of clauses (A)(y) and (B), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have, a material adverse effect on the ability of the Investor to complete the transactions contemplated by the Transaction Documents or to perform its obligations under the Transaction Documents.

(c) Other than (A) such notices, filings, exemptions, reviews, authorizations, consents or approvals as have been made or obtained as of the date hereof, (B) notices, filings, exemptions, reviews, authorizations, consents or approvals as may be required under, and other applicable requirements of (1) the Exchange Act and (2) the Securities Act, and (C) notices, filings, exemptions, reviews, authorizations, consents or approvals as may be required, and other applicable requirements, in each case in connection with the formation of the China JV, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by it in connection with the consummation by the Investor of the Share Issuance and the other transactions contemplated hereby and by the other Transaction Documents, except for any such notices, filings, exemptions, reviews, authorizations, consent and approvals the failure of which to make or obtain have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Investor to complete the transactions contemplated by the Transaction Documents or to perform its obligations.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

3.3 Experience; Accredited Investor. (i) The Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Purchased Shares; (ii) the Investor is acquiring the Purchased Shares in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Purchased Shares and does not have any current arrangement or understanding with any other Persons regarding the distribution of such securities (this representation and warranty not limiting the Investor’s right to sell or distribute in compliance with the Securities Act and the rules and regulations thereunder); and (iii) the Investor is either (A) an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act or (B) not a “U.S. person” within the meaning of Regulation S under the Securities Act.

3.4 Exemption from Registration. The Investor understands that the Purchased Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the rules and regulations thereunder and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Purchased Shares. Without derogating from the restrictions contained in Section 6.5, the Investor understands that the Purchased Shares may not be offered or sold within the United States or to, or for the account or benefit of U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

3.5 Ownership. Other than pursuant to this Agreement and the other Transaction Documents, the Investor does not hold, alone or together with any Person, any Ordinary Shares, any options or warrants or depositary receipts evidencing Ordinary Shares or any other rights to acquire Ordinary Shares or any securities exchangeable or exercisable for or convertible into Ordinary Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Ordinary Shares, or has any agreements or understanding with any third party to such effect. The Investor has not entered into any transaction or any contract that transfers or purports to transfer, in whole or in part, any of the economic consequences of ownership of Ordinary Shares to it except for such transfers or purported transfers that are permitted under the Transaction Documents.

3.6 Brokers; Fees and Expenses. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement or the other Transaction Documents based upon arrangements made by or on behalf of the Investor.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

3.7 Exclusive Representations and Warranties. Except for the representation and warranties contained in Article II, neither the Investor, nor any other Person on its behalf makes any express or implied representation or warranty with respect to the Investor or the transactions contemplated by this Agreement or the Transaction Documents, and the Investor disclaims any other representations or warranties, express or implied, whether made by the Investor or any other Person.

Article IV CONDITIONS TO CLOSING

4.1 Conditions to the Obligations of the Company and the Investor. The respective obligations of the Company and the Investor hereunder to consummate each Closing are subject to fulfillment, prior to or at each Closing, of the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by either the Company or the Investor in writing with respect to fulfillment of conditions to its own obligations to the extent permitted by applicable Law):

(a) No Legal Restraint shall be in effect preventing the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

4.2 Conditions to the Obligations of the Investor. The obligations of the Investor hereunder to consummate each Closing are subject to fulfillment, prior to or at such Closing, of the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by the Investor in writing):

(a) The Company shall have performed and complied in all material respects with all the terms, provisions and conditions of this Agreement to be complied with and performed by the Company at or before such Closing.

(b) Since the date of this Agreement, there has been no event or occurrence that would have a Material Adverse Effect.

4.3 Conditions to the Obligations of the Company. The obligations of the Company hereunder to consummate each Closing are subject to fulfillment, prior to or at such Closing, of the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by the Company in writing):

(a) Each of the representations and warranties of the Investor to be made on the relevant Closing Date shall be true and correct in all material respects on and as of the relevant Closing Date as if made as of such Closing Date (other than representations and warranties made as of a specified date, which shall be true and correct as of the date so specified).

(b) The Investor shall have performed and complied in all material respects with all the terms, provisions and conditions of this Agreement to be complied with and performed by the Investor at or before such Closing.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

4.4 Conditions to the First Tranche Closing. All of the respective obligations of the Company and the Investor hereunder to consummate the First Tranche Closing are subject to fulfillment, prior to or at the First Tranche Closing, of the following condition (compliance with which or the occurrence of which may be waived in whole or in part by either the Company or the Investor in writing with respect to fulfillment of conditions to its own obligations to the extent permitted by applicable Law):

(a) Each of the representations and warranties of the Company shall be true and correct in all material respects as of the First Tranche Closing as if made as of such First Tranche Closing other than (i) those representations and warranties qualified by materiality or Material Adverse Effect which shall be true and correct in all respects, (ii) de minimis inaccuracies in the case of Section 2.2, and (iii) those representations and warranties made as of a specified date, which shall be true and correct as of the date specified.

(b) At or prior to (i) the date that is 90 days after the date of this Agreement, or (ii) if the Company receives notification from the Commission that it will review the Proxy Statement, then 135 days after the date of this Agreement, the Company Shareholder Approval shall have been obtained.

4.5 Conditions to the Second Tranche Closing. All of the respective obligations of the Company and the Investor hereunder to consummate the Second Tranche Closing are subject to fulfillment, prior to or at the Second Tranche Closing, of the following condition (compliance with which or the occurrence of which may be waived in whole or in part by either the Company or the Investor in writing with respect to fulfillment of conditions to its own obligations to the extent permitted by applicable Law):

(a) Each of the representations and warranties of the Company set forth in Sections 2.1, and 2.3 to 2.8 shall be true and correct in all material respects as of the Second Tranche Closing as if made as of such Second Tranche Closing other than (i) those representations and warranties qualified by materiality or Material Adverse Effect which shall be true and correct in all respects, and (ii) those representations and warranties made as of a specified date, which shall be true and correct as of the date specified.

(b) At or prior to July 1, 2018, the Company and the Investor (through its Affiliate, RealCan Ambrum Healthcare Industry Investment (Shenzhen) Partnership Enterprise (Limited Partnership), the China Parties (as defined in the JV Framework Agreement), and its other designated parties as agreed to by the Company and as determined in the JV Framework Agreement), shall have (i) formed the China JV and (ii) executed the License Agreement and the Supply Agreement with terms and conditions in consistency with the License Agreement Key Terms attached here to as Annex F and Supply Agreement Key Terms attached hereto as Annex G.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

4.6 Conditions to the Third Tranche Closing. All of the respective obligations of the Company and the Investor hereunder to consummate the Third Tranche Closing are subject to fulfillment, prior to or at the Third Tranche Closing, of the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by either the Company or the Investor in writing with respect to fulfillment of conditions to its own obligations to the extent permitted by applicable Law):

(a) Each of the representations and warranties of the Company set forth in Sections 2.1, and 2.3 to 2.8 shall be true and correct in all material respects as of the Third Tranche Closing as if made as of such Third Tranche Closing other than (i) those representations and warranties qualified by materiality or Material Adverse Effect which shall be true and correct in all respects, and (ii) those representations and warranties made as of a specified date, which shall be true and correct as of the date specified.

(b) At or prior to December 31, 2018, (i) the Company shall have provided to the China JV all documentation reasonably necessary for production, component supply access, work instructions, know how and use of know how, training, and defined quality system requirements which is necessary for the local production of Restore Stroke rehabilitation products and (ii) a China based manufacturer or agent defined by the China JV shall have successfully produced the Restore Stroke rehabilitation design to the quality requirements defined by the Company; provided, that, if the Third Tranche Closing has not occurred due to a delay in resourcing or establishing the production site, the Third Tranche Closing may be delayed to a date no later than April 1, 2019.

4.7 Frustration of Closing Conditions. Neither the Company nor the Investor may rely on the failure of any condition set forth in this Article IV to be satisfied if such failure was caused by (i) such party’s failure to act in good faith or to use its reasonable best efforts to cause each Closing to occur, or (ii) such party’s own representations and warranties not being true and correct.

Article V AGREEMENTS OF THE COMPANY

5.1 Proxy Statement; Shareholders’ Meeting.

(a) The Company shall use its reasonable best efforts to obtain the approval of its shareholders of this Agreement and the transactions contemplated hereby in accordance with the requirements of NASDAQ Listing Rule 5635(b) and the Companies Law (the “Company Shareholder Approval”) as soon as reasonably practicable after the date hereof.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(b) Without limiting the generality of the foregoing, the Company agrees to (i) as soon as possible after the date of execution of this Agreement and in any event within seven Business Days after the execution of this Agreement, prepare and cause to be filed with the Commission a proxy statement (together with any amendments or supplements thereto, the “Proxy Statement”) to be sent to the Company’s shareholders in connection with a special meeting of holders of the Company’s Ordinary Shares (the “Company Special Meeting”), to be held for the purpose of seeking the Company Shareholder Approval described herein and for such other purposes within the sole discretion of the Company, (ii) call and hold the Company Special Meeting as soon as reasonably practicable and in any event no later than the date that is 90 days after the date hereof, in compliance with applicable law, the Company’s articles of association and the NASDAQ Marketplace Rules; provided, that if the Company receives notification from the Commission that it will review the Proxy Statement, such date shall be automatically extended by an additional 45 days without the requirement of any action by the Company or the Investor and (iii) use its reasonable best efforts to obtain the Company Shareholder Approval at the Company Special Meeting. The Company shall use its reasonable best efforts to respond as reasonably promptly as practicable to any comments from the Commission with respect to the Proxy Statement, and the Investor will cooperate in connection therewith. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the Commission with respect thereto, the Company (i) shall provide the Investor an opportunity to review and comment on the Proxy Statement or response (including the proposed final version of the Proxy Statement or response) and (ii) shall consider in good faith all comments reasonably proposed by the Investor. The Company shall, through the Board, recommend to its shareholders that they give the Company Shareholder Approval and shall include such recommendation in the Proxy Statement.

(c) The Investor agrees to furnish all information concerning itself and its Affiliates to the Company and provide such other assistance as may be reasonably requested by the Company, in each case, in connection with the preparation, filing and distribution of the Proxy Statement.

5.2 Agreement with Yaskawa. The Company shall amend its Exclusive Distribution Agreement entered into between Argo Medical Technologies, Ltd., the Company’s prior name, and Yaskawa Electric Corporation on September 24, 2013 (the “Yaskawa Agreement”) so as to terminate the distribution rights granted to Yaskawa Electric Corporation (or any of its Affiliates including Yaskawa Europe Technology Ltd., if applicable) in China (including Hong Kong and Macau) on or prior to the First Tranche Closing.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Article VI ADDITIONAL AGREEMENTS

6.1 Further Assurances. Each the Company and the Investor shall use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated by this Agreement on a timely basis, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of such transactions, and will cooperate and consult with the other and use its reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits of, or any exemption by, all Governmental Entity, necessary or advisable to consummate the transactions contemplated by this Agreement. During the period from the date of this Agreement through each Closing Date, except as required by applicable laws or with the prior written consent of the other party, neither party will take any action which, or fail to take any action the failure of which to be taken, would, or would reasonably be expected to (a) result in any of the representations and warranties set forth in Article II or III on the part of the party taking or failing to take such action being or becoming untrue or incorrect, (b) result in any conditions set forth in Article IV not to be satisfied, or (c) result in any material violation of any provision of this Agreement. After each Closing Date, each party shall execute and deliver such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement such transactions or to evidence such events or matters.

6.2 Reservation of Shares. The Company shall maintain a reserve from its duly authorized but unissued share capital, sufficient Ordinary Shares to enable the Company to comply with its obligations to issue the Purchased Shares.

6.3 Information and Inspection Rights.

(a) The Company shall permit, and shall cause each of its subsidiaries to permit, the Investor, its respective representatives or any independent auditor or legal counsel appointed by the Investor, during normal business hours following reasonable notice by the Investor to the Company, to (i) visit and inspect any of the properties of the Company or any of its subsidiaries, (ii) examine the books of account and records of the Company or any of its subsidiaries, and (iii) discuss the affairs, finances and accounts of the Company or any of its subsidiaries with the directors, officers, and management employees of the Company or any of its subsidiaries.

(b) Nothing contained in Section 6.3(a) will require the Company to take any action that would, after consultation with counsel, constitute a waiver of the attorney-client or similar privilege or violate customary confidentiality obligations owing to third parties; provided that if any information is withheld by the Company or its subsidiaries pursuant to the foregoing, the Company will (i) inform the Investor as to the general nature of what is being withheld, (ii) to the extent permissible under applicable laws and in a manner that is same as other directors of the Company, provide such information to the Investor Nominee who then serves as a member of the Board, provided that such Investor Nominee shall be bound by the same confidentiality obligation as are applicable to the other members of the Board, and (iii) use its commercially reasonable efforts to accommodate any request from the Investor for information pursuant to this Section 6.3(a) in a manner that does not result in such a waiver or violation.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(c) The parties recognize and acknowledge the competitive value and confidential nature of the Confidential Information and the damage that could result to a Disclosing Party if any information contained therein is disclosed to a third party. Each party hereby agrees that it and its Representatives shall not use the Confidential Information other than for the purposes of this Agreement, and shall keep the Confidential Information confidential and that it and its Representatives will not disclose any of the Confidential Information in any manner whatsoever, except for (i) disclosure of the Confidential Information to which the Disclosing Party gives its prior written consent; (ii) disclosure to the Receiving Party’s Representatives who need to know such information in connection with the performance of the Receiving Party’s obligations under this Agreement; (iii) disclosure required by applicable laws, provided that the party required to make such disclosure shall, to the extent legally permissible and practicable, provide the other party the opportunity to review and comment such disclosure; and (iv) to the extent required by a certain Exclusive License Agreement (“Exclusive License Agreement”), dated as of May 16, 2016, by and between Harvard and the Company, disclosure by the Company to employees and representatives of the President and Fellows of Harvard College (“Harvard”) of Confidential Information relating to the transactions contemplated by this Investment Agreement or the other Transaction Documents solely in response to Harvard’s inquiries and/or in connection with discussions regarding Harvard’s rights under such Exclusive License Agreement. In any event, each party agrees to undertake reasonable precautions to safeguard and protect the confidentiality of the Confidential Information, including, by cooperating with the Disclosing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment be accorded to the Confidential Information, to accept responsibility for any breach of this Section 6.3 by it or any of its Representatives, and to take reasonable measures to restrain itself and its Representatives from prohibited or unauthorized disclosure or uses of the Confidential Information. The parties hereto agree and acknowledge that monetary damages would not be an adequate remedy for any breach of this Section 6.3 and that each Disclosing Party shall be entitled to equitable relief, including, without limitation, injunction and , as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Section 6.3 but shall be in addition to all other remedies available at law or in equity. Each party further agrees to waive any requirements for the securing or posting of any bond in connection with such remedy.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

6.4 Legend. The Investor agrees that all certificates or other instruments representing the Purchased Shares shall bear a legend substantially to the following effect:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND HAVE NOT BEEN REGISTERED WITH THE SECURITIES AUTHORITIES OF ANY STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE OR OTHER JURISDICTION SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

IN ADDITION, THESE SECURITIES ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER PURSUANT TO AN INVESTMENT AGREEMENT, DATED MARCH 6, 2018, BETWEEN REWALK ROBOTICS LTD. AND TIMWELL CORPORATION LIMITED.”

In the event that any Purchased Shares become registered under the Securities Act or the Company is presented with an opinion of counsel reasonably satisfactory, in form and substance, to the Company that the Purchased Shares are eligible to be transferred without restriction in accordance with Rule 144 under the Securities Act, the Company shall issue new certificates or other instruments representing such Shares which shall not contain such portion of the above legend that is no longer applicable; provided that the holder of such Purchased Shares surrenders to the Company the previously issued certificates or other instruments.

6.5 Transfer Restrictions.

(a) From the First Tranche Closing until the earlier of 18 months after (x) the Third Tranche Closing and (y) the date this Agreement shall terminate, the Investor shall not Transfer, or enter into any Contract to effect a Transfer of, any of the Purchased Shares except:

(i) to any of its Affiliates who agree in writing to become subject to the restrictions contained in this Agreement by signing a joinder hereto;

(ii) with the prior approval of a majority of the members of the Board excluding any members of the Board nominated or designated by the Investor;

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(iii) pursuant to any third-party tender or exchange offer for all of the Company’s shares that has been approved by a majority of the members of the Board; or

(iv) in the event that any of the JV Agreement, License Agreement and Supply Agreement are either (A) not executed within 12 months following the First Tranche Closing or (B) terminated pursuant to the terms and conditions set forth therein (other than due to the fault of the Investor or its Affiliates);

provided, that any Transfer of any Ordinary Shares by the Investor as set forth in Section 6.5(a)(iii) may only be effected in the manner set forth in subsection (b)(i) through (iii) below.

(b) In addition to the foregoing, commencing on the expiration of the 18-month period set forth in paragraph (a) above, the Investor may Transfer its Ordinary Shares only (i) in reliance on Rule 144 under the Securities Act (as it applies to affiliates irrespective of affiliate status), (ii) pursuant to a registered widely distributed bona fide underwritten public offering of the Ordinary Shares, or (iii) with respect to up to 10% of the then outstanding Ordinary Shares, to a Permitted Third Party Transferee.

(c) Any Transfer or attempted Transfer of Ordinary Shares in violation of this Section 6.5 shall, to the fullest extent permitted by law, be null and void ab initio, and the Company shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported transaction on the share register or other books and records of the Company.

6.6 Standstill Provisions.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(a) Subject to the remaining paragraphs of this Section 6.6 and Section 6.7, following the First Tranche Closing, the Investor hereby agrees that neither it, nor any of its Affiliates, nor any person or entity acting on behalf of, jointly, or in concert with it or its Affiliates, unless such action shall have been specifically invited by the Company (it being understood that the execution of this Agreement by the Company does not constitute such an invitation), will in any manner, directly or indirectly: (i) acquire, seek or offer to acquire, or agree to acquire, by purchase or otherwise, beneficial ownership of any equity securities of the Company (other than the Ordinary Shares or other equity securities issued by the Company with respect to the Ordinary Shares purchased by the Investor hereunder) or any other security, including any cash settled option or other derivative security or synthetic ownership rights, or asserts, Indebtedness or businesses of the Company or any of its subsidiaries; (ii) make any public announcement, statement, proposal or offer (including, without limitation, any “solicitation” of “proxies” as such terms are defined or used in Regulation 14A promulgated by the SEC) with respect to, or otherwise solicit or effect, or seek or offer or propose to effect (whether directly or indirectly) (A) any business combination, merger, tender offer, exchange offer or similar transaction involving the Company or any of its subsidiaries, (B) any restructuring, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, including any divestiture, break-up or spinoff, or (C) any acquisition of any of the Company’s or any of its subsidiaries’ equity securities or rights or options to acquire interests in the Company’s or its subsidiaries’ equity securities; (iii) negotiate, have any discussions with, or act in concert with, or advise or finance, or knowingly assist or knowingly encourage any other person or entity in connection with any of the actions set forth in clauses (i) and (ii) above (it being understood that, without limiting the generality of the foregoing, the Investor and its Affiliates will not be permitted to act as a joint bidder or co-bidder with any other person or entity with respect to any of the actions set forth in clause (ii) above), or form, join, become a member or in any way participate in a “group” (within the meaning of Rule 13d-5(b) under the Exchange Act) with respect to the securities of the Company or any of its subsidiaries; (iv) request, call or seek to call a meeting of the shareholders of the Company, nominate any individual for election as a member of the Board at any meeting of the Company’s shareholders (except as specifically permitted in accordance with this Agreement), submit any shareholder proposal (pursuant to Rule 14a-8 promulgated under the Exchange Act or otherwise) to seek representation on the Board or any other proposal to be considered by the shareholders of the Company, or recommend that any shareholder vote in favor of, or otherwise comment favorably about, or solicit votes or proxies for, any such nomination or proposal submitted by another shareholder of the Company, or otherwise seek to Control or publicly influence the Board, management or policies of the Company (excluding for the avoidance of doubt any such action taken in their capacity as a commercial counterparty, supplier, customer or the like); (v) deposit any voting shares of the Company in a voting trust or similar arrangement or subject any Ordinary Shares to any voting agreement, pooling arrangement or similar arrangement; or (vi) take any action which would reasonably be expected to require the Company or any of its Affiliates to make a public announcement regarding any of the actions set forth in subsections (i) through (v) of this paragraph.

(b) The restrictions set forth in Section 6.6(a) and 6.6(b) shall terminate and be of no further force and effect if the Investor and its Affiliates (individually, jointly, and/or in concert with any other person or entity) is no longer the beneficial owner of 10% or more of the outstanding Ordinary Shares. For the avoidance of doubt, nothing in this Section shall restrict the Investor from making a proposal regarding a possible transaction directly to the Company on a confidential basis. Unless one of the above exceptions applies, the Investor shall advise the Company of its intention and shall not submit any proposal or offer that would obligate the Company to publicly disclose such proposal or offer, if affirmatively requested not to do so pursuant to a Board request.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(c) Notwithstanding anything to the contrary in this Section 6.6, (i) if the Company determines to pursue a negotiated transaction or otherwise explores a possible process for a transaction, in each case, that would, if consummated, result in a Change of Control Event, the Company shall notify the Investor of such process and allow the Investor to participate therein, on the terms and conditions thereof, and solely for such purpose, the relevant restrictions set forth in Section 6.6(a)(i) shall not apply, and (ii) following the Third Tranche Closing, the Investor may acquire Ordinary Shares that result in it beneficially owning at the time of such acquisition not more than an amount of Ordinary Shares that, when taken together with all other Ordinary Shares beneficially owned by its controlled Affiliates at the time such transaction is consummated, result in the Investor and its controlled Affiliates being the beneficial owner of more than 35% of the aggregate number of Ordinary Shares outstanding, as reported in the then most recent report filed by the Company with the Commission containing such information.

6.7 Preemptive Rights.

(a) Following the First Tranche Closing and for so long as the Investor holds at least seventy five percent (75%) of the aggregate of the Purchased Shares issued to the Investor at any Closing through the date of determination of the right hereunder, if any, if the Company proposes to offer or sell any New Securities, the Company shall first offer the Investor the right to purchase its then applicable Preemptive Pro Rata Fraction of such New Securities, in accordance with the following:

(i) the Company shall give written notice (the “Offer Notice”) to the Investor at least 15 Business Days prior to the issuance of such New Securities, stating (x) its bona fide intention to offer New Securities and the proposed issuance date, (y) the number of New Securities to be offered, and (z) the price and terms, if any, upon which it proposes to offer New Securities;

(ii) by written notification to the Company (the “New Securities Exercise Notice”) after the Offer Notice is given thereto, the Investor may elect to purchase, in cash, at the price and on the terms specified in the Offer Notice, an amount of such New Securities up to the Investor’s then applicable Preemptive Pro Rata Fraction. A New Securities Exercise Notice shall constitute a binding agreement of the Investor to purchase the amount of New Securities of the Company so specified (which amount shall be proportionally reduced in the event the Company actually issues less than all of the New Securities described in the Issuance Notice), will provide reasonably satisfactory evidence of the Investor’s ownership of Ordinary Shares as of the date of the Offer Notice (including the amount thereof), at the price and other terms set forth in the Offer Notice (subject to the forms, terms and conditions of the definitive documentation thereof being reasonably satisfactory to the Investor);

(iii) the closing of the issuance of the portion of New Securities specified in the New Securities Exercise Notice (subject to adjustment provided in paragraph (ii) above) to the Investor shall take place concurrently with the consummation of the issuance of New Securities on the terms set forth in the Offer Notice to the other Persons acquiring such New Securities;

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(iv) the failure of the Investor to respond and deliver a New Securities Exercise Notice within 15 days following delivery of an Offer Notice shall be deemed a waiver of the Investor’s rights under this Section 6.7 with respect to the offering described in the applicable Offer Notice;

(v) if the issuance of the New Securities as described in such Offer Notice does not occur within 60 days after the date of the Offer Notice, the Company shall not issue or sell any such New Securities without again complying with the provisions of this Section 6.7; and

(vi)  the Company shall not issue New Securities in excess of the amount described in such Offer Notice without again complying with the provisions of this Section 6.7 with respect to such excess portion of New Securities.

(b) Notwithstanding Section 6.7(a), if the Company issues New Securities (i) other than for cash or (ii) in any bona fide public offering, Section 6.7(a) shall not apply and, instead, the Investor will be entitled to purchase, from time to time in one or more transactions, in the open market or in privately negotiated transactions with holders of outstanding Ordinary Shares, additional Ordinary Shares (any such shares so acquired, the “Additional Shares”) in an amount not to exceed the Preemptive Pro Rata Fraction that it would have been entitled to purchase had such issuance been subject to an Offer Notice, without prejudice and in addition to any purchase of shares permitted under Section 6.6.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

6.8 Voting. Following the First Tranche Closing and for so long as Investor and its Affiliates (individually, jointly, and/or in concert with any other person or entity) are the beneficial owners of 5% or more of the outstanding Ordinary Shares, the Investor will vote the Purchased Shares in accordance with the Board’s recommendations on all Change of Control Events and Included Matters submitted to shareholders for approval; provided that the action does not have an adverse disproportionate impact on the Investor’s rights as a shareholder compared to the other shareholders of the Company. With respect to matters other than Change of Control Events, Included Matters and Reserved Matters, the Investor hereby agrees that if it elects not to vote in accordance with the recommendation of the Board, then it will refrain from voting, either in Person or by proxy, with respect to such matters. For the avoidance of doubt, nothing in the foregoing shall restrict the Investor from voting in its sole discretion in connection with any Reserved Matter.

6.9 Director Designation and Nomination.

(a) Following the First Tranche Closing and for so long as (i) the Investor holds at least 75% of the aggregate of the Purchased Shares issued to the Investor at each Closing through the date of determination of the right hereunder, if any, and (ii) the Investor is not in material breach of this Agreement, which breach has not been cured within 45 days after the Investor being notified by the Company about such breach, the Investor will be entitled to designate, and the Company shall cause to be nominated at any subsequent annual shareholders meeting at which directors are elected, one member of the Board (collectively with any additional members of the Board that the Investor is entitled to designate pursuant to paragraph (c) below, each an “Investor Nominee”); provided, that the identity of each Investor Nominee shall be subject to the prior approval of the Board (which approval may not be unreasonable withheld, conditioned or delayed), and provided, further, that the Investor Nominee shall satisfy all required legal and other customary requirements for membership of the board of directors of a NASDAQ-listed public company.

(b) Upon designation by the Investor, the Company shall appoint the first Investor Nominee to the Board effective immediately after the First Tranche Closing.

(c) Following the Third Tranche Closing and for so long as the shareholding requirements in Section 6.9(a) are satisfied, the Investor will be entitled to designate, and the Company shall cause to be nominated at the subsequent annual shareholders meeting at which directors are elected, such aggregate number of members of the Board equal to the higher of (i) one, or (ii) the number of Board members affiliated or associated with the Company’s next two largest shareholders (or the Company’s next two largest shareholders have the right to cause the nomination of) at such time (for example, if two members of the Board are affiliated or associated with the Company’s largest shareholder and two members of the Board are affiliated or associated with the Company’s second largest shareholder, the Investor will be entitled to designate two Investor Nominees); provided, that such Investor Nominees shall satisfy all required legal and other customary requirements for membership of the board of directors of a NASDAQ-listed public company. In the event that the Investor will be entitled to designate more than one member to the Board immediately after the Third Tranche Closing pursuant to this paragraph (c), upon designation by the Investor, the Company shall appoint such additional Investor Nominees to the Board effective immediately after the Third Tranche Closing.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(d) In the event that an Investor Nominee appointed in accordance with this Section 6.9 has ceased to serve as or is unable to continue to serve as a director, or an Investor Nominee fails to be appointed or elected as a director (or be approved by the Board for inclusion in the slate of nominees recommended by Board) following the designation by the Investor, the Investor will be entitled to designate a new individual to fill the resulting director vacancy and, subject to the provisions of this Section 6.9, such individual shall then be deemed an “Investor Nominee” for all purposes hereunder. The Company shall take all actions necessary or desirable to appoint or effect the election of any Investor Nominee to the Board (including placing such Person in the slate of nominees recommended by the Board) in accordance with this Section 6.9.

(e) If the Investor is no longer entitled to designate an Investor Nominee for the reasons set forth in Section 6.9(a), the Investor will cause any Investor Nominee serving as director to resign from the Board. Solely for use in the event that an Investor Nominee does not resign from the Board pursuant to the foregoing sentence, prior and as a condition to the nomination of any Investor Nominee, each Investor Nominee shall, as a condition to such Investor Nominee’s appointment to the Board, tender an executed irrevocable letter of resignation, substantially in the form attached as Annex C, that shall become effective solely if and when the Investor is no longer entitled to designate an Investor Nominee (a “Letter of Resignation”). In the event that the Investor Nominee does not resign from the Board pursuant to the foregoing sentence and, as a result, the Company deems such letter to be tendered to it.

(f) Notwithstanding anything in this Section 6.9 to the contrary, the Company shall not be required to appoint to the Board, cause to be nominated for election to the Board, or recommend to shareholders of the Company the election of, any Investor Nominee (i) who fails to timely submit to the Company a completed directors and officers questionnaire and/or any completed declaration of suitability as the Company customarily and generally requires of its directors and such other information as the Company may reasonably request in connection with its customary vetting process (including conducting interviews and a background check) or in connection with the preparation of its filings or obligations under securities laws or other applicable Legal Requirements, (ii) who fails to qualify to serve as a director under the Companies Law and the rules and regulations promulgated thereunder (as amended), (iii) who, has been involved in any of the events enumerated in Item 2(d) or (e) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Securities Act, in each case, during any applicable time period set forth therein, or is subject to any outstanding order, decree or judgment of any Governmental Entity prohibiting service as a director or observer of any public company, (iv) if the Board reasonably determines, in good faith, after consultation with outside legal counsel, that (A) such action would be inconsistent with its fiduciary duties or any applicable Legal Requirement or (B) such Investor Nominee would not be qualified under any applicable Legal Requirement to serve as a director of the Company; provided, however, that upon the occurrence of any of the events set forth in this Section 6.9(f), the Company shall promptly notify the Investor of the occurrence of such event and permit the Investor to provide an alternative nominee sufficiently in advance of any Board action or the annual meeting of the shareholders of the Company called with respect to such election of nominees, and the Company shall use reasonable efforts to perform its obligations under this Agreement with respect to such alternative nominee. Subject to the provisions of this Section 6.9(f), such alternative nominee shall then be deemed an “Investor Nominee” for all purposes hereunder.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(g) The Company shall as from the First Tranche Closing maintain or procure the maintenance of reasonable director and officer indemnity insurance policies with one or more reputable insurance companies in respect of all directors and officers of the Company. In all such insurance policies, the Investor Nominee shall be named as an insured in such a manner as to provide such Investor Nominee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors.

6.10 Equal Treatment. From and after the First Tranche Closing, except as set forth in this Agreement and other Transaction Documents or in connection with the transactions contemplated hereby and thereby, the Purchased Shares shall rank pari passu with, and be treated in the same manner as, other Ordinary Shares that are outstanding as of the date hereof.

6.10 Use of Proceeds. The proceeds of the Share Issuance shall be used by the Company in accordance with the Company’s budget as approved by the Board and appended to this Agreement as Annex H and as may be amended by the Board from time to time in accordance with the Company’s needs.

6.11 Public Announcement. Each party shall provide an opportunity for the other party to review and comment upon any press release or other public statements with respect to the transactions contemplated by this Agreement and other Transaction Documents, and shall not, and shall cause its Affiliates and their respective directors, officers, employees and Representatives not to, issue any such press release or make any such public statement prior to providing such opportunity to review and comment, unless such party reasonably concludes that (i) such press release or public statement is required by applicable laws or any listing agreement with any national securities exchange or national securities quotation system and (ii) it is not reasonably practicable to provide such opportunity for the other party to review and comment. Nothing in this Section 6.11 shall limit the ability of any party to make disclosures or announcements that are consistent in all material respects with the prior public disclosures made by such party in compliance with this Section 6.11.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Article VII JOINT VENTURE

7.1 Formation of the China JV. The Company and the Investor (through its Affiliate, RealCan Ambrum Healthcare Industry Investment (Shenzhen) Partnership Enterprise (Limited Partnership), the China Parties (as defined in the JV Framework Agreement), and its other designated parties as agreed to by the Company and as determined in the JV Framework Agreement, and for the purpose of this provision, collectively referred to as the Investor) shall use their reasonable best efforts to (i) complete the negotiation of the JV Agreement (with terms and conditions consistent with the JV Framework Agreement attached hereto as Annex E), the License Agreement (with terms and conditions consistent with the License Agreement Key Terms attached hereto as Annex F attached hereto), the Supply Agreement (with terms and conditions consistent with the Supply Agreement Key Terms attached hereto as Annex G) and any other documentation related to the China JV, and (ii) execute and deliver (and/or cause the China JV to execute and deliver, as applicable) the JV Agreement on a date that allows reasonable time to ensure the establishment of the China JV no later than July 1, 2018, and execute and deliver (and/or cause the China JV to execute and deliver, as applicable) to each other definitive versions of such License Agreement, Supply Agreement and any other relevant agreements, within twenty days upon the establishment of the China JV or, if this deadline is not achieved, as soon thereafter as possible.

For purposes of this Section 7.1, Section 4.5(b) and Section 8.1, the Investor shall be deemed to be incorporating its Affiliates, RealCan Ambrum Healthcare Industry Investment (Shenzhen) Partnership Enterprise (Limited Partnership) and any other China Parties.

Article VIII TERMINATION

8.1 Termination Events. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to any Closing:

(a) by the mutual written consent of the Company and the Investor;

(b) by the Investor if (i) any of the conditions set forth in Section 4.2 or Section 4.4(a), 4.5(a) or 4.6(a) (as applicable) shall have become incapable of fulfillment and shall not have been waived by the Investor, (ii) 45 days have elapsed since the receipt by the Company of a written notice from the Investor of such incapability, and (iii) within such 45-day period such condition shall not have become capable of fulfillment; provided, however, that the Investor is not then in breach of this Agreement so as to cause any of the conditions to any Closing set forth in Section 4.1 or Section 4.3 not to be satisfied;

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(c) by the Company if (i) any of the conditions set forth in Section 4.3 shall have become incapable of fulfillment and shall not have been waived by the Company, (ii) 45 days have elapsed since the receipt by the Investor of a written notice from the Company of such incapability, and (iii) within such 45-day period such condition shall not have become capable of fulfillment; provided, however, that the Company is not then in breach of this Agreement so as to cause any of the conditions to any Closing set forth in Section 4.1 or Section 4.2 or Section 4.4(a), 4.5(a) or 4.6(a) (as applicable) not to be satisfied;

(d) by the Company or the Investor if the Company Shareholder Approval shall not have been received on or before (i) the date that is 90 days after the date of this Agreement, or (ii) if the Company receives notification from the Commission that it will review the Proxy Statement, then 135 days after the date of this Agreement, at a duly convened meeting of the shareholders of the Company or at any adjournment or postponement thereof; provided, however, that the terminating party is not then in breach of this Agreement or any other Transaction Document, including a breach so as to cause any of the conditions to any Closing set forth in Section 4.1, Section 4.2, Section 4.3 or Section 4.4(a) not to be satisfied;

(e) by the Company or the Investor if any of the conditions to any Closing set forth in Sections 4.5(b) or 4.6(b) have not been satisfied; provided, however, that the terminating party is not then in breach of this Agreement or any other Transaction Document, including a breach so as to cause any of the conditions to such Closing set forth in Section 4.2, Section 4.3, Section 4.5 or Section 4.6 not to be satisfied; or

(f) by the Company or the Investor if the First Tranche Closing has not occurred on or prior to July 31, 2018; provided, however, that the terminating party is not then in breach of this Agreement or any other Transaction Document, including a breach so as to cause any of the conditions to the First Tranche Closing not to be satisfied.

8.2 Effect of Termination.

(a) To terminate this Agreement as provided in Section 8.1 (except in the case of termination pursuant to Section 8.1(a)), the terminating party shall have given written notice to the other party specifying the subsection of Section 8.1 pursuant to which such termination is made, and this Agreement including all obligations of the parties hereunder shall terminate and become void and of no further force or effect; provided that (i) Sections 6.2 to 6.12 (only in the event the termination occurs after the Frist Tranche Closing), this Section 8.2 and Article X will survive any such termination and remain in full force and effect; and (ii) nothing in this Section 8.2 shall relieve any party from liability for any breach of any terms, conditions, covenants or other provisions of this Agreement that occurred prior to such termination, and the parties’ right to pursue all legal and equitable remedies with respect to any such breach or liability will survive such termination unimpaired.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(b) Release of Escrow. If any termination of this Agreement occurs prior to the First Tranche Closing, then, within three Business Days upon such termination, the Investor and the Company shall deliver to the Escrow Agent a joint written instruction in accordance with the Escrow Agreement, directing the Escrow Agent to release all amounts standing to the credit of the Escrow Account to an account designated by the Investor.

Article IX DEFINITIONS

Capitalized terms when used, whether used in the singular or the plural, in this Agreement have the meanings specified below.

“Affiliate” means, with respect to any Person, (i) any other Person (for all purposes hereunder, including any entities or individuals) that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person; and (ii) in the event that the Person is a natural person, another Person that directly or indirectly, through one or more intermediaries, is controlled by such first Person, or such first Person’s parents, spouse, siblings and descendants (whether natural or adopted). It is expressly agreed that, for purposes of this definition, none of the Company or any of its subsidiaries is an Affiliate of the Investor or any of its subsidiaries (and vice versa).

“Agreement” has the meaning set forth in the preamble.

“applicable law” means, with respect to any Person, any federal, national, state, local, municipal, international, multinational or SRO statute, law, ordinance, secondary and subordinate legislation, directives, rule (including rules of common law), regulation, ordinance, treaty, Order, permit, authorization or other requirement applicable to such Person, its assets, properties, operations or business.

“Bankruptcy Exceptions” has the meaning set forth in Section 2.3(a).

“Beneficial Owner”, “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance).

“Board” has the meaning set forth in the preamble.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

“Business Day” means any day, other than a Friday, a Saturday, a Sunday or any other day on which commercial banks in New York, New York or the State of Israel are authorized or required by applicable law to be closed.

“Closing” means the First Tranche Closing, Second Tranche Closing or the Third Tranche Closing, as applicable.

“Closing Date” means the date of a Closing.

“Change of Control Event” means any of the following: (i) the sale, assignment, transfer, conveyance or other disposition (including by way of grant of a license or lease) of all or substantially all of the consolidated assets of the Company, (ii) a merger, consolidation, amalgamation or other combination of the Company or any of its subsidiaries with or into another entity (other than solely for the purpose of reincorporation in a different jurisdiction), (iii) any other transaction or series of related transactions (including by merger, consolidation or otherwise) in which, after the consummation of such transaction(s), (A) any Person would (directly or indirectly, alone or together with others) be deemed a controlling shareholder (baal shlitah) (as defined in Section 268 of the Companies Law) of the Company (or the surviving or acquiring entity, as applicable), or (B) the shareholders of the Company’s Ordinary Shares immediately prior to such transaction ceasing to own, directly or indirectly, more than 50% of the Ordinary Shares of the Company (or any surviving or continuing entity), and (iv) any other matters related or ancillary to, or in connection with, any of the foregoing.

“Commission” means the U.S. Securities and Exchange Commission.

“Company” has the meaning set forth in the preamble.

“Company Group” means collectively, the Company and its subsidiaries.

“Company Special Meeting” means the meeting of the holders of Ordinary Shares for the purpose of seeking the Company Shareholder Approval, including any postponement or adjournment thereof.

“Company Share Plans” has the meaning set forth in Section 2.2.

“Company Shareholder Approval” has the meaning set forth in Section 5.1(a).

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

“Confidential Information” means all information (irrespective of the form of communication, and irrespective of whether obtained prior to or after the date hereof) obtained by or on behalf of the Investor or its Representatives from the Company, its Affiliates or their respective Representatives, through the Beneficial Ownership of Equity Securities or through the rights granted pursuant to Sections 6.3(a) and Section 6.3(b), including all information provided to the Investor Nominee as a director of the Company, other than information which (i) was or becomes generally available to the public other than as a result of a breach of this Agreement by the Investor, its Affiliates or their respective Representatives, (ii) was or becomes available to the Investor, its Affiliates or their respective Representatives on a non-confidential basis from a source other than the Company, its Affiliates or their respective Representatives, provided, that the source thereof is not known by the Investor or such of its Affiliates or their respective Representatives to be bound by an obligation of confidentiality, or (iii) is independently developed by the Investor, its Affiliates or their respective Representatives without the use of any such information that would otherwise be Confidential Information hereunder. Subject to clauses (i)-(iii) above, Confidential Information also includes (a) all non-public information previously provided by the Company, its Affiliates or their respective Representatives under the provisions of the Confidentiality Agreement, including all information, documents and reports referred to thereunder, (b) subject to any disclosures permitted by Section 6.4, all non-public understandings, agreements and other arrangements between and among the Company and the Investor, and (c) all other non-public information received from, or otherwise relating to, the Company or its subsidiaries.

“Confidentiality Agreement” means the Mutual Nondisclosure Agreement, dated as of January 30, 2018, by and between the Investor and the Company.

“Contract” means any written agreement, contract, subcontract, lease, instrument, note, bond, indenture, option, warranty, purchase order, license, sublicense, obligation, commitment or undertaking of any nature.

“control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Controlled” and “controlling” shall be construed accordingly.

“conversion” has the meaning set forth in the definition of Equity Securities.

“convertible securities” has the meaning set forth in the definition of Equity Securities.

“Derivative Instruments” means any and all derivative securities (as defined under Rule 16a-1 under the Exchange Act) that increase in value as the value of any Equity Securities of the Company increases, including a long convertible security, a long call option and a short put option position, in each case, regardless of whether (x) such interest conveys any voting rights in such security, (y) such interest is required to be, or is capable of being, settled through delivery of such security or (z) other transactions hedge the economic effect of such interest.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

“Disclosing Party” shall mean the party disclosing or making available Confidential Information (either directly or indirectly through such party’s Representatives) to the Receiving Party or the Receiving Party’s Representatives.

“Disclosure Schedule” has the meaning set forth in Article II.

“Encumbrance” means any security interest, pledge, mortgage, lien, charge, claim, hypothecation, title defect, right of first option or refusal, right of pre-emption, third-party right or interests, put or call right, lien, adverse claim of ownership or use, or other encumbrance of any kind.

“Equity Securities” means any and all (i) shares, interests, participations or other equivalents (however designated) of capital stock or other voting securities of a corporation, any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), (ii) securities convertible into or exchangeable for shares, interests, participations or other equivalents (however designated) of capital stock or voting securities of (or other ownership or profit or voting interests in) such Person, and (iii) any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination (clauses (ii) and (iii), collectively “convertible securities” and any conversion, exchange or exercise of any convertible securities, a “conversion”).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exclusive License Agreement” has the meaning set forth in Section 6.3(c).

“Governmental Entity” has the meaning set forth in Section 2.3(c).

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“Harvard” has the meaning set forth in Section 6.3(c).

“Initial Nominee” means the first Investor Nominee which the Investor designates as a director to the Board pursuant to the Investor’s director nomination rights set forth in Section 6.9.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

“Included Matters” means the following: (i) amendments to the Company’s articles of association, (ii) adoption of, or amendment to, the Company’s compensation policy with respect to its office holders, (iii) election, reelection and dismissal of directors (including external directors), (iv) approval of the terms of compensation or service of directors, the CEO and other officers of the Company or its subsidiaries (including D&O insurance, indemnification, exculpation, remuneration, etc.), (v) appointment/reappointment/ removal of the Company’s independent auditor and the authorization to determine their annual compensation, (vi) approval of exculpation and indemnification for directors and officers, (vii) shareholder proposals pursuant to Rule 14a-8 under the Exchange Act, (viii) any transaction involving a change of control of the Company and matters related thereto, or (ix) any other matters related or ancillary to, or in connection with, any of the foregoing.

“Indebtedness” means mean any principal, interest, premiums, fees, indemnifications, reimbursement, penalties, damages and other liabilities payable under the documentation governing any such indebtedness, in respect of all indebtedness of the Company Group for money borrowed from third parties, including (i) any obligation of, or any obligation guaranteed by, any member of the Company Group for the repayment of borrowed money or any deferred payment obligations other than trade accounts payable in the ordinary course, in each case, whether or not evidenced by bonds, debentures, notes or other instruments, (ii) all indebtedness of the Company Group due and owing with respect to letters of credit, surety bond, or performance bond, or (iii) the obligation of any member of the Company Group under interest rate and currency swaps, caps, floors, collars or similar agreements or arrangements intended to protect the Company Group against fluctuations in interest or currency rates.

“Intellectual Property” means any and all rights in any of the following: (a) trademarks and service marks, trade dress, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (b) inventions, discoveries, improvements, ideas, know-how, formula methodology, processes, technology, software (including rights in password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and patent applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (c) trade secrets, including confidential information and the right in any jurisdiction to limit the use or disclosure thereof; (d) copyrights in writings, designs software, mask works or other works, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto; (e) database rights; (f) rights in Internet websites, domain names and applications and registrations pertaining thereto; (g) books and records pertaining to the foregoing; and (h) claims or causes of action arising out of past, present or future infringement or misappropriation of any of the foregoing.

“Investor Nominee” has the meaning set forth in Section 6.9(a).

“Investor” has the meaning set forth in the preamble.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

“JV Agreement” means the Joint Venture Agreement to be entered into by and between the Company, certain Affiliates of the Investor, RealCan Ambrum Healthcare Industry Investment (Shenzhen) Partnership Enterprise (Limited Partnership), and certain other China Parties as defined under the JV Framework Agreement with terms and conditions consistent with the JV Framework Agreement attached here to as Annex E.

“JV Framework Agreement” means the Joint Venture Framework Agreement dated as of March 6, 2018 by and between RealCan Ambrum Healthcare Industry Investment (Shenzhen) Partnership Enterprise (Limited Partnership) and the Company attached hereto as Annex E.

“Legal Requirements” means any Israeli, U.S. federal, state or municipal or foreign law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

“Legal Restraint” means any temporary restraining order, preliminary or permanent injunction or other judgment or order issued by or under the authority of any Governmental Entity.

“License Agreement” means the License Agreement to be entered into by and between the China JV and the Company with terms and conditions consistent with the License Agreement Key Terms attached here to as Annex F.

“Material Adverse Effect” means any change, effect, event, development, circumstance or occurrence (each, an “Effect”) that, taken individually or when taken together with all other applicable Effects, has been, is or would reasonably be expected to be materially adverse to (i) the business, assets, condition (financial or otherwise), prospects or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to complete the transactions contemplated by the Transaction Documents or to perform its obligations under the Transaction Documents; provided, however, that in no event shall any of the following Effects, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been, is or would be, a Material Adverse Effect: (A) any change in general economic, market or political conditions or in financial and securities markets; (B) conditions generally affecting the industry in which the Company operates; provided that such conditions do not disproportionately affect the Company in any material respect relative to other similarly situated participants in such industry; (C) any change in generally accepted accounting principles in the United States or applicable law; (D) any act of war (whether or not declared), armed hostilities, sabotage or terrorism, or any material escalation or worsening of any such events, or any national disaster or any national or international calamity; (E) any failure, in and of itself, to meet internal or published projections, forecasts, targets, guidance or revenue or earnings predictions for any period, as well as any change, in and of itself, by the Company in any projections, forecasts, targets or revenue or earnings predictions for any period (provided that the underlying causes of such failures (to the extent not otherwise falling within one of the other exceptions in this proviso) may constitute or be taken into account in determining whether there has been, is, or would be, a Material Adverse Effect); (F) any change in the price or trading volume of the Ordinary Shares (provided that the underlying causes of such change (to the extent not otherwise falling within one of the other exceptions in this proviso) may constitute or be taken into account in determining whether there has been, is or would be, a Material Adverse Effect); (G) any action taken by the Company to the extent expressly required by this Agreement or any action taken or omitted to be taken at the written request of the Investor; or (H) the permitted public announcement of this Agreement or the other Transaction Documents, including, to the extent caused by such announcement, any loss of or adverse change in the relationship, contractual or otherwise, of the Company and its subsidiaries with their respective employees, customers, distributors, licensors, licensees, vendors, lenders, investors, partners or suppliers.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

“New Securities” means all Equity Securities issued by the Company following the date hereof, other than (A) Ordinary Shares issued to all shareholders on a pro rata basis by reason of a share split or a bonus share issuance, (B) Ordinary Shares, options to purchase Ordinary Shares or other equity awards, issued or granted to employees or directors of, or consultants, service providers or advisors to, the Company or any of its subsidiaries pursuant to a Company Share Plan approved by the Board, (C) Ordinary Shares issued in connection with a transaction which results in a third-party acquiring beneficial ownership of 50% or more of all the outstanding Ordinary Shares or of all or substantially all of the Company’s consolidated assets, and (D) Ordinary Shares or securities exercisable for or convertible into Ordinary Shares issued as a “kicker” in connection with a debt or preferred equity financing, so long as such kicker represents less than 5% of the outstanding Ordinary Shares at the time of issuance of such kicker.

“Order” means any judgment, decision, decree, order, settlement, injunction, writ, stipulation, determination or award issued by any Governmental Entity.

“Ordinary Shares” means the ordinary shares, par value NIS 0.01 per share, of the Company.

“Permitted Third Party Transferee” means a third party who will not, as a result of the relevant sale or transfer contemplated under Section 6.5(b), beneficially own more than 10% of the outstanding Ordinary Shares or be a member of a “group” (within the meaning of Rule 13d-5(b) under the Exchange Act) that beneficially owns more than 10% of the Company’s outstanding ordinary shares, and (1) is not a company that operates in a business that is or to be competing with the Company in the medical exoskeleton or rehabilitation device sector, (2) is not adverse to the Company in a material litigation or (3) as determined by the Board in good faith, is not otherwise a Person who would not be in the best interests of the Company if such Person becomes an owner of the Ordinary Shares.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

“Person” means an individual, company, corporation, partnership, limited liability company, trust, body corporate (wherever located) or other entity, organization or unincorporated association, including any Governmental Entity.

“Preemptive Pro Rata Fraction” shall be equal to the product obtained by multiplying the total number of New Securities by a fraction, (A) the numerator of which is the aggregate amount of shares issued to the Investor at any Closing or otherwise acquired by the Investor in accordance with this Agreement, to the extent such shares are held by the Investor at the date of the relevant Offer Notice, as adjusted for any share split, bonus shares or similar event, and (B) the denominator of which is the total number of Ordinary Shares issued and outstanding as of the date of the relevant Offer Notice.

“Purchased Shares” means the 16,000,000 Ordinary Shares that the Investor will purchase from the Company pursuant to and subject to the terms and conditions of this Agreement. Such shares shall also include any Ordinary Shares or other equity securities of the Company received by the Investor as a result of any stock split, stock dividend or distribution, other subdivision, reorganization, reclassification or similar capital transaction.

“Receiving Party” means the party receiving Confidential Information (either directly or indirectly through such party’s Representatives) from the Disclosing Party or the Disclosing Party’s Representatives.

“Registered Intellectual Property” shall mean Intellectual Property that has been registered, applied for, filed, certified or otherwise perfected, issued, or recorded with or by any state, government or other public or quasi-public legal authority and is pending or is in effect and unexpired as of the date hereof, together with any divisions, continuations, renewals, reissuances and extensions of the foregoing, as applicable.

“Related Agreements” means the Registration Rights Agreement and the Indemnification Agreement.

“Representatives” means a Person’s directors, managers, officers, employees and other authorized representatives, including attorneys, accountants, consultants, bankers and financial advisors.

“Reserved Matters” means any matter that has an adverse disproportionate impact on the Investor’s rights as a shareholder compared to the other shareholders of the Company.

“Return” has the meaning set forth in Section 2.17.

“Share Issuance” has the meaning set forth in Section 1.1.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

“SEC Reports” means the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 or its other reports, statements and forms (including exhibits and other information incorporated therein) filed with or furnished to the Commission on or after January 1, 2016 under Sections 13(a), 14(a) or 15(d) of the Exchange Act, or under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“SRO” means any (i) “self-regulatory organization” as defined in Section 3(a)(26) of the Exchange Act, (ii) other United States or foreign securities exchange, futures exchange, commodities exchange or contract market or (iii) other securities exchange.

“subsidiary” means, with respect to such Person, any foreign or domestic entity, whether incorporated or unincorporated, of which (i) such Person or any other subsidiary of such Person is a general partner, (ii) at least a majority of the voting power to elect a majority of the directors or others performing similar functions with respect to such other entity is directly or indirectly owned or controlled by such Person or by any one or more of such Person’s subsidiaries, or (iii) at least 50% of the equity interests or which are is directly or indirectly owned or controlled by such Person or by any one or more of such Person’s subsidiaries.

“Supply Agreement” means the Supply Agreement to be entered into by and between the China JV and the Company with terms and conditions consistent with the Supply Agreement Key Terms attached here to as Annex G.

“Tax” has the meaning set forth in Section 2.17.

“Territory” means the People’s Republic of China, Hong Kong Special Administrative Region and Macau Special Administrative Region.

“Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement, the JV Framework Agreement, the JV Agreement, the License Agreement, the Supply Agreement, and any other agreement entered into by and among the parties and/or their Affiliates in connection with the transactions contemplated hereby or thereby, in each case, as amended, modified or supplemented from time to time in accordance with their respective terms.

“Transfer” means (i) any direct or indirect offer, sale, lease, assignment, encumbrance, pledge, grant of a security interest, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any capital stock or interest in any capital stock or (ii) in respect of any capital stock or interest in any capital stock, the entry into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, agreement, transaction or series of transaction is to be settled by delivery of securities, in cash or otherwise.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

“Transferor” means a Person that Transfers or proposes to Transfer.

“US GAAP” has the meaning set forth in Section 2.5(c).

“Yaskawa Agreement” has the meaning set forth in Section 5.2.

Where any statement in this Agreement is qualified by the expression to the Company’ knowledge, to the knowledge of the Company, or any similar expression, that statement shall be deemed to refer to the actual knowledge of any director of the Company or actual knowledge of the senior management personnel of the Company (after making due inquiry as a member of the senior management of the Company).

Article X

MISCELLANEOUS

10.1 Amendment. No amendment, modification or supplement of any provision of this Agreement shall be effective unless made in writing and signed by each party.

10.2 Waiver of Conditions. The conditions to any party’s obligation to consummate any transaction contemplated herein are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver shall be effective unless it is in writing signed by the waiving party that makes express reference to the provision or provisions subject to such waiver.

10.3 Counterparts and Facsimile. This Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile or transmitted electronically by “pdf” file and such facsimiles or pdf files shall be deemed as sufficient as if actual signature pages had been delivered.

10.4 Governing Law; Jurisdiction. This Agreement shall be governed by and construed solely in accordance with the laws of the State of Israel, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any competent court of the district of Tel-Aviv-Jaffa, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Israel for such Persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

10.5 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given (a) if sent by registered or certified mail return receipt requested, upon receipt, (b) if sent by internationally recognized overnight air courier, upon signing of receipt, (c) if sent by email or facsimile transmission, when transmitted and receipt is confirmed, or (d) if otherwise actually personally delivered, when delivered. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company, to:

Name:	ReWalk Robotics Ltd.
Address:	200 Donald Lynch Boulevard, Marlboro, MA 01752
Fax:	+508-251-2970
Email:	larry.jasinski@rewalk.com
Attn:	Larry Jasinski

with a copy to (which copy alone shall not constitute notice):

Name:	White & Case LLP
Address:	1221 Avenue of the Americas, New York, NY 10020-1095
Fax:	+ 1 212 354 8113
Email:	cdiamond@whitecase.com
Attn:	Colin Diamond

if to the Investor, to:

Name:	CONG NING
Address:	34/F, Block A, Shenzhen International Innovation Center, 1006 Shennan Road, Futian, Shenzhen, China
Fax:
Email:	n.cong@ambrumcapital.com
Attn:	Michelle LI (LI Xiu-Tian)

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

with a copy to (which copy alone shall not constitute notice)

Name:	Chun-Lin (Allen) Han
Address:	No. 326 Airport Road, Yantai, Shandong Province
Fax:	N/A
Email:	hanchunlin@realcan.cn
Attn:

10.6 Entire Agreement, Etc. This Agreement (including the Schedules, Exhibits and Annexes hereto) and the other Transaction Documents, and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof. Subject to the limitations set forth in the representations and warranties in Article II and Article III, no party shall take, or cause to be taken, including by entering into agreements or other arrangements with provisions or obligations that conflict, or purport to conflict, with the terms of the Transaction Documents or any of the transactions contemplated thereby, any action with either an intent or effect of impairing any such other Person’s rights under any of the Transaction Documents.

10.7 Assignment. Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party without the prior written consent of the other party, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

10.8 Costs and Expenses. Each of the Company and the Investor shall bear and pay its own costs, fees and expenses incurred in connection with the transactions contemplated hereby, provided that the Company shall, upon each Closing, reimburse the Investor for reasonable costs and expenses incurred by the Investor in connection with the financial, legal and business due diligence and the negotiation, execution, delivery and performance of the term sheet dated January 30, 2018 between the Investor and the Company and the Transaction Documents; provided that such reimbursement shall not exceed $200,000 in the aggregate and paid pro rata at the time of each Closing. The costs, fees and expenses incurred in connection with the set-up of the China JV shall be borne within the China JV.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

10.9 Failure to Close.

In consideration of the time and resources that the Investor has devoted and will devote to the transactions contemplated hereby, each party agrees that:(a) if this Agreement is terminated pursuant to Section 8.1(b), the Company shall, upon the termination of this Agreement, reimburse the Investor for reasonable costs and expenses incurred by the Investor in connection with the financial, legal and business due diligence and the negotiation, execution, delivery and performance of the term sheet dated January 30, 2018 between the Investor and the Company and the Transaction Documents, capped at $200,000;

(b) if this Agreement is terminated pursuant to Section 8.1(c), the Investor shall, upon the termination of this Agreement, reimburse the Company for reasonable costs and expenses incurred by the Company in connection with the negotiation, execution, delivery and performance of the term sheet dated January 30, 2018 between the Investor and the Company and the Transaction Documents, capped at $200,000; and

(c) without limiting paragraph (a) above, in the event that (i) this Agreement is terminated pursuant to Section 8.1(d), and (ii) the Company or any of its subsidiaries enters into any binding agreement or arrangement with any Person other than an Affiliate of the Investor in relation to the Company’s product in the Territory within 90 days upon the termination of this Agreement, the Company shall pay to the Investor an amount equal to $200,000.

10.10 Severability. If any provision of this Agreement, or the application thereof to any Person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

10.11 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person other than the parties any benefits, rights, or remedies.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

10.12 Israeli Regulatory Payments. The Company shall be required to pay applicable payments owed to the Israel Innovation Authority (the “IIA) in connection with the transactions contemplated hereby and, with reasonable assistance from the China JV, obtaining the necessary consents from the IIA for the grant of the licenses contemplated under the License Agreement; provided, however, that the Company will coordinate all material communications with and applications made to the IIA with respect to such consent with the China JV and its designees, including counsel, and the Company and China JV will cooperate in good faith to optimize the amount of applicable payments due or payable to the IIA solely as a result of the transactions contemplated by the Transaction Documents (including all incremental IIA payments that result from manufacturing and/or Intellectual Property-related activities in the Territory as detailed in the JV Agreement and the License Agreement), which amounts shall, for clarity, be paid by the Company but reimbursed by the China JV in formats that are to be detailed in the JV Agreement, the License Agreement and the Supply Agreement, provided that such reimbursement shall in all events be capped at $2 million, in the case of an IP transfer, or, in the case of IP licensing or transfer of manufacturing rights, the royalties reimbursed by the China JV will be 50% of the royalty rate as determined to be payable by the IIA and such reimbursement shall be capped at a maximum aggregate payment of $2 million. For the avoidance of doubt, any sums due to the IIA in excess of the foregoing capped amounts shall be solely on the account of the Company.

10.13 Specific Performance. The parties agree that failure of any party to perform its agreements and covenants hereunder, including a party’s failure to take all actions as are necessary on such party’s part in accordance with the terms and conditions of this Agreement to consummate the transactions contemplated hereby, will cause irreparable injury to the other party, for which monetary damages, even if available, will not be an adequate remedy. It is agreed that the parties shall be entitled to equitable relief including injunctive relief and specific performance of the terms hereof, without the requirement of posting a bond or other security, and each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of a party’s obligations and to the granting by any court of the remedy of specific performance of such party’s obligations hereunder, this being in addition to any other remedies to which the parties are entitled at law or equity.

10.14 Survival.

(a) With respect to claims related to the First Tranche Closing, the representations and warranties contained in this Agreement shall survive the First Tranche Closing for a period of 90 days after the filing of the Annual Report on Form 10-K of the Company for the fiscal year ending December 31, 2018; provided that the representations and warranties contained in Sections 2.1 (Organization and Authority), 2.2 (Capitalization), 2.3 (Authorization, Enforceability; Consents), 2.4 (The Purchased Shares) 2.6 (Brokers; Fees and Expenses), 2.11 (Off-Balance Sheet Arrangement), 2.20 (Tax Status), 3.1 (Organization), 3.2 (Authorization, Enforceability; Consents), 3.5 (Ownership) and 3.6 (Brokers; Fees and Expenses) shall survive the First Tranche Closing until the expiration of the relevant statute of limitations. Additionally, with respect to claims related to the Second Tranche Closing and the Third Tranche Closing, the representations and warranties contained in Sections 2.1 (Organization and Authority), 2.3 (Authorization, Enforceability; Consents) to 2.8 (Off-Balance Sheet Obligations) shall survive the Second Tranche Closing and the Third Tranche Closing, respectively, for 180 days.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(b) All covenants and agreements to be performed after any Closing shall survive in accordance with their terms.

10.15 Indemnification.

(a) Each party (the “Indemnitor”) shall defend, protect, indemnify and hold harmless the other parties and their respective Affiliates, shareholders, partners, members, officers, directors, employees, agents or other representatives (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, diminution in value, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Indemnitor in this Agreement, (b) any breach of any covenant, agreement or obligation of the Indemnitor contained in this Agreement and (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party arising out of or as a result of any breach of any representation or warranty made by the Indemnitor or any breach of any covenant, agreement or obligation of the Indemnitor under this Agreement.

(b) Notwithstanding the foregoing or anything else in this Agreement, the Company shall have no duty to indemnify the Indemnitees for the Indemnified Liabilities unless and until the aggregate Indemnified Liabilities for which it would otherwise be liable under this Agreement exceed an amount equal to 15% of the Purchase Price already paid or should have been paid by the Investor on or prior to the date of calculation of such threshold, at which point the Company will be liable only for the Indemnified Liabilities in excess of 6% of the Purchase Price already paid or should have been paid by the Investor on or prior to the date of calculation of such threshold.

(c) The indemnification provisions contained in this Section 10.15 shall be the sole and exclusive remedy with respect to (i) any inaccuracy or breach of any representation or warranty made by the Company in this Agreement; or (ii) subject to and without prejudice to any remedy provided in Section 10.13, any breach of covenant, agreement or obligation of the Company contained in this Agreement.

(d) The Company shall indemnify and hold harmless the Investor and its Affiliates, shareholders, partners, members, officers, directors, employees, agents or other representatives (each an “Investor Indemnitee”) from and against any and all Indemnified Liabilities incurred by any Investor Indemnitee as a result of, or arising out of, or relating to the Consolidated Massachusetts State Court Actions or the Massachusetts Federal Court Action, each as defined and disclosed in the Company’s 10-Q for the quarterly period ended June 30, 2017.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(e) Neither the Company nor the Investor shall be liable for special, punitive, incidental, exemplary or consequential damages, or lost profits, loss of revenue, loss of production or other damages attributable to business interruption, or losses calculated by reference to any valuation methodology whether based on contract, tort, strict liability, other law or otherwise and whether or not arising from the other party’s sole, joint or concurrent negligence, strict liability or other fault for any matter relating to this Agreement and the transactions contemplated hereby.

10.16 Interpretation. When a reference is made in this Agreement to “Recitals,” “Articles,” “Sections,” “Annexes,” “Schedules” or “Exhibits” such reference shall be to a Recital, Article or Section of, or Annex, Schedule or Exhibit to, this Agreement unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein,” “hereof,” “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. References to parties refer to the parties to this Agreement, unless the context requires otherwise. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. Any reference to a wholly owned subsidiary of a Person shall mean such subsidiary is directly or indirectly wholly owned by such Person. All references to “$” or “dollars” mean the lawful currency of the United States of America, and all references to “NIS” mean the lawful currency of the State of Israel. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and all references to any section of any statute, rule or regulation include any successor to the section. In the event of any share dividend, share split, bonus share issuance, recapitalization or other similar event, all references to Ordinary Shares, Purchased Shares or other Equity Securities of the Company (including the amount and type thereof and the share purchase price therefor, as applicable) shall be appropriately adjusted to take into account the effect of any such event (it being understood that the aggregate purchase price payable by the Investor in connection with each Closing shall not be affected).

* * *

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties as of the date first herein above written.

REWALK ROBOTICS LTD.

By:	/s/ Larry Jasinski
	Name:	Larry Jasinski
	Title:	CEO

TIMWELL CORPORATION LIMITED

By:	/s/ Xu Han
	Name:	Xu Han
	Title:	Director

[Signature page to Investment Agreement]

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

ANNEX A

Form of Registration Rights Agreement

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

FORM OF

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is entered into as of [●], [●] by and among ReWalk Robotics Ltd., a company organized under the laws of the State of Israel (the “Company”), and Timwell Corporation Limited (the “Investor”).

RECITALS

WHEREAS, on March 6, 2018, the Company and the Investor entered into that certain investment agreement (the “Investment Agreement), relating to the sale to the Investor of 16,000,000 ordinary shares, par value NIS 0.01 per share, of the Company (“Ordinary Shares”), in which the Investor agreed to pay certain consideration for such 16,000,000 Ordinary Shares in three separate tranches, subject to the satisfaction of certain conditions precedent provided therein, namely, $5 million for 4,000,000 shares in the first tranche (the “First Tranche Purchased Shares”), $10 million for 8,000,000 shares in the second tranche (the “Second Tranche Purchased Shares”) and $5 million for 4,000,000 shares in the third tranche (the “Third Tranche Purchased Shares,” and collectively with the First Tranche Purchased Shares and the Second Tranche Purchased Shares, the “Purchased Shares”);

WHEREAS, the Purchased Shares, to the extent already issued, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and such Purchased Shares may not be offered or sold absent an effective registration statement or an exemption from the registration requirements under the applicable federal and state securities laws; and

WHEREAS, in connection with the Investment Agreement, the Company and the Investor are entering into this Agreement to facilitate the registration of the Purchased Shares under the Securities Act.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Definitions. The Company covenants and agrees as follows:

(i) “Blackout Period” means (a) any regular quarterly period during which directors and executive officers of the Company are not permitted to trade under the insider trading policy of the Company then in effect; provided, that, the foregoing restriction shall not apply with respect to the Holder if (I) the Holder or any assignee thereof under the Investment Agreement no longer has a right to designate any director nominees pursuant to the Investment Agreement and (II) the offering under the relevant registration statement does not involve an Underwritten Offering and (b) in the event that the Company determines in good faith that the registration would reasonably be expected to materially adversely affect any bona fide material financing of the Company or any material transaction under consideration by the Company or would require disclosure of material information that has not been, and is not otherwise required to be, disclosed to the public.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(ii) The term “Business Day” means any day other than days on which banks in the State of New York or Israel are required or authorized to close.

(iii) The term “Form S-3” means Form S-3 under the Securities Act, Form F-3 under the Securities Act or any successor form thereto.

(iv) The term “Holder” means the Investor or any assignee thereof in accordance with Section 3 hereof.

(v) The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document under the Securities Act.

(vi) The term “Registrable Shares” means (i) the Purchased Shares and (ii) any securities issued or issuable to, any Holder with respect to the Purchased Shares (including, by way of share dividend, share split, distribution, exchange, combination, merger, amalgamation, recapitalization, reorganization or otherwise); provided, that, the following shall not be deemed Registrable Shares: (i) any Ordinary Shares (a) disposed of in a registered sale pursuant to an effective registration statement under the Securities Act, (b) disposed of pursuant to Rule 144 thereunder;(ii) all Ordinary Shares held by a Holder, in the event that such Holder may dispose of all such Ordinary Shares without restriction pursuant to Rule 144 under the Securities Act; or (iii) any Ordinary Shares sold in a transaction in which the transferor’s rights under this Agreement are not assigned in accordance with the provisions herein or Section 6.5(a) of the Investment Agreement.

(vii) The term “Rule 144” means Rule 144 under the Securities Act.

(viii) The term “SEC” means the Securities and Exchange Commission.

(ix) The term “Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public, including any Piggyback Underwritten Offering.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

2. Registration.

Section 2.01. Demand Registration.

(i) On or after the date of the closing of the sale of the First Tranche Purchased Shares (the “First Tranche Closing”), as provided in Section 1.3 of the Investment Agreement, subject to the lapse or termination of restrictions on transfer in Section 6.5(a) of the Investment Agreement, if the Company shall receive from a Holder a request (the requesting Holder shall be referred to herein as the “Requesting Holder”) that the Company effect the registration under the Securities Act of all or any portion of the Requesting Holder’s Registrable Shares, and specifying the intended method of disposition thereof, then the Company shall promptly give notice of such requested registration (each such request shall be referred to herein as a “Demand Registration”) at least ten (10) Business Days prior to the anticipated filing date of the registration statement relating to such Demand Registration to all other Holders and thereupon shall use its reasonable best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

(a) subject to the restrictions set forth in Section 2.01(v) hereof (and, during the first 18 months following the Third Tranche Closing, provided that the Registrable Shares may be transferred in accordance with the restrictions set forth in Section 6.5(a) of the Investment Agreement), all Registrable Shares for which the Requesting Holder has requested registration under this Section 2.01, and

(b) subject to the restrictions set forth in Sections 2.01(v) and 2.02 hereof, all other Registrable Shares of the same class as those requested to be registered by the Requesting Holder that any Holder or Holders (all such Holders, together with the Requesting Holder, the “Registering Holders”) have requested the Company to register pursuant to Section 2.02, by request received by the Company within seven (7) Business Days after such Holders receive the Company’s notice of the Demand Registration, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Shares so to be registered; provided, that, (x) the Company shall not be obligated to effect a Demand Registration unless the aggregate proceeds expected to be received from the sale of the Registrable Shares requested to be included in such Demand Registration equals or exceeds $5,000,000, (y) the Company shall not be obligated to effect more than two (2) Demand Registrations, and (z) the Company shall not be obligated to effect a Demand Registration within less than ninety (90) days after (I) any other completed Demand Registration or (II) the effective date of a registration statement or the completion of a Piggyback Underwritten Offering pursuant to Section 2.02, in which the Requesting Holders in the Demand Registration had an opportunity to participate, other than a registration or Piggyback Underwritten Offering pursuant to the provisions of Section 2.02(ii) from which more than 20% of the Registrable Shares of the Requesting Holders that were previously requested to be included were excluded.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(ii) Promptly after the expiration of the seven (7) Business-Day period referred to in Section 2.01(i)(b), the Company will notify all Registering Holders of the identities of the other Registering Holders and the number of Registrable Shares requested to be included therein. At any time prior to the effective date of the registration statement relating to such registration, the Requesting Holder may revoke such request, without liability to any of the other Registering Holders, by providing a notice to the Company revoking such request. A request, so revoked, shall be considered to be a Demand Registration unless (a) such revocation arose out of the fault of the Company (in which case the Company shall be obligated to pay all Registration Expenses in connection with such revoked request), or (b) the Requesting Holder reimburses the Company for all Registration Expenses of such revoked request.

(iii) The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether such registration is effected, except as set forth in Section 2.01(ii)(b).

(iv) A Demand Registration shall not be deemed to have occurred unless the registration statement relating thereto (I) has become effective under the Securities Act and (II) has remained effective for a period of at least 180 days (or such shorter period in which all Registrable Shares of the Registering Holders included in such registration have actually been sold thereunder); provided, that, such registration statement shall not be considered a Demand Registration if, after such registration statement becomes effective, such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court

(v) If a Demand Registration involves an Underwritten Offering and the managing underwriter advises the Company and the Requesting Holder that, in its view, the number of Registrable Shares requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Shares) exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(a) first, all Registrable Shares requested to be included in such registration by all Registering Holders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Registering Holders on the basis of the relative number of Registrable Shares held by each such Holder); and

(b) second, any securities proposed to be registered by the Company (including for the benefit of any other Persons not party to this Agreement).

(vi) The Company shall only be obligated to include the applicable Registrable Shares of the Holder in a registration statement pursuant to this Section 2.01 to the extent the Holder has duly completed and delivered to the Company a selling shareholder questionnaire in the form reasonably satisfactory to the Company for such Registration Statement and delivered by the Company to the Holder reasonably in advance (the “Selling Holder Questionnaire”) as the date that is two (2) Business Days before the proposed filing date for such registration statement.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Section 2.02. Piggyback Registration.

(a) (i) On or after the date of the First Tranche Closing as provided in Section 1.3 of the Investment Agreement, other than in connection with a request for registration pursuant to Section 2.01 or 2.03 of this Agreement, subject to the lapse or termination of restrictions on transfer in Section 6.5(a) of the Investment Agreement, if at any time the Company, including if the Company qualifies as a well-known seasoned issuer (within the meaning of Rule 405 under the Securities Act) (a “WKSI”), proposes to file (a) a prospectus supplement to an effective registration statement on Form S-3 (a “Shelf Registration Statement”), or (b) a registration statement other than a Shelf Registration Statement for a delayed or continuous offering pursuant to Rule 415 under the Securities Act (a “415 Non-Shelf Registration Statement”), in either case, for the sale of Ordinary Shares for its own account, or for the benefit of the holders of any of its securities other than the Holders, to an underwriter on a firm commitment basis for reoffering to the public or in a “bought deal” or “registered direct offering” with one or more investment banks (collectively, a “Piggyback Registration”), then as soon as practicable but not less than twenty (20) Business Days prior to the filing of (I) any preliminary prospectus supplement relating to such Piggyback Registration pursuant to Rule 424(b) under the Securities Act, (II) any prospectus supplement relating to such Piggyback Registration pursuant to Rule 424(b) under the Securities Act (if no preliminary prospectus supplement is used) or (III) such 415 Non-Shelf Registration Statement, as the case may be, the Company shall give notice of such proposed Piggyback Registration to the Holders and such notice (a “Piggyback Notice”) shall offer the Holders the opportunity to include in such Piggyback Registration such number of Registrable Shares as each such Holder may request in writing. Each such Holder shall then have fifteen (15) Business Days after receiving such notice to request in writing to the Company inclusion of Registrable Shares in the Piggyback Registration, except that such Holders shall have two (2) Business Days after such Holder confirms receipt of the notice to request inclusion of Registrable Shares in the Piggyback Registration in the case of a “bought deal,” “registered direct offering” or “overnight transaction” where no preliminary prospectus is used. Upon receipt of any such request for inclusion from a Holder received within the specified time, provided, that, the Registrable Shares may be transferred in accordance with the restrictions set forth in Section 6.5(a) of the Investment Agreement, the Company shall use reasonable best efforts to effect the registration in any registration statement of any of the Holders’ Registrable Shares requested to be included on the terms set forth in this Agreement. Prior to the commencement of any “road show,” any Holder shall have the right to withdraw its request for inclusion of its Registrable Shares in any registration by giving written notice to the Company of its request to withdraw and such withdrawal shall be irrevocable and, after making such withdrawal, such Holder shall no longer have any right to include Registrable Shares in the Piggyback Registration as to which such withdrawal was made.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(b) (ii) If a Piggyback Registration involves an Underwritten Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 2.01(v) shall apply) (a “Piggyback Underwritten Offering”) and the managing underwriter advises the Company that, in its view, the number of securities that the Company and such Holders intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(a) first, so much of the securities proposed to be offered for the account of the Company (or, if such registration is pursuant to a demand by a Person that is not a Holder, for the account of such other Person) as would not cause the offering to exceed the Maximum Offering Size;

(b) second, all Registrable Shares requested to be included in such registration by any Holders pursuant to Section 2.02 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the relative number of Registrable Shares so requested to be included in such registration by each); and

(c) third, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Company shall determine.

(iii) Registration pursuant to this Section 2.02 shall not be deemed to be a Demand Registration or Underwritten Takedown as described in Section 2.01 or Section 2.03. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Shares under this Section 2.02.

(vi) The Company shall only be obligated to include the applicable Registrable Shares of the Holder in a registration statement or prospectus supplement pursuant to this Section 2.02 to the extent the Holder has duly completed and delivered to the Company a Selling Holder Questionnaire for such registration statement as the date that is two (2) Business Days before the proposed filing date for such registration statement or prospectus supplement, as applicable.

(v) The Company shall be liable for and pay all Registration Expenses in connection with any Piggyback Registration.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Section 2.03. Shelf Registration.

(i) On or after the date of the First Tranche Closing, as provided in Section 1.3 of the Investment Agreement, if at any time the Company is eligible to use Form S-3, subject to the lapse or termination of restrictions on transfer in Section 6.5(a) of the Investment Agreement, any Holder may request the Company to effect a registration of its Registrable Shares on Form S-3 (a “Shelf Registration Statement”); provided, that, (a) the Registrable Shares may be transferred in accordance with the restrictions set forth in Section 6.5(a) of the Investment Agreement and (b) the Company shall not be obligated to effect more than four (4) Underwritten Offerings by a Requesting Holder from such Shelf Registration Statement (an “Underwritten Takedown”). The provisions of Section 2.01 (other than the proviso in Section 2.01(i)(b)(y)) shall apply mutatis mutandis to each Underwritten Takedown in this Section 2.03, with references to “filing of the registration statement” or “effective date” being deemed references to filing of a prospectus or supplement for such offering and references to “registration” being deemed references to the offering; provided, that, Registering Holders shall only include Holders whose Registrable Shares are included in such Shelf Registration Statement or may be included therein without the need for an amendment to such Shelf Registration Statement (other than an automatically effective amendment).

(ii) If the Company shall receive a request from a Holder that the Company effect a Shelf Registration Statement, then the Company shall promptly give notice of such requested registration at least ten (10) Business Days prior to the anticipated filing date of the Shelf Registration Statement to the other Holders and thereupon shall use its reasonable best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

(a) all Registrable Shares for which the Requesting Holder has requested registration under this Section 2.03, and

(b) all other Registrable Shares of the same class as those requested to be registered by the Requesting Holder that any other Holders have requested the Company to register by request received by the Company within seven (7) Business Days after such Holders receive the Company’s notice of the Shelf Registration, all to the extent necessary to permit the registration of the Registrable Shares so to be registered on such Shelf Registration.

(iii) At any time prior to the effective date of the Shelf Registration Statement, the Requesting Holders may revoke such request, without liability to any of the other Registering Holders, by providing a notice to the Company revoking such request.

(iv) The Company shall be liable for and pay all Registration Expenses in connection with any Shelf Registration Statement.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Section 2.04. Lock-Up Agreements.

(i) If any registration of Registrable Shares shall be effected in connection with an Underwritten Offering, the Company shall not effect any public sale or distribution of any Registrable Shares or other security of the Company (except as part of such Public Offering) during the period beginning fourteen (14) days prior to the effective date of the applicable registration statement or, in the case of an Underwritten Takedown, fourteen (14) days prior to launch of the offering, until ninety (90) days (or such shorter period as agreed by the underwriters) following the effective date of the applicable registration statement or, in the case of an Underwritten Takedown, ninety (90) days following the launch of the offering (or such shorter period as agreed by the underwriters).

(ii) In connection with any Underwritten Offering pursuant to Section 2.02, each Holder shall not effect any public sale or distribution of any Registrable Shares or other security of the Company (except as part of such Public Offering) during the period beginning fourteen (14) days prior to the effective date of the applicable registration statement or, in the case of an Underwritten Takedown, fourteen (14) days prior to launch of the offering, until ninety (90) days (or such shorter period as agreed by the underwriters) following the effective date of the applicable registration statement or, in the case of a Shelf Registration, ninety (90) days following the launch of the offering (or such shorter period as agreed by the underwriters); provided, that, the Holders shall not be subject to the provisions of this Section 2.04(ii) unless the Company’s directors and officers shall have signed lock-up agreements containing substantially similar terms.

Section 2.05. Registration Procedures. Whenever a Holder requests that any Registrable Shares be registered pursuant to Sections 2.01, 2.02 or 2.03 subject to the provisions of such Sections, the Company shall use reasonable best efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request, the Company shall:

(i) as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Shares to be registered thereunder in accordance with the intended method of distribution thereof, and use reasonable best efforts to cause such filed registration statement to become and remain effective for a period of not less than one-hundred eighty (180) days, or in the case of a Shelf Registration Statement, three years (or such shorter period in which all of the Registrable Shares of the Holders included in such registration statement shall have actually been sold). Any such registration statement shall be an automatically effective registration statement to the extent permitted by the SEC’s rules and regulations;

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(ii) after the filing of the registration statement, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus forming part thereof as may be necessary to keep such registration statement current and effective for the period specified in Section 2.05(i); provided, that, immediately following such period, the Company shall be permitted to file a post-effective amendment to such registration statement to deregister outstanding Ordinary Shares previously registered on such registration statement which are no longer Registrable Shares;

(iii) prior to the filing of a registration statement or prospectus or any amendment or supplement thereto (other than any report filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that is incorporated by reference therein), furnish to each applicable Holder a number of copies of such registration statement covering the Registrable Shares relating to such registration statement, and any prospectus, preliminary prospectuses and prospectus supplements in conformity with the requirements of the Securities Act and such other documents as each applicable Holder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares relating to such registration statement by each applicable Holder;

(iv) use commercially reasonable efforts to ensure that the Registrable Shares covered by the registration statement are listed for quotation on The Nasdaq Stock Market LLC (“Nasdaq”) as soon as practicable after their issuance;

(v) use commercially reasonable efforts to register or qualify or cooperate with each applicable Holder in connection with the registration or qualification of the Registrable Shares covered by such registration statement for offer and sale under the securities or “blue sky” laws of such jurisdictions in the United States as such Holder reasonably requests in writing and to keep such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective pursuant to Section 2.05(i) above, and to do all other acts or things reasonably necessary or advisable to enable the disposition in such distributions of the Registrable Shares covered by such Registration Statement; provided, however, that the Company will not be required to: (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, but for this Section 2.05(v); (b) subject itself to general taxation in any such jurisdiction; or (c) file a general consent to service of process in any such jurisdiction;

(vi) notify each applicable Holder holding Registrable Shares, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

(vii) cooperate with the applicable Holders of Registrable Shares and each underwriter or agent participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings made with the Financial Industry Regulatory Authority or any successor thereto (“FINRA”) in connection with the relevant registration or offering; and

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(viii) in the case of each Registration Statement, notify each Holder promptly after it shall receive notice or obtain knowledge of any of the events set forth in Sections 2.07(i)(a) through 2.07(i)(d) and, in the case of the events set forth in Sections 2.07(i)(a) through 2.07(i)(c), use reasonable best efforts to prevent or address the occurrence of such event so as to permit such Registration Statement to be used for offers and sales of the applicable Registrable Shares as promptly as practicable.

Section 2.06. Holder’s Obligations With Respect to Registration.

(i) Each Holder shall (i) furnish such additional information as the Company may reasonably request in connection with the preparation of any registration statement, any prospectus, preliminary prospectuses or prospectus supplements in which such Holder’s Registrable Shares are being included pursuant hereto in order to permit the Company to comply with all applicable securities laws and rules, regulations and other requirements of the SEC; and (ii) complete, execute, acknowledge and/or deliver such additional questionnaires and other documents, certificates and instruments as are reasonably required by the Company in connection with the registration to be effected under this Agreement.

(ii) In the case of each registration statement, each Holder shall promptly notify the Company of any changes known to such Holder in the information set forth in such registration statement, or any related prospectus, preliminary prospectuses or prospectus supplements or Selling Holder Questionnaire regarding such Holder or its plan of distribution. Each Holder shall not use, distribute or otherwise disseminate any free writing prospectus, as defined in Rule 405 under the Securities Act, in connection with the sale of Registrable Shares pursuant hereto without the prior written consent of the Company.

(iii) Upon receipt of any Suspension Notice (as defined below), each Holder shall immediately discontinue disposition of Registrable Shares pursuant to all Registration Statements until such Holder receives copies of each supplemented or amended prospectus contemplated by Section 2.07 or until such Holder is advised in writing by the Company that the Suspension Period (as defined below) is no longer in effect, and, if so directed by the Company, deliver to the Company all copies of any prospectus, any preliminary prospectuses and prospectus supplements covering such Registrable Shares in such Holder’s possession at the time of receipt of such notice.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Section 2.07. Suspension; Sales of Registrable Shares Under the Registration Statements.

(i) In the case of any registration or offering pursuant to Sections 2.01, 2.02 or 2.03, and in the case of paragraph (a), (b) or (c) below, provided that the Company shall have complied with its obligations in Section 2.05(viii):

(a) in the event of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose;

(b) in the event of the receipt by the Company of any notification the SEC or any other federal, state or foreign governmental authority of the suspension of the qualification or exemption from qualification of any of the Registrable Shares relating to such Registration Statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(c) in the event of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of such registration statement for amendments or supplements to such registration statement or prospectus or for additional information, or any other of any event or circumstance other than those referred to in Section 2.07(d) below which, upon the advice of the Company’s counsel, necessitates the making of any changes in such registration statement, prospectus or any prospectus supplement, or any document incorporated or deemed to be incorporated therein by reference, so that neither such registration statement nor the prospectus or, if applicable, prospectus supplement will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(d) the Company is in a Blackout Period (which, in the event of a Blackout Period under clause (ii) of the definition thereof, the Company shall declare by delivering to the such Holder or Holders a certificate signed by either the chief executive officer or the chief financial officer of the Company certifying that the conditions described in clause (ii) of the definition of Blackout Period are met),

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

the Company shall be entitled, from time to time, to provide written notice to the Holder or Holders, to require such Holder or Holders to suspend the use of the prospectus for sales of Registrable Shares relating to such Registration Statement (a “Suspension Notice”) for a period of time at the discretion of the Company (the “Suspension Period”). After the expiration of any Suspension Period and without any further request from a holder of Registrable Shares, the Company to the extent  necessary shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to such Registration Statement or prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, with respect to the right described herein (a “Corporate Suspension”), (x) the Company shall have the right to invoke no more than two (2) Corporate Suspensions, in the aggregate, in any twelve (12)-month period, and (y) the duration of all Corporate Suspensions may not exceed one-hundred twenty (120) days in the aggregate in any twelve (12)-month period.

(ii) Provided that a Corporate Suspension is not then in effect, each applicable Holder may sell the Registrable Shares under the registration statement as long as, to the extent required by law, it arranges for delivery of a current prospectus and, if applicable, prospectus supplement or report, to the transferee of such Registrable Shares.

(iii) In the event of a sale of any Registrable Shares by a Holder under a registration statement pursuant to Sections 2.01, 2.02 or 2.03, such Holder shall deliver to the Company’s transfer agent, with a copy to the Company, a certificate of subsequent sale in the form reasonably satisfactory to the Company so that the Registrable Shares may be properly transferred. Assuming timely delivery to the Company’s transfer agent of one or more share certificates representing the Registrable Shares in proper form for transfer and assuming compliance by such Holder with the terms of this Agreement, the Company’s transfer agent will issue and make appropriate delivery of one or more share certificates in the name of the buyer so as to permit timely compliance by such Holder with applicable settlement requirements.

3. Assignment of Registration Rights. Subject to the restrictions set forth in Section 6.5(a) of the Investment Agreement and any other lock-up agreements, any rights referred to in Section 2 may be assigned (but only with all related obligations) by a Holder only to an Affiliate (as defined in the Investment Agreement) of such Holder, a Permitted Third Party Transferee (as defined in the Investment Agreement), or, in the event that the a majority of the directors of the Company (excluding any director nominated or designated by the Investor) approves the transfer of Registrable Shares by the Holder to any other transferee, such other transferee, provided, that, (a) the Company is, within a reasonable time prior to such assignment, furnished with written notice of the name and address of such assignee and the securities with respect to which such registration rights are being assigned; (b) such assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement in the same manner as the assignor by signing the joinder attached as Exhibit A hereto; and (c) as a result of the transfer, such transferee comes to beneficially own (as defined in Rule 13d-3 under the Exchange Act) at least 2,000,000 Registrable Shares.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

4. Indemnification.

(i) For the purpose of this Section 4: (i) the term “Selling Holder Indemnified Parties” shall include all Holders and any individual, firm, corporation, trust, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality) (each, a “Person”), if any, who controls such Holder within the meaning of Section 15 of the Securities Act, including any officer, director, employee, trustee or Affiliate (as defined in the Investment Agreement) of such Holder; and (ii) the term “Registration Statement” shall include any preliminary prospectus, final prospectus, prospectus supplement, exhibit or amendment included in or relating to any Registration Statement.

(ii) Subject to Section 10.15 of the Investment Agreement, the Company shall indemnify and hold harmless each Selling Holder Indemnified Party (and its officers, directors, employees and Affiliates (as defined in the Investment Agreement)) from and against any losses, claims, damages, liabilities and expenses to which such Selling Holder Indemnified Party may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages, liabilities and expenses (or actions or proceedings in respect thereof) arise out of, or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) any violation by the Company of the Securities Act, any state securities or “blue sky” laws or any rule or regulation thereunder in connection with such Registration Statement, and the Company shall reimburse such Selling Holder Indemnified Party (and such Selling Holder Indemnified Party’s officers, directors, employees and Affiliates (as defined in the Investment Agreement)) for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon (i) any breach of representation or warranty by such Holder or Holders in this Agreement, (ii) an untrue statement made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Holder Indemnified Party specifically for use in preparation of or for inclusion in the Registration Statement, or (iii) out of sales of Registrable Shares made during a Suspension Period after notice is given pursuant to Section 2.07 hereof or the failure of the Selling Holder to comply with its covenants and agreements contained in this Agreement respecting the sale of the Registrable Shares.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(iii) Each Selling Holder shall indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages, liabilities and expenses to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages, liabilities and expenses (or actions or proceedings in respect thereof) arise out of, or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished by or on behalf of such Selling Holder specifically for use in preparation of or for inclusion in the Registration Statement, and such Selling Holder shall reimburse the Company (or such officer, director or controlling person, as the case may be), for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that such Selling Holder’s aforesaid obligation to indemnify, hold harmless and reimburse shall be limited to the gross proceeds (net of any underwriting discount or commissions) received from the sale by such Selling Holder of the Registrable Shares.

(iv) Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under Section 4(ii) or (iii) above unless and to the extent such action and such failure results in material prejudice to the indemnifying party and forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 4(ii) or (iii) above. The indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, except as provided in the next sentence, after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s rights in the prior sentence, the indemnified party shall have the right to employ its own counsel (and one local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general circumstances or allegations, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties. An indemnifying party shall not be liable under this Section 4 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement or compromise unless such settlement or compromise (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(v) If the indemnification provided for in this Section 4 is unavailable to or insufficient to hold harmless an indemnified person under Section 4(ii) or (iii) in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Selling Holder, on the other, in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or a Selling Holder or other Selling Holder on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation (even if the Selling Holder and other Selling Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 4. Notwithstanding the provisions of this Section 4, no Selling Holder shall be required to contribute any amount in excess of the amount of gross proceeds (net of any underwriting discounts or commissions) received from the sale by the Holders of the Registrable Shares to which such loss, claim, damage or liability relates exceeds the amount of any damages which such Holders have otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(vi) The provisions of this Section 4 will remain in full force and effect, regardless of any investigation made by or on behalf of any shareholder or the Company or any of the officers, directors or controlling Persons referred to in this Section 4 hereof, and will survive the transfer of Registrable Shares.

(vii) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 4 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Shares which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Shares who was not guilty of fraudulent misrepresentation.

5. Underwritten Offerings. If a Holder intends to distribute Registrable Shares by means of an underwriting, it shall so advise the Company in writing. In such event, the underwriters of shall be one or more underwriting firms of nationally recognized standing selected by such Holder and reasonably acceptable to the Company. The right of a Holder to have its Registrable Shares included in an offering shall be conditioned upon such Holder entering into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected pursuant hereto.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

6. Registration Expenses. The Company shall pay expenses incident to the Company’s performance of or compliance with Section 2 hereof (the “Registration Expenses”) including, all registration, filing and FINRA fees, including fees payable in connection with the listing of securities on any securities exchange, fees and expenses relating to compliance with securities or blue sky laws (including reasonable fees and disbursements of legal counsel in connection with blue sky qualifications of any Registrable Shares), expenses of printing certificates for any Registrable Shares in a form eligible for deposit with the Depository Trust Company, all word processing, duplicating and printing expenses, messenger and delivery expenses, internal expenses (including, all salaries and expenses of its officers and employees performing legal or accounting duties), and fees and disbursements of legal counsel for the Company and of its independent registered public accounting firm (including the expenses of any management review, special audits or “cold comfort letters” required by or incident to such performance and compliance), securities acts liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other Persons retained by the Company, the fees and expenses of one (1) legal counsel and applicable local legal counsel for the Holders of Registrable Shares to be included in each relevant registration, selected by the Holders of a majority of the Registrable Shares to be included in such registration; but not including any underwriting fees, discounts or commissions attributable to the sale of securities or fees and expenses of legal counsel representing the Holders of Registrable Shares included in such Registration (other than such one (1) legal counsel and applicable local legal counsel) incurred in connection with the sale of Registrable Shares.

7. Reports under the Exchange Act. With a view to making available to the Holder the benefits of Rule 144, the Company agrees that until the date on which no Registrable Shares are outstanding, the Company shall use its commercially reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under Exchange Act, so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and (iii) furnish to the Holder, promptly upon request, (a) a written statement by the Company as to the status of its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (c) such other information as may be reasonably requested to permit the Holder to sell such Registrable Shares pursuant to Rule 144 without registration.

8. Governing Law. This Agreement shall be governed by and construed solely in accordance with the laws of the State of New York, without regard to principles of conflicts of law thereunder. The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the County of New York, in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given (i) if sent by registered or certified mail in the United States return receipt requested, upon receipt, (ii) if sent by nationally recognized overnight air courier, one Business Day after mailing, (iii) if sent by email or facsimile transmission, when transmitted and receipt is confirmed, or (iv) if otherwise actually personally delivered, when delivered. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company, to:

Name:	ReWalk Robotics Ltd.
Address:	200 Donald Lynch Boulevard, Marlboro, MA 01752
Fax:	+508-251-2970
Email:	larry.jasinski@rewalk.com
Attn:	Larry Jasinski

with a copy to (which copy alone shall not constitute notice):

Name:	White & Case LLP
Address:	1221 Avenue of the Americas, New York, NY 10020-1095
Fax:	+ 1 212 354 8113
Email:	cdiamond@whitecase.com
Attn:	Colin Diamond

if to the Investor, to:

Name:	CONG NING
Address:	34/F, Block A, Shenzhen International Innovation Center, 1006 Shennan Road, Futian, Shenzhen, China
Fax:
Email:	n.cong@ambrumcapital.com
Attn:	Michelle LI (LI Xiu-Tian)

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

with a copy to (which copy alone shall not constitute notice)

Name:	Chun-Lin (Allen) Han
Address:	No. 326 Airport Road, Yantai, Shandong Province
Fax:	N/A
Email:	hanchunlin@realcan.cn
Attn:

10. Entire Agreement, Etc. This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof.

11. Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of the Company and the Holder or Holders of the majority of Registrable Shares. Any amendment or waiver effected in accordance with this Section 4 shall be binding upon the Company, the Holder and each transferee of this Agreement.

12. Remedies Cumulative. No remedy herein conferred upon each Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

13. Unconditional Obligation; Waivers. The obligations of the Company to make the payments provided for in this Agreement are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. No waiver of any provision of this Agreement made by agreement of the Holder and any other person shall constitute a waiver of any other terms hereof, or otherwise release or discharge the liability of the Company under this Agreement. No failure to exercise and no delay in exercising, on the part of the Holder, any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall partial exercise of any right, power or privilege.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties as of the date first herein above written.

REWALK ROBOTICS LTD.

By:
Name:
Title:

TIMWELL CORPORATION LIMITED

By:
Name:
Title:

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

EXHIBIT A

JOINDER TO REGISTRATION RIGHTS AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Registration Rights Agreement dated as of [●], [●] (as the same may be amended from time to time, the “Registration Rights Agreement”) among ReWalk Robotics Ltd. and the Holders party thereto. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Registration Rights Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Registration Rights’ Agreement as of the date hereof and shall have all of the rights and obligations of a “Holder” thereunder as if it had executed the Registration Rights Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Registration Rights Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: ___________ ___, ______

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices:

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

ANNEX B

Form of Indemnification Agreement

FORM OF

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is entered into as of [●], [●] by ReWalk Robotics Ltd., a company incorporated under the laws of the State of Israel, registration number 51-312137-6 (the “Company”) and [●] (referred herein as “Indemnitee”).

WHEREAS, the Company and Indemnitee recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance have been limited; and

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company and, in part, in order to induce Indemnitee to continue to provide services to the Company, wishes to provide for the indemnification and advancement of expense to Indemnitee to the maximum extent permitted by law;

WHEREAS, the Indemnitee is an office holder (nose misra) (an “Office Holder”), as such term is defined in the Israeli Companies Law, 5759–1999 (the “Companies Law”); and

WHEREAS, in view of the considerations set forth above, the Company desires that Indemnitee shall be indemnified by the Company as set forth herein.

NOW, THEREFORE, the Company and Indemnitee hereby agree as follows:

1. The Company hereby undertakes to indemnify Indemnitee to the maximum extent permitted by the Companies Law, on a worldwide basis, in respect of the following:

1.1. any financial obligation imposed on Indemnitee in favor of another person by, or expended by Indemnitee as a result of, a court judgment, including a settlement or an arbitrator’s award approved by court, in respect of any act or omission (“Action”) taken or made by Indemnitee in its capacity as a director or office holder of the Company and any subsidiary and/or other affiliated entity thereof (a “Subsidiary”);

1.2. all reasonable litigation expenses, including reasonable attorney fees, expended by Indemnitee or charged to Indemnitee by a court, in a proceeding instituted against Indemnitee by the Company or on its behalf or by another person, or in any criminal proceedings in which Indemnitee are acquitted, or in any criminal proceedings with respect to a crime which does not require proof of criminal intent (mens rea) in which Indemnitee are convicted, all in respect of actions taken by Indemnitee in its capacity as a director or officer of the Company and a Subsidiary thereof;

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

1.3. all reasonable litigation expenses, including reasonable attorney fees, expended by Indemnitee due to an investigation or a proceeding instituted against Indemnitee by an authority qualified to conduct such investigation or proceeding, where such investigation or proceeding is concluded without the filing of an indictment against Indemnitee (as defined in the Companies Law) and without any financial obligation imposed on Indemnitee in lieu of criminal proceedings (as defined in the Companies Law), or that is concluded without Indemnitee’s indictment but with a financial obligation imposed on Indemnitee in lieu of criminal proceedings with respect to a crime that does not require proof of criminal intent (mens rea), all in respect of actions taken by Indemnitee in its capacity as a director or office holder of the Company or a Subsidiary thereof. Without derogating from the generality of the foregoing, such expenses will include a payment imposed on Indemnitee in favor of an injured party as set forth in Section 52(54)(a)(1)(a) of the Israeli Securities Law, 1968 – 5728 (the “Securities Law”), and expenses that Indemnitee incurred in connection with a proceeding under Chapters H’3, H’4 or I’1 of the Securities Law, including reasonable legal expenses, which term includes attorney fees.

1.4. The Company may give an advance undertaking to indemnify Indemnitee in respect of the following matters:

1.4.1.	Matters as detailed in Section 1.1 herein, provided, however, that the undertaking is restricted to events, which in the opinion of the Company’s Board of Directors (the “Board”), are foreseeable in light of the Company’s actual activity at the time of granting the obligation to indemnify and is limited to a sum or measurement determined by the Board of Directors as reasonable under the circumstances. The indemnification undertaking shall specify the events that, in the opinion of the Board are foreseeable in light of the Company’s actual activity at the time of grant of the indemnification and the sum or measurement, which the Board determined to be reasonable under the circumstances;

1.4.2.	Matters as detailed in Sections 1.2 and 1.3 herein; and

1.4.3.	Any matter permitted by applicable law.

2. Notwithstanding the foregoing, the Company will not indemnify Indemnitee for any amount for which indemnification is not permitted under the Companies Law, including but not limited to:

2.1. a breach of Indemnitee’s duty of loyalty to the Company, except, to the extent permitted by Companies Law, for a breach of Indemnitee’s duty of loyalty to the Company or a Subsidiary thereof while acting in good faith and having reasonable cause to assume that such act would not prejudice the interests of the Company or a Subsidiary thereof, as applicable;

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

2.2. a willful breach of Indemnitee’s duty of care to the Company or a Subsidiary thereof or reckless disregard for the circumstances or to the consequences of a breach of Indemnitee’s duty of care to the Company or a Subsidiary thereof, except if such breach of Indemnitee’s duty of care is solely due to negligence;

2.3. an action taken or omission by Indemnitee with the intent of unlawfully realizing personal gain; and

2.4. a fine or penalty imposed upon Indemnitee for an offense.

3. The Company will make available all amounts payable to Indemnitee in accordance with Section 1 above on the date on which such amounts are first payable by Indemnitee (“Time of Indebtedness”), including with respect to any claim against Indemnitee initiated by the Company or in its right, and with respect to items referred to in Sections 1.2 and 1.3 above, not later than the date on which the applicable court renders its decision. Advances given to cover legal expenses in criminal proceedings will be repaid by Indemnitee to the Company if Indemnitee is found guilty of a crime, which requires proof of criminal intent. Other advances will be repaid by Indemnitee to the Company if it is determined by a final judgment of a court of competent jurisdiction that Indemnitee is not lawfully entitled to such indemnification.

As part of the aforementioned Agreement, the Company will make available to Indemnitee any security or guarantee that Indemnitee may be required to post in accordance with an interim decision given by a court or an arbitrator, including for the purpose of substituting liens imposed on Indemnitee‘s assets.

4. The Company will indemnify Indemnitee notwithstanding if at the relevant Time of Indebtedness Indemnitee is no longer a director or office holder of the Company and/or a Subsidiary provided that the obligations with respect to which Indemnitee will be indemnified hereunder are in respect of actions taken by Indemnitee while Indemnitee was a director or office holder of the Company and/or a Subsidiary (as applicable) as aforesaid, and in such capacity.

5. The indemnification will be limited to the matters mentioned in Sections 1.2 and 1.3 (pursuant and subject to Section 3 and insofar as indemnification with respect thereto is not restricted by law or by the provisions of Section 2 above) and to the matters mentioned in Section 1.1 above insofar as they result from, or are connected to, events and circumstances set forth in Schedule A attached hereto, which are currently deemed by the Board, based on the current activities of the Company, to be reasonably foreseeable in any jurisdiction worldwide.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

6. The indemnification that the Company undertakes towards all persons whom it has resolved to indemnify for the matters and in the circumstances described herein, jointly and in the aggregate, shall be the greater of: (i) an amount equal to fifty percent (50%) of the shareholders’ equity in the Company, as set forth in the Company’s most recent financial statements before such payment as of the date of actual payment by the Company of the indemnification amount; (ii) US $40,000,000 (forty million US Dollars); and (iii), solely in connection with or arising out of a public offering of the Company’s securities, the aggregate amount of proceeds from the sale by the Company and/or any shareholder of Company’s securities in such offering (the greater of (i), (ii) and, if applicable, (iii), the “Maximum Indemnification Amount”); provided, that if such amount is found insufficient to cover all amounts to which such persons are entitled pursuant to such mentioned agreement by the Company, the Maximum Indemnification Amount shall be allocated to such persons pro rata to the amounts to which they are so entitled. At the end of each calendar year, the Maximum Indemnification Amount shall be automatically increased in proportion with the Directors and Officers Insurance held by the Company, unless otherwise approved by the Board.

7. Notwithstanding anything contained herein to the contrary, the Company will not indemnify Indemnitee for any liability with respect to which Indemnitee has received payment by virtue of an insurance policy or another indemnification agreement other than for amounts which are in excess of the amounts actually paid to Indemnitee pursuant to any such insurance policy or other indemnity agreement (including deductible amounts not covered by insurance policies), within the limits set forth in Section 6 above.

8. Subject to the provisions of Sections 6 and 7 above, the indemnification hereunder will, in each case, cover all sums of money that Indemnitee will be obligated to pay, in those circumstances for which indemnification is permitted under the law and under this Agreement.

9. Subject to Section 11 below (to the extent applicable), the Company will be entitled to retain any amount collected from a third party in connection with liabilities indemnified hereunder.

10. In all indemnifiable circumstances, indemnification will be subject to the following:

10.1. Indemnitee shall promptly notify the Company of any legal proceedings initiated against Indemnitee and of all possible or threatened legal proceedings without delay following your first becoming aware thereof. Indemnitee shall deliver to the Company, or to such person as it shall advise Indemnitee, without delay all documents Indemnitee receives in connection with such proceedings.

Similarly, Indemnitee hereby commits to advise the Company on an ongoing and current basis concerning all events which Indemnitee suspects may give rise to the initiation of legal proceedings against Indemnitee in connection with Indemnitee’s actions or omissions as a director or office holder of the Company or a Subsidiary thereof.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

10.2. Other than with respect to proceedings that have been initiated against Indemnitee by the Company or in its name, the Company shall be entitled to undertake the conduct of Indemnitee’s defense in respect of such legal proceedings and/or to hand over the conduct thereof to any attorney which the Company may choose for that purpose, except to an attorney who is not, upon reasonable grounds, acceptable to Indemnitee; provided that the Indemnitee shall be entitled to employ his own attorney at the reasonable expense of the Company if there is a conflict of interest between the Company and the Indemnitee in the conduct of Indemnitee’s defense. The Company shall notify Indemnitee of any such decision to defend within ten (10) calendar days of receipt of notice of any such proceeding.

The Company and/or the attorney as aforesaid shall be entitled, within the context of the conduct as aforesaid, to conclude such proceedings, all as it shall see fit, including by way of settlement, subject to the exceptions described below. As a condition of Indemnitee’s entitlement to be indemnified, at the request of the Company, Indemnitee shall execute all documents required to enable the Company and/or its attorney as aforesaid to conduct Indemnitee’s defense in Indemnitee’s name, and to represent Indemnitee in all matters connected therewith, in accordance with and subject to the aforesaid.

For the avoidance of doubt, in the case of criminal proceedings the Company and/or the attorneys as aforesaid will not have the right to plead guilty in Indemnitee’s name or to agree to a plea-bargain in Indemnitee’s name without Indemnitee’s consent. However, the aforesaid will not prevent the Company and/or its attorneys as aforesaid, with the approval of the Company, to enter into a settlement with a plaintiff in a civil proceeding without Indemnitee’s consent so long as such settlement will not be an admittance of an occurrence not indemnifiable pursuant to this Agreement and/or pursuant to law. The Company shall not, without Indemnitee’s prior written consent, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of Indemnitee’s fault, (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such proceeding or (iii) is not fully indemnifiable pursuant to this Agreement and pursuant to law. This paragraph shall not apply to a proceeding brought by Indemnitee under Section 10.7 below.

10.3. Indemnitee will fully cooperate with the Company and/or any attorney as aforesaid in every reasonable way as may be required of Indemnitee within the context of their conduct of such legal proceedings, including but not limited to the execution of power(s) of attorney and other documents, provided that the Company shall cover all costs incidental thereto such that Indemnitee will not be required to pay the same or to finance the same by itself, and provided, further, that Indemnitee shall not be required to take any action that would reasonably prejudice Indemnitee’s defense in connection with any indemnifiable proceeding.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

10.4. Notwithstanding the provisions of Sections 10.2 and 10.3 above, (i) if in a proceeding to which Indemnitee is a party by reason of its status as an Officer Holder of the Company or a Subsidiary thereof and the named parties to any such proceeding include both Indemnitee and the Company or any Subsidiary of the Company, a conflict of interest or potential conflict of interest (including the availability to the Company and its Subsidiary, on the one hand, and Indemnitee, on the other hand, of different or inconsistent defenses or counterclaims) exists between Indemnitee and the Company, or (ii) if the Company fails to assume the defense of such proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel, who shall represent Indemnitee and other persons similarly situated, of the Company’s choice and reasonably acceptable to Indemnitee and the other persons, at the expense of the Company. In addition, if the Company fails to comply with any of its material obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any action, suit or proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, except with respect to such actions, suits or proceedings brought by the Company that are resolved in favor of the Company, Indemnitee shall have the right to retain counsel of its choice, and reasonably acceptable to the Company and at the expense of the Company, to represent Indemnitee in connection with any such matter.

10.5. If, in accordance with Section 10.2 above (but subject to Section 10.4), the Company has taken the conduct of Indemnitee’s defense upon itself, the Company will have no liability or obligation pursuant to this Agreement or the above resolutions to indemnify Indemnitee for any legal expenses, including any legal fees, that Indemnitee may expend in connection with its defense, unless (i) the Company shall not have assumed the conduct of Indemnitee’s defense as contemplated, (ii) the Company refers the conduct of Indemnitee’s defense to an attorney who is not, upon reasonable grounds, acceptable to Indemnitee, (iii) the named parties to any such action (including any impleaded parties) include both Indemnitee and the Company, and joint representation is inappropriate under applicable standards of professional conduct due to a conflict of interest between Indemnitee and the Company, or (iv) the Company shall agree to such expenses in any of which events all reasonable fees and expenses of Indemnitee’s counsel shall be borne by the Company.

10.6. The Company will have no liability or obligation pursuant to this Agreement to indemnify Indemnitee for any amount expended by Indemnitee pursuant to any compromise or settlement agreement reached in any suit, demand or other proceeding as aforesaid without the Company’s consent to such compromise or settlement.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

10.7. If required by law, the Company’s authorized organs will consider the request for indemnification and the amount thereof and will determine if Indemnitee is entitled to indemnification and the amount thereof. In the event that Indemnitee makes a request for payment of an amount of indemnification hereunder or a request for an advancement of indemnification expenses hereunder and the Company fails to determine Indemnitee’s right to indemnification hereunder or fails to make such payment or advancement, Indemnitee may petition any court which has jurisdiction to enforce the Company’s obligations hereunder. The Company agrees to reimburse Indemnitee in full for any reasonable expenses incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitee under the immediately preceding sentence, except where such action or any claim or counterclaim in connection therewith is resolved in favor of the Company.

10.8. Neither the Company nor any of its directors or officers shall make any statement to the public or to any other person regarding any settlement of claims made pursuant to this Indemnification Letter against Indemnitee that would in any manner cast any negative light, inference or aspersion against Indemnitee. The Indemnitee shall not make any statement to the public or to any other person regarding any settlement of claims made pursuant to this Indemnification Letter against the Company nor any of its directors or officers (in their capacity as such) that would in any manner cast any negative light, inference or aspersion against the Company nor any of its directors or officers (in their capacity as such).

11. Indemnification of Holding Entity.

11.1. If (i) Indemnitee is or was a representative of or affiliated with one or more entities that has invested in the Company (the “Holding Entity”), (ii) the Holding Entity is, or is threatened to be made, a party to or a participant in any Holding Entity Proceeding (as hereinafter defined), and (iii) the Holding Entity’s involvement in the Holding Entity Proceeding arises out of facts or circumstances that are the same or substantially similar to the facts and circumstances that form the basis of claims that have been or could be brought against the Indemnitee in a Proceeding, regardless of whether the legal basis of the claims against the Indemnitee and the Holding Entity are the same or similar, then the Holding Entity shall be entitled to all of the indemnification rights and remedies under this Agreement pursuant to this Agreement as if the Holding Entity were the Indemnitee.

11.2. “Holding Entity Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which a Holding Entity was, is or will be involved as a party or otherwise.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

11.3. The Company hereby acknowledges that Indemnitee has certain rights to indemnification, advancement of expenses and/or insurance provided by a Holding Entity and certain of its affiliates and insurers (collectively, the “Holding Entity Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Holding Entity Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Certificate of Incorporation or Bylaws of the Company (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Holding Entity Indemnitors, and, (iii) that it irrevocably waives, relinquishes and releases the Holding Entity Indemnitors from any and all claims against the Holding Entity Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Holding Entity Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Holding Entity Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Holding Entity Indemnitors are express third party beneficiaries of the terms of this Agreement.

12. If any act, resolution, approval or other procedure is required for the validation of any of the obligations under this Agreement, the Company undertakes to cause these to be done or adopted in a manner which will enable the Company to fulfill all its obligations herein.

13. For the avoidance of doubt, it is hereby clarified that nothing contained in this Agreement derogates from the Company’s right to indemnify Indemnitee post factum for any amounts which Indemnitee may be obligated to pay as set forth in Section 1 above without the limitations set forth in Sections 5 and 6 above.

14. If any obligation or undertaking mentioned in this Agreement is held invalid or unenforceable, such invalidity or unenforceability will not affect any of the other obligations or undertakings contained herein, which shall remain in full force and effect. Furthermore, if such invalid or unenforceable obligation or undertaking may be modified or amended so as to be valid and enforceable as a matter of law, such obligation or undertaking will be deemed to have been modified or amended, and any competent court or arbitrator are hereby authorized to modify or amend such obligation or undertaking, so as to be valid and enforceable to the maximum extent permitted by law.

15. This Agreement and the obligations or undertakings contained herein shall be governed by and construed and enforced in accordance with the laws of the State of Israel (irrespective of it choice of law rules and regulations). The competent courts located in the city of Tel-Aviv-Jaffa shall have sole and exclusive jurisdiction with respect to any claim which arises in relation with this Agreement.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

16. This Agreement cancels and supersedes any preceding letter of indemnification or arrangement for indemnification that may have been issued to Indemnitee by the Company.

17. Neither the settlement, termination of any proceeding, nor the failure of the Company to award indemnification or to determine that indemnification is payable shall create an adverse presumption that Indemnitee is not entitled to indemnification hereunder. In addition, the termination of any proceeding by judgment or order (unless such judgment or order provides so specifically) or settlement, shall not create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s action was unlawful.

18. This Agreement shall be (i) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, shares and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law), and (ii) binding on and shall inure to the benefit of Indemnitee’s heirs, personal representatives, executors and administrators.

19. Except with respect to changes in the governing law, which expand your right to be indemnified by the Company, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

20. This Agreement is being executed pursuant to the resolutions adopted by the Board of the Company on [●], [●], and by the shareholders of the Company on [●], [●]1. At the time of approval, the Board determined, based on the then current activity of the Company, that the amount stated in Section 6 was reasonable, and that the events listed in Schedule A attached hereto reasonably anticipated and the amounts stated therein were reasonable.

IN WITNESS WHEREOF, the parties have duly executed this Indemnification Agreement as of the first date written above.

	ReWalk Robotics Ltd.	[●]

Name:

Title:

1 NTD: Company to provide this information.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

SCHEDULE A TO INDEMNIFICATION AGREEMENT

1. Negotiations, execution, delivery and performance of agreements on behalf of the Company or a Subsidiary thereof including, inter alia, any claim or demand made by a customer, supplier, contractor or other third party transacting any form of business with the Company, its Subsidiaries or affiliates relating to the negotiations or performance of such transactions, representations or inducements provided in connection thereto or otherwise.

2. Anti-competitive acts and acts of commercial wrongdoing.

3. Acts in regard of invasion of privacy including with respect to maintenance and access to databases, the distribution of commercial advertisements and acts in regard of slander.

4. Any claim or demand made for actual or alleged infringement, misappropriation or misuse of any third party’s intellectual property rights including, but not limited to confidential information, patents, copyrights, design rights, service marks, trade secrets, copyrights, misappropriation of ideas by the Company, its Subsidiaries or affiliates.

5. Actions taken in connection with the intellectual property of the Company and any Subsidiary and its protection, including the registration or assertion of rights to intellectual property and the defense of claims relating thereto.

6. Participation and/or non-participation at the Company’s or Subsidiary’s Board of Directors meetings, bona fide expression of opinion and/or voting and/or abstention from voting at the Company’s or Subsidiary’s Board of Directors meetings.

7. Approval or the omission to approve of corporate actions including the approval of the acts of the Company’s and/or Subsidiary’s management, their guidance and their supervision, and the approval of transactions of the Company and/or a Subsidiary with officers and/or directors and/or holders of controlling interests in the Company and/or in a Subsidiary, and any other transactions referred to in Section 270 of the Companies Law.

8. Claims of failure to exercise business judgment and a reasonable level of proficiency, expertise and care in regard of the Company’s and/or Subsidiary’s business.

9. Violations of securities laws of any jurisdiction, including without limitation, fraudulent disclosure claims, failure to comply with any stock exchange disclosure or other rules and any other claims relating to relationships with investors, shareholders and the investment community.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

10. Any claim or demand made under any securities laws or by reference thereto, or related to the failure to disclose any information in the manner or time such information is required to be disclosed pursuant to such laws, or related to inadequate or improper disclosure of information to shareholders, or prospective shareholders, or related to the purchasing, holding or disposition of securities of the Company and/or a Subsidiary or any other investment activity involving or affected by such securities, including any actions relating to an offer or issuance of securities of the Company or of its subsidiaries and/or affiliates to the public by prospectus or privately by private placement, in Israel or abroad, including the details that shall be set forth in the documents in connection with execution thereof.

11. Violations of laws requiring the Company and/or a Subsidiary to obtain regulatory and governmental licenses, permits and authorizations or laws related to any governmental grants in any jurisdiction.

12. Claims in connection with publishing or providing any information, including any filings with any governmental authorities, on behalf of the Company and/or a Subsidiary in the circumstances required under any applicable laws, rules or instructions, including without limitation reports or notices published or filed in accordance with rules or instructions prevailing on an Israeli stock exchange or the Nasdaq Stock Market and/or the Tel Aviv Stock Exchange and/or any stock market outside of Israel, or any law of another country regulating similar matters and/or the omission to act accordingly, or the failure to publish or file any such report or notice.

13. Any claim or demand made by employees, consultants, agents or other individuals or entities employed by or providing services to the Company and/or a Subsidiary relating to compensation owed to them or damages or liabilities suffered by them in connection with such employment or service.

14. Resolutions and/or actions relating to employment matters of the Company and/or its Subsidiaries.

15. Events, pertaining to the employment conditions of employees and to the employer – employee relations, including the promotion of workers, handling pension arrangements, insurance and saving funds, options and other benefits.

16. Any claim or demand made by any lenders or other creditors or for moneys borrowed by, or other indebtedness of, the Company or its Subsidiaries.

17. Any claim or demand made by any third party suffering any personal injury and/or bodily injury and/or property damage to business or personal property through any act or omission attributed to the Company or its Subsidiaries, or their respective employees, agents or other persons acting or allegedly acting on their behalf.

18. Any claim or demand made directly or indirectly in connection with complete or partial failure, by the Company or any Subsidiary thereof, or their respective directors, officers and employees, to pay, report, keep applicable records or otherwise, of any foreign, federal, state, country, local, municipal or city taxes or other compulsory payments of any nature whatsoever, including without limitation, income, sales, use, transfer, excise, value added, registration, severance, stamp, occupation, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll or employee withholding or other withholding, including any interest, penalty or addition thereto, whether disputed or not.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

19. Any claim or demand made by purchasers, holders, lessors or other users of products or assets of the Company and/or a Subsidiary, or individuals treated with such products, including in connection with the performance of pre-clinical and clinical trials on such products, whether performed by the Company and/or by a Subsidiary or by third parties on behalf of the Company and/or a Subsidiary, for damages or losses related to such use or treatment.

20. Any administrative, regulatory or judicial actions, orders, decrees, suits, demands, demand letters, directives, claims, liens, investigations proceedings or notices of noncompliance or violation by any governmental entity or other person alleging potential responsibility or liability (including potential responsibility or liability for costs of enforcement, investigation, cleanup, governmental response, removal or remediation, for natural resources damages, property damage, personal injuries, or penalties or contribution, indemnification, cost recovery, compensation, or injunctive relief) arising out of, based on or related to (x) the presence of, release spill, emission, leaking, dumping, pouring, deposit, disposal, discharge, leaching or migration into the environment (each a “Release”) or threatened Release of, or exposure to, any hazardous, toxic, explosive or radioactive substance, wastes or other substances or wastes of any nature regulated pursuant to any environmental law, at any location, whether or not owned, operated, leased or managed by the Company or any Subsidiaries, or (y) circumstances forming the basis of any violation of any environmental law, environmental permit, license, registration or other authorization required under applicable environmental and/or public health law.

21. Actions in connection with the Company’s and/or Subsidiary’s development, use, sale, licensing, distribution, marketing or offer of products and/or services.

22. Resolutions and/or actions relating to a merger of the Company and/or of its Subsidiaries, the issuance of shares or securities exercisable into shares of the Company and/or a Subsidiary, changing the share capital of the Company, formation of subsidiaries, reorganization, winding up or sale of all or part of the business, operations or shares of the Company and/or a Subsidiary.

23. Resolutions and/or actions relating to investments in the Company and/or its Subsidiaries and/or the purchase or sale of assets, including the purchase or sale of companies and/or businesses, and/or investments in corporate or other entities and/or investments in traded securities and/or any other form of investment.

24. Any administrative, regulatory or judicial actions, orders, decrees, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any governmental entity or other person alleging the failure to comply with any statute, law, ordinance, rule, regulation, order or decree of any of its subsidiaries and/or affiliates, or any of their respective business operations.

25. Any claim or demand, not covered by any of the categories of events described above, which, pursuant to any applicable law, a director or officer of the Company and/or a Subsidiary may be held liable to any government or agency thereof, or any person or entity, in connection with actions taken by such director or officer in such capacity.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

ANNEX C

Form of Resignation Letter

[Date]

Attention: Board of Directors

ReWalk Robotics Ltd.

3 Hatnufa Street, Floor 6

Yokneam Ilit, Israel

2069203

Re:	Resignation

Ladies and Gentlemen:

This irrevocable resignation is delivered pursuant to Section 1.3(c) or Section 6.9 of the Investment Agreement, dated as of March 6, 2018 (the “Agreement”), by and between ReWalk Robotics Ltd. (the “Company”) and Timwell Corporation Limited (the “Investor”). Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

Effective only upon, and subject to, such time as the Investor ceases to meet the shareholding requirements for designation of members of the Board as set forth in Section 6.6(a) of the Agreement, I resign from my position as a director of the Company and from any and all committees of the Board on which I serve.

This resignation may not be withdrawn by me at any time during which it is effective.

Sincerely,

Name:

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

C-1

ANNEX D

Form of Undertaking to the Israel Innovation Authority

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

D-1

149	מתוך	17	עמוד	18/04/2016	עדכון מס' 1 תקף מתאריך	נספח ב	02-05	נוהל מס':

To: The National Technological Innovation Authority ("Innovation Authority")

Relating to projects that have been financed by or are currently being financed by the Innovation Authority (or have been financed by the Office of the Chief Scientist of the Ministry of Economy and Industry - hereinafter referred to as the "OCS") _______________ [Please specify project title and file number] and to projects of the Company (as this term is defined below) that may be financed by the Innovation Authority in the future (the "Projects").

Article XIUndertaking

We, the undersigned, of _____________________________ [Foreign investor's name] a company incorporated, organized and existing under the laws of _______________ and whose registered office is at _________________ ("______"), having, by an agreement dated _______________, committed to invest in ____________________ Ltd. (the "Company"), in exchange for [number and type of shares] ________ shares of the Company;

Recognizing that the Company's research and development or technological innovation Projects are currently, have been or will be financially supported by the Innovation Authority or the OCS under and subject to the provisions of The Encouragement of Research, Development and Technological Innovation in the Industry Law 5744-1984 (the "Innovation Law") and the, applicable regulations, rules, procedures and benefit plans;

Recognizing that the Innovation Law places strict constraints on the transfer of know-how and/or production rights, making all such transfers subject to the absolute discretion of the Innovation Authority's research committee (the "Research Committee"), acting in accordance with the aims of the Innovation Law and requiring that any such transfer receive the prior written approval of the Research Committee;

Hereby declare and undertake:

1.	To observe strictly all the requirements of the Innovation Law and the provisions of the applicable regulations, rules, procedures and benefit plans, as applied to the Company and as directed by the Research Committee, in particular those requirements relating to the prohibitions on the transfer of know-how and/or production rights.

2.	As a shareholder of the Company, to make all reasonable efforts that the Company shall observe strictly all the requirements of the Innovation Law and the provisions of the applicable regulations, rules, procedures and benefit plans, as applied to the Company and as directed by the Research Committee, in particular those requirements relating to the prohibitions on the transfer of know-how and/or production rights.

Date	Name (block letters) and signature of
Authorized Company Representative and
Company Seal

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

D-2

ANNEX E

JV Framework Agreement

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Execution Version

FRAMEWORK AGREEMENT
REGARDING A POTENTIAL JOINT VENTURE

by and between

RealCan Ambrum Healthcare Industry Investment (Shenzhen) Partnership

Enterprise (Limited Partnership) (“RealCan Ambrum”)
and
ReWalk Robotics Ltd (“ReWalk”)

This Framework Agreement (this “Agreement”) is entered into on March 6, 2018 by and between RealCan Ambrum Healthcare Industry Investment (Shenzhen) Partnership Enterprise (Limited Partnership) (“RealCan Ambrum”) and ReWalk Robotics, Ltd. (“ReWalk”).

The China Parties and ReWalk are referred to herein collectively as the “Parties” and individually as a “Party”.

The Parties hereby agree as follows:

● PROVISION	● AGREEMENT
● Parties to the Joint Venture

●    The Parties to the JV shall be:

i.     RealCan Ambrum

ii.    Affiliates of Timwell

iii.   Certain related parties of Timwell and RealCan Ambrum; and

iv.   ReWalk.

●    (i) and (ii) shall be jointly referred to as “RealCan Ambrum & Timwell” and RealCan Ambrum & Timwell and (iii) shall be jointly referred to as the “China Parties.”

●     Unless otherwise agreed to by ReWalk, (i) one of the RealCan Ambrum & Timwell entities must hold more than 30% of the equity interest in the joint venture to be formed between the China Parties and ReWalk (the “JV”), (ii) RealCan Ambrum & Timwell shall at all times hold no less than 51% of the equity interest in the JV; (iii) there should be no change of control of any of the RealCan Ambrum & Timwell entities; (iv) none of the direct or indirect shareholders of the China Parties shall be a Competitor as defined in Exhibit A; and (v) the China Parties to the JV are subject to ReWalk’s consent, which shall not be unreasonably withheld by ReWalk.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

● Formation of Joint Venture

●     The China Parties and ReWalk shall form a JV, whereby (i) the China Parties shall, in exchange for a 80% equity interest in the JV, contribute certain items as set forth below in the section entitled “Contributions”, and (ii) ReWalk shall, in exchange for a 20% equity interest in the JV, contribute certain items as set forth below in the section entitled “Contributions”.

●     Following the formation of the JV, the JV will operate as a stand-alone entity. The type of entity, jurisdiction and tax structure will be agreed upon by the Parties following detailed tax due diligence and analysis.

● Principles

●    The China Parties and ReWalk covenant to each other that it shall adhere to the following principles during the formation and operation of the JV:

i.    The JV shall be an independent and market-oriented entity, where the China Parties and ReWalk have the obligation to support the JV;

ii.   Any cooperation between the China Parties or ReWalk and the JV shall be pursuant to mutually acceptable arms-length terms; and

iii.  RealCan Ambrum & Timwell, and RealCan Ambrum &Timwell shall ensure the other China Parties, and ReWalk shall enter into a joint venture contract (“JV Contract”) for the incorporation of the JV in terms and conditions consistent with the provisions of this Agreement.

● Business

●     The research, development, registration, manufacture, marketing, distribution, offer for sale, sale, maintenance, market access, training and other related services in the Territory (as defined below) of ReWalk Stroke Exosuit (including in the Harvard Related Field as defined in the License Agreement Key Terms) (to be more fully detailed in the Transaction Documents, which includes the JV Contract and the articles of association of the JV).

●     The registration, marketing, distribution, offer for sale, sale, maintenance, market access, training and other related services (excluding any activities related to manufacture, research, development, or an IP transfer in any forms) in the Territory (as defined below) of ReWalk SCI Products in all versions including related components and spare parts (to be more fully detailed in the Transaction Documents, which includes the JV Contract and the articles of association of the JV).

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

● Territory	● People’s Republic of China. (for purposes of this agreement, the Territory includes the HK and Macau SAR, but not Taiwan).
● ReWalk Products

i.    ReWalk wearable medical robotic exoskeleton products, known as REWALK™ PERSONAL and REWALK™ REHABILITATION (together as “ReWalk SCI Products”), in all versions including related components and spare parts

ii.   ReWalk gait-restorative exosuit for stroke (“ReWalk Stroke Exosuit”) including all components and spare parts, that are under development

iii.  any modifications that may be made by ReWalk to all above mentioned products, including, without limitation, major enhancements, redesign of major parts and new features and functionalities.

iv.  any future wearable products that may be developed by ReWalk during the Term,

provided, however, that ReWalk Products expressly exclude any products for any military uses or application

●     The JV will have right of first refusal with respect to new products or services to be provided by ReWalk (or any affiliates of ReWalk) relating to the Business in the Territory.

● Contributions

i.            The total investment and registered capital of the JV are to be agreed by the Parties in the JV Contract.

ii.            The China Parties will contribute the following to the JV:

●     Operating cash based on funding plan of the JV as to be specified in the initial business plan; and

●     Manufacturing sites and facilities (as and when applicable), human resources, marketing resources and all necessary resources to support JV operation.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

iii.    ReWalk will contribute the following to the JV:

●     Licenses under IP and know-how (including ReWalk Trademark) as well as other information related with the Business on terms and conditions to be mutually agreed; and

●     To facilitate the distribution, training, service, sales and promotion and other needed activities to commercially operate under such licenses, all data, materials and methods reasonably required for the production and commercialization of the Products in the Territory on terms and conditions to be mutually agreed.

●     In the event that any or partial of the licensed rights as listed above are not deemed as permissible form of in-kind capital contribution under the applicable PRC laws and regulations, the Parties agree to use their best efforts to find alternative means for ReWalk to own 20% equity interest in the JV without the obligation to make any cash contribution, including but not limited to 1) all transferrable IP rights from or could be generated by ReWalk in the Territory as permitted by contractual or regulatory agreements related to such IPs; and 2) other commercial arrangements in compliance of applicable PRC laws and regulations. ; provided that ReWalk must license such rights and provide such services to the JV as consideration for such 20% equity interest in the JV.

●     For the first five years after the establishment of the JV, provided that ReWalk’s contributions to the JV as specified above have been duly and properly fulfilled in all material respects, ReWalk’s ownership in the JV shall not be diluted below 20% whatsoever. If the JV requires additional capital to fund its operations and conducts capital increase in the first 5 years of the JV’s establishment, subject to the compliance of and to the extent as permitted by PRC laws, such increased capital shall be contributed to the capital reserve fund of the JV, which, if converted into the registered capital of JV, its rights and obligations shall be enjoyed by the China Parties and ReWalk in proportion to their respective shareholding ratio as set forth in the “Formation of Joint Venture” above.

i.             Contribution schedule: to be agreed in the JV Contract based on milestones as to be specified in the initial business plan which shall be mutually agreed by the Parties.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

ii.            Each of the China Party and ReWalk’s obligation to contribute to the registered capital to the JV shall be subject to each and all of an Investment Agreement between ReWalk and Timwell Corporation Limited, dated March 6, 2018 (the “Investment Agreement”), the License Agreement (as defined below), the Supply Agreement (as defined below) and the JV Contract (the “Transaction Documents”) having been duly executed, delivered and performed without material breach.

iii.           Should any Party fail to contribute any or all of its subscribed portion of the JV’s registered capital in accordance with the agreed contribution schedule in the JV Contract, the defaulting Party shall be liable to pay liquidated damages to the non-defaulting Party in an amount of interest calculated based on the current rate for one-year term loan in RMB announced by the People’s Bank of China on such unpaid amount accrued on a daily basis.

● Rights to Intellectual Property	● The JV and ReWalk’s rights to intellectual property are subject to the terms and conditions as stipulated in the License Agreement.
● License Agreement and Supply Agreement

●     ReWalk and the JV shall enter into a license agreement within twenty (20) days upon the establishment of the JV (the “License Agreement”), with terms and conditions consistent with the License Agreement Key Terms attached as Annex F of the Investment Agreement.

●     ReWalk and the JV shall enter into a supply agreement within twenty (20) days upon the establishment of the JV (the “Supply Agreement”), with terms and conditions consistent with the Supply Agreement Key Terms attached as Annex G of the Investment Agreement.

● Third Party Infringement	● Process and mechanism to be defined in the Transaction Documents.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

● Board of Directors

●     The Board of Directors of the JV (the “Board”) will consist of 5 members, 4 of which will be designated by the China Parties (and at least 3 out of such 4 directors shall be designated by RealCan Ambrum & Timwell), and one of which will be designated by ReWalk. The China Parties and ReWalk will each be entitled to remove and reappoint any director designated by such Party. Notwithstanding the above, ReWalk shall always have a right to appoint at least one director to the Board unless its equity interests in the JV falls below 5%.

●     Subject to the compliance of PRC laws and as to be agreed and specified in the JV Contract, the chairman of the Board shall be appointed by RealCan Ambrum & Timwell, the vice-chairman of the Board shall be appointed by ReWalk. Subject to events that are specified in the JV Contract and when the chairman is unable to or refuses to perform his/her duties in such specified events, the vice-chairman shall perform such duties on behalf of the chairman.

●    A quorum for a meeting of the Board shall be met if at least four (4) of the directors are present, which must include the director appointed by ReWalk. ● If a quorum shall not be present at any meeting of the Board, the directors present at the meeting may adjourn such meeting until a quorum shall be present, provided that, if notice of the Board meeting has been duly delivered to all directors in accordance with the applicable notice procedures in the JV Contracts 15 business days prior to such meeting, and the quorum is not present at the time appointed for such meeting solely because of the absence of ReWalk’s appointed director and such director fails to send a written notice to the Chairman to explain the reason for failure to attend, the meeting shall be adjourned to the tenth following business day at the same time and place (or to such other time or such other place as the directors may determine) with notice duly delivered to all directors five days prior to the occurrence of such adjourned meeting pursuant to the applicable notice procedures in the JV Contract and, if at the adjourned meeting, the quorum is not present in such meeting solely because of the absence of ReWalk’s director, then any three or four directors present at such meeting shall constitute a quorum.

●     Should any director be unable to attend a meeting in person, he/she may authorize in proxy a representative to attend and vote in the meeting.

●     The circumstances that would trigger a deadlock event and the mechanisms to resolve any such deadlock event in connection with the JV shall be further determined under the JV Contract.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

● Core Management Personnel	● The initial CEO and the initial CFO of the JV shall be appointed by joint agreement of the China Parties and ReWalk. The remainder of the management team shall be appointed by the CEO. Any member of management may be removed by the affirmative vote of the majority of the Board; provided that such majority includes the director appointed by ReWalk with respect to the removal or replacement of the CEO or CFO.
● Business and Strategic Plan	● Not later than the end of each fiscal year, the JV shall have formulated and submitted to the Board a detailed business plan for the following fiscal year (including an operating and capital budget plan). Within 45 days after the end of each fiscal year, the JV shall have adopted by unanimous Board approval and delivered to each of the China Parties and ReWalk such detailed business plan and a strategic plan covering at least the following two fiscal years.
● Minimum Payments

●     In order to maintain exclusive rights in China to market and sell the Products and the rights to the IP, the Parties mutually agree that the JV must provide ReWalk a minimum operating cash contribution, where such payments can be made to ReWalk from the JV as product purchase prices, royalties and all such other means as agreed to by the Parties (the “Minimum Payments”). The Minimum Payments by the JV to ReWalk for the first three years after formation of the JV and for the years thereafter is as set forth in Exhibit B.

●     The formula used to calculate all payments from the JV to ReWalk with regard to the Products will be determined in the JV Contract and other Transaction Documents.

●     Subject to the provisions to be agreed to by the Parties in the JV Contract, the JV shall be deemed to have defaulted on its Minimum Payment obligations resulting in the loss of its rights to market and sell the Products and the rights to IP in the Territory only if (1) such default is solely due to the under-performance of the JV and without any failure of ReWalk in the fulfilment of its obligations hereunder, and not due to any other events or factors that are not under the control or influence of the JV, and (2) one of the following circumstances occur (the “Deemed Default of Minimum Payment”):

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

i.             Within the [**] after the establishment of the JV (i) if the JV’s total amount of payables made to ReWalk in any given year is no less than [**]% of the Minimum Payments required to be made to ReWalk for [**] and (ii) the JV is unable to completely make up this Minimum Payment deficit to ReWalk by the end of the [**] period (the “First Due Date”). For clarity purpose, the failure to pay by no less than [**]% of the Minimum Payments in the [**] shall be subject to the terms in (ii) as below;

ii.            If for any year after the [**] since the JV’s establishment, the JV’s total amount of payables made to ReWalk is no less than [**]% of the Minimum Payment required to be made to ReWalk under this particular year and the JV is unable to completely make up this Minimum Payment deficit to ReWalk by the end of the following year (the “Subsequent Due Date”); or

iii.           If in any given year since the JV’s establishment, the JV’s total amount of payables made to ReWalk is less than [**]% but above [**]% of the Minimum Payment required to be made to ReWalk under this particular year and the JV is unable to make up this Minimum Payment completely to ReWalk by [**] after the end of this particular year (the “Cure Period Due Date”), the parties will mediate to find a cure through any one of the following: (a) the JV completely making up this deficit of Minimum Payment; (b) the JV conducting a business review with ReWalk, and if such shortfall is found to be due to any activities or events outside of the control of the JV, a reduced forecast shall be determined by ReWalk for this particular year at issue in lieu of the original forecast; or (c) at the sole discretion of ReWalk, as a consideration of the upcoming business prospects of the JV, the removal of the Minimum Payment requirement for such particular year.

●     (the First Due Date, Subsequent Due Date and Cure Period Due Date shall be collectively referred to herein as the “Payment Due Dates”).

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

● Profit Distribution	If a Deemed Default of Minimum Payment has occurred, and Rewalk and the JV fail to agree on a waiver or other mediation approach to resolve the Deemed Default of Minimum Payment as defined under the “Deemed Default of Minimum Payment” section above (the “Mediation Approach”) within [**] after the applicable Payment Due Date (the “Mediation Due Date”), and such Mediation Approach must be initiated by either party through written notice to the other party at least [**] prior to the applicable Payment Due Date as defined under the “Deemed Default of Minimum Payment” section above, and if the JV and ReWalk fail to reach an agreement before the expiry of the Mediation Due Date, the JV and ReWalk shall be obligated to sign a termination letter of the Supply Agreement and License Agreement upon such due date.

The lead time for the JV’s payment for the purchase of any Products shall be [**]% of the Products’ aggregate purchase price up front upon the issuance of the purchase order to ReWalk. The final [**]% of the payment for such ordered Products shall be paid by the JV within a certain amount of days after the delivery of the Products as determined by the JV Contract.

	●	Subject to the fulfilment of the Minimum Payment requirement of the relevant years, the JV may distribute its Distributable Profits, where the Distributable Profits means the net profits of the JV after offsetting all losses in prior years as audited by the JV’s independent auditor.

● Auditor	●	The JV’s initial independent auditor shall be appointed by mutual agreement of ReWalk and RealCan Ambrum & Timwell. The independent auditor may be replaced by a decision of a majority of the board including the director appointed by ReWalk.

	●	The JV shall deliver to ReWalk and RealCan Ambrum & Timwell unaudited consolidated balance sheets and statements and operations and cash flows within forty-five (45) days after the end of each fiscal year. Further, the JV shall deliver to ReWalk and China Parties true, correct and complete bilingual copies of the audited consolidated balance sheets and statements and operations and cash flows in accordance with PRC GAAP within three (3) months after the end of each fiscal year. In addition, the JV shall provide a bilingual version of quarterly consolidated financial statements in accordance with PRC GAAP within 30 days after the end of a quarter.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

● Minority Protection Rights	●	Subject to the compliance of and to the extent as permitted by PRC laws, ReWalk shall have customary minority protection rights as specified in the JV Contract. Such customary minority protection rights may cover information rights (including unaudited quarterly financial statements and audited annual financial statements within timeline as specified in Auditor Clause), inspection rights, pro rata participation and preemptive rights, the right to receive information necessary to enable it to comply with its obligations under U.S. securities laws and, as set forth in Exhibits A, unanimous consent rights on certain fundamental matters. In the event the JV is restructured into a joint stock company where the shareholder general meeting becomes the highest authority of the company, subject to the compliance of and to the extent as permitted by PRC laws, the JV shall not take any actions in connection with the Board Reserved Matters stipulated under Exhibit A unless first approved by at least 85% of the shareholders of the company.

	●	ReWalk shall be permitted to disclose such information as is necessary to enable it to comply with its obligations under U.S. securities laws.

	●	In addition, subject to the compliance of and to the extent as permitted by PRC laws, after 5 years of the establishment of the JV, ReWalk shall have customary piggyback registration rights with regard to registration under the U.S. federal securities laws with respect to the equity of the JV. The JV shall cause the executive team to cooperate in the marketing and disclosures reasonably necessary to the success of any such registration or sale.

● Transfer Restrictions	●	Except as provided in the section entitled “Termination and Exit” or unless a Party earlier undergoes a Change of Control (as defined below) not to a Competitor of the other Party, (i) during the first 5 years after the date of establishment of the JV, the China Parties or ReWalk shall not sell, transfer or otherwise dispose of any of its interests in the JV to any third party without the prior consent of the other Party, with the exception that any of the China Parties~~,~~ (other than RealCan Ambrum & Timwell) can sell, transfer, or otherwise dispose of any of its interests in the JV to RealCan Ambrum & Timwell, and such transferred interests held by RealCan Ambrum & Timwell shall be subject to the same transfer restrictions as stipulated under this Agreement and the JV Contract; and (ii) commencing on the fifth anniversary of the JV’s establishment, any Party may sell, transfer or otherwise dispose of any of its interests in the JV to any third party, other than to a Competitor of the other Party, subject to the right of first refusal and co-sale right of the other Party. The foregoing shall be subject to an exception permitting a transfer to a wholly-owned entity or certain other designated entities (to be specified and agreed by the Parties) of the China Parties or ReWalk as applicable.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

● Tag-Along Rights	●	ReWalk will have customary tag-along rights to have the option to sell all or a portion of its economic or voting interest in the JV if RealCan Ambrum & Timwell sells any portion of its economic or voting interest in the JV to a third party (including other China Parties). The amount of equity interest that ReWalk is permitted to sell under such right shall equal the equity interest then held by Rewalk multiplied by a fraction equal to the total amount of equity interest then held by ReWalk, divided by the total amount of equity interest held by the selling RealCan Ambrum & Timwell plus ReWalk. Any subsequent third party that acquires economic or voting interests in the JV shall be bound by and subject to the same terms and conditions of the JV Contract.

● Pledges	●	No Party shall be permitted to pledge its equity interest in the JV except for purposes of obtaining financing resources for the JV with mutual agreements from all Parties of the JV. Conditioned on no more favorable terms offered by the China Parties for such financing needs, the Parties agree that the JV will first seek to obtain external financing from financial institutions before seeking other sources of financing under such circumstances.

● Termination and Exit	●	Subject to the compliance of and to the extent as permitted by PRC applicable laws and as to be detailed in the JV Contract, The JV may be terminated upon the following events:

	●	(1) the Parties may mutually agree to terminate and dissolve the JV at any time;

	●	(2) upon the bankruptcy or insolvency of the JV;

	●	(3) if any Party materially breaches its obligations under the JV Contract (including failing to make its capital contribution for a certain period of time as to be detailed in the JV Contract), the non-breaching Party shall have the right (subject to terms in the JV Contract, including but not limited to applicable cure periods) to (i) buy out the interest of the breaching Party in the JV, (ii) require the breaching Party to buy out the non-breaching Party’s interest at Fair Market Value, taking into account what the JV would be worth if the breach had not occurred, or (iii) require the JV to be dissolved;

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

	●	(4) upon the “Change of Control” of any Party to a Competitor of the other Party, such other Party shall have the right to (i) buy out the interest of the first Party in the JV, (ii) require the first Party to buy out such other Party’s interest at Fair Market Value, or (iii) require the JV to be dissolved;

	●	(5) if so agreed between the Parties, upon a fundamental change in the business of the JV, such that the JV is no longer substantially engaged in the Business.

	●	Customary termination triggering event and the detailed exit mechanism shall be further agreed in the JV Contract.

● Change of Control of ReWalk	●	If a Change of Control in respect of ReWalk occurs, the China Parties shall have the right, at its sole discretion, to buy out the shares owned by ReWalk in the JV at Fair Market Value.

	●	“Change of Control” shall mean any of the following: (i) the sale, assignment, transfer, conveyance or other disposition (including by way of grant of a license or lease) of all or substantially all of the consolidated assets of one Party, (ii) a merger, consolidation, amalgamation or other combination of one Party or any of its subsidiaries with or into another entity (other than solely for the purpose of reincorporation in a different jurisdiction), (iii) any other transaction or series of related transactions (including by merger, consolidation or otherwise) in which, after the consummation of such transaction(s), (A) any person or entity would (directly or indirectly, alone or together with others) be deemed a controlling shareholder (baal shlitah) (as defined in Section 268 of the Israel Companies Law) of a Party (or the surviving or acquiring entity, as applicable), or (B) the shareholders of a Party’s ordinary shares immediately prior to such transaction ceasing to own, directly or indirectly, more than 50% of the ordinary shares of such Party (or any surviving or continuing entity), and (iv) any other matters related or ancillary to, or in connection with, any of the foregoing.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

	●	RealCan Ambrum & Timwell and ReWalk shall agree on the process and mechanism to define the Fair Market Value in the JV Contract which shall be by principle consistent to the process as described below, and in compliance with PRC laws and regulations:

	●	(a) Each Party shall appoint an internationally reputable external accounting firm (which may not be the JV’s auditor) within ten (10) business days and at its own expense to perform individual valuations of the Fair Market Value of the JV as a going concern based on fair market value, and shall use reasonable best effort to cause the accounting firm to produce valuation result as soon as practicable.

	●	(b) If the difference between the two valuations is within a ten percent (10%) range, the average of the two valuations shall be deemed to be the Fair Market Value. If the difference between the two valuations exceeds ten percent (10%) of the higher valuation, then within ten (10) business days of notice from any Party, a third party accounting firm as mutually determined by the Parties shall be appointed as the third accounting firm and determine the final valuation, and such valuation shall be the Fair Market Value. The cost of the third accounting firm shall be borne equally by the China Parties and ReWalk. Each Party shall use reasonable best efforts to cause the third accounting firm to produce valuation result as soon as practicable.

	●	(c) If a Party fails to appoint an accounting firm within the specified period as set forth in above section (a), the valuation of the accounting firm appointed by the other Party shall be the Fair Market Value.

● IPO	●	Subject to the compliance of and to the extent as permitted by PRC applicable laws and related listing rules, upon the filing of any initial public offering that results in the voting equity of the JV (or any successor entity) becoming listed on a national securities exchange (an “IPO”), ReWalk shall keep its Minority Protection Rights to the maximum extent permissible under applicable laws and listing rules. The Parties and the JV further agree to restore ReWalk’s Minority Protection Rights in the JV to the maximum extent permissible under applicable laws and listing rules within a reasonable period of time in the event that (i) the IPO fails to occur for any reason within 3 years after the JV has been restructured into a joint stock company, or (ii) the Board of the JV reaches a unanimous decision not to pursue an IPO, whichever is earlier.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

● Non-competition	●	Each Party will agree in the JV Contract not to, and to cause its subsidiaries not to, directly or indirectly compete with the Business within the Territory in the case of ReWalk and worldwide in the case of the China Parties, provided that none of the Parties shall have an intention to prohibit the other Party from engaging in any business that is beyond the scope of the Business.

● Corporate Opportunity	●	Each of ReWalk and the China Parties is prohibited from taking corporate opportunities in respect of the Products exclusively in China, to the extent it discovers such opportunities in the conduct of its own business outside of the JV, unless ReWalk or the China Parties first offers the opportunity to the JV.

● Service Fees	●	Without prejudice to the generality of the provisions as provided in the sections entitled “Principles” and “Contributions”, to the extent that the JV requires any support from ReWalk for technology updates or upgrades or content development, the JV will compensate ReWalk for such updates, upgrades or development, provided such support is solely for the benefit of the JV and at a price mutually agreed by the JV and ReWalk.

● Related Party Transactions	●	Subject to the compliance of and to the extent as permitted by PRC applicable laws, any contract or agreement of any kind entered into by the JV with any shareholder or any affiliate of a shareholder or with any person who controls or is under common control with any shareholder or any affiliate of a shareholder shall be on arms-length terms and shall be submitted to the Board of directors of the JV for approval, subject to Exhibits A.

● Timeline	●	The JV will be established on or before July 1, 2018.

● Term of JV	●	fifty (50) years until terminated earlier in accordance with the joint venture agreement.

● Applicable Law	●	The formation, validity, interpretation, implementation and settlement of disputes in respect of this Agreement and the JV Contract shall be governed by the applicable PRC laws and regulations.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

● Dispute Resolution	●	Subject to the compliance of and to the extent as permitted by PRC applicable laws, any dispute to be submitted for arbitration under this Agreement and the JV Contracts shall be submitted to the Hong Kong International Arbitration Centre in Hong Kong for arbitration which shall be conducted in accordance with the Centre’s arbitration rules in force at the time of applying for arbitration.

● Confidentiality	●	The Parties agree that the existence, content, and/or discussion of this Agreement shall not be disclosed to any third party, or any of their employees, financing providers, professional advisors or other representatives except on a need-to-know and confidential basis. No Party shall advertise or release any publicity regarding the existence, content or discussion of this term sheet without the prior written consent of the other Party.

	●	Notwithstanding the aforementioned, as ReWalk is a public company in the United States traded on NASDAQ, the China Parties acknowledges and agrees that ReWalk may be required to disclose certain information related to this term sheet under applicable laws; accordingly, any confidentiality undertaking by ReWalk set forth herein shall be subject to such ReWalk’s disclosure obligations as required by applicable laws and the aforementioned actions will not be deemed in any way a breach of ReWalk’s confidentiality undertaking set forth above.

● Costs and Expenses	●	Each party shall bear and pay its own costs, fees and expenses incurred in connection with the transactions contemplated hereby.

	●	Expenses for the JV set up will be borne within the JV.

● Effectiveness	●	This Agreement shall become effective and binding upon execution by ReWalk and RealCan Ambrum.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

IN WITNESS WHEREOF, the duly authorized representatives of the Parties have executed this Agreement on the date first above mentioned.

RealCan Ambrum Healthcare Industry Investment (Shenzhen) Partnership Enterprise (Limited Partnership)

By:
Name:	Ning Cong
Title:	Authorized Signatory

REWALK ROBOTICS LTD.

By:
Name:	Larry Jasinski
Title:	CEO

[Signature page to JV Framework Agreement]

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

EXHIBIT A

Matters Requiring Unanimous Board Approval

The JV shall not be authorized or entitled to take a list of actions unless such actions are first approved by unanimous consent of the directors present, in person or by proxy, at a duly convened and constituted Board meeting (which shall include the director appointed by ReWalk) (the “Board Reserved Matters”). The Board Reserved Matters will include:

(1)	the incurrence, assumption, cancellation or guarantee of any indebtedness in excess of US$ [**] in a single transaction or series of related transactions other than those that are in the ordinary course of business and are not included in the approved capital or operating budget of the JV;

(2)	the creation of any lien, security interest, mortgage, pledge or other encumbrance upon any assets of the JV, subject to mutually agreed exceptions;

(3)	any sale, exclusive license or other disposition of any IP of the JV, other than in the ordinary course of business;

(4)	the adoption of the JV’s business plan for any fiscal year, including the operating budget and capital budget to be included in such annual business plan, or any variance from the operating or capital budget that is greater than a mutually agreed percentage threshold;

(5)	the creation of, and any delegation to, any committee of the Board;

(6)	any sale, lease or other disposition of (i) all or substantially all of the assets of the JV in a single transaction or in a series of related transactions, or (ii) any single asset or group of assets the value of which exceeds US$ [**].

(7)	the JV’s commitment to or incurrence of any capital expenditure in any given fiscal year in excess of a US$ [**] unless such capital expenditure has already been included in an approved capital budget for the JV for such fiscal year or is in the ordinary course of business;

(8)	the JV’s voluntary incurrence, in a single transaction or series of related transactions, of any contractual or other fixed or contingent long-term liability in excess of US$ [**] unless such incurrence has been included or forecast in an approved operating or capital budget for the JV for such fiscal year or is in the ordinary course of business;

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

CONFIDENTIAL

(9)	any merger, consolidation, acquisition , investment or similar business combination or transaction in respect of the JV;

(10)	the creation of any subsidiary of the JV, where the JV owns more than 50% of the voting and economic interest of the entity and the net assets or revenue of such subsidiary exceeds a mutually agreed economic threshold;

(11)	the commencement, prosecution or settlement of any litigation, arbitration or other dispute resolution involving claimed or potential amounts in excess of US$ [**] (other than legal proceedings in which the JV is adverse to a China Party or ReWalk or their respective affiliates, with respect to which only the approval of the directors not associated with such Party shall be required);

(12)	subject to the section entitled “Profit Distribution”, the declaration or payment of any dividends or other distributions to members of the JV or the adoption of any profit distribution plan for the JV;

(13)	any material changes to the accounting methods or practices of the JV;

(14)	the adoption, amendment or termination of any employee equity incentive plans or any other equity-based compensation or benefit scheme for the JV’s employees in excess of a mutually agreed threshold;

(15)	any cash or non-cash compensation to be paid by the JV to officers of the JV that deviates from previously approved compensation schedule;

(16)	any material change in the nature or scope of the business of the JV;

(17)	the termination, modification, or amendment of the material rights or obligations of the China Party or ReWalk under the joint venture agreements (including the service agreements entered into by China Party or ReWalk and the JV), shareholders’ agreement and any other constituent documents of the JV, including but not limited to those rights and obligations that may have a substantial influence on management and operation of the JV, security interests of the JV and the acquiring and transfer thereof;

(18)	the creation of new classes of equity of the JV, or the issuance of any equity, ownership or other interests (including any security or instrument convertible into, or exercisable or exchangeable for, any of the foregoing) in the JV, or any repurchase or redemption thereof other than (i) when the valuation of the JV is not less than a mutually agreed valuation threshold (reflecting a mutually agreed multiple of the JV’s valuation at the time of its establishment) and (ii) that are pari passu with the equity securities held by the China Party and ReWalk in a bona fide financing transaction;

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(19)	the issuance of any equity, ownership or other interests (including any security or instrument convertible into, or exercisable or exchangeable for, any of the foregoing) in the JV to any competitor of ReWalk or a China Party, based on definitions to be agreed by the Parties, plus up to [**] additional deemed competitors that may be designated from time to time by each of the China Party and ReWalk (subject to updating with 10 business days advance written notice given not more frequently than every 6 months) (each a “Competitor”);

(20)	any proposed IPO, listing or quotation of the securities of the JV (or its parent holding company) in which the pre-money valuation of the JV provided by the underwriter/investment bank is less than a mutually agreed valuation threshold or if the stock exchange where the JV (or its parent holding company) is proposed to be listed is not in the US, Hong Kong or mainland China;

(21)	the dissolution, liquidation or winding-up of the JV or the cessation of carrying on the business of the JV, other than as provided in the section entitled “Termination and Exit”;

(22)	the commencement of any bankruptcy, insolvency or other similar proceeding in respect of the JV, or the adoption of a plan with respect to any of the foregoing; and

(23)	the entry by the JV into any contract or agreement of any kind, or material amendment thereof, in excess of US$ [**] with any shareholder or any affiliate of a shareholder or with any person who controls or is under common control with any shareholder or any affiliate of a shareholder, provided that the entry into or amendment of the contract or agreement is approved by the unanimous vote of those directors who are deemed independent with respect to the contract or agreement, with the exception of sales orders with customary terms for orders of that nature.

Except to the foregoing, all other matters submitted to the Board of Directors for approval shall be approved with the consent of a simple majority of directors of the Board unless otherwise required by applicable law.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

EXHIBIT B

Minimums
	First Year after Incorporation	Second Year after Incorporation	Third Year after Incorporation	From the Fourth Year after Incorporation
Amount to be paid to ReWalk	US$1,250,000	US$4,000,000	US$8,000,000

From year 4 to year 6:

Annual increase of 15% on the minimum amount for the preceding year

From year 7 to year 9:

Annual increase of 10% on the minimum amount for the preceding year

Afterward: annual increase of 5-8% on the preceding year’s amount.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

ANNEX F

License Agreement Key Terms

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

CONFIDENTIAL

LICENSE AGREEMENT KEY TERMS1

Defined Terms
1. Licensor or ReWalk	ReWalk Robotics, Ltd.
2. Licensee	[China JV or New Entity], a joint venture between ReWalk and RealCan Ambrum Healthcare Industry Investment (Shenzhen) Partnership Enterprise (Limited Partnership). (“RealCan Ambrum”)
3. Control

With respect to any Know-How, Patent Rights, other intellectual property rights or trade secrets, the legal authority or right (whether by license or otherwise) of a Party to grant a license or a sublicense of or under such Know-How, Patent Rights, or other intellectual property rights to another Person, or to otherwise disclose such trade secrets to another Person, without breaching the terms of any agreement with a third party, or misappropriating the trade secrets of a third party

4. Harvard License Agreement	The License Agreement (together with all Exhibits) entered into as of the 16th of May, 2016, by and between President and Fellows of Harvard College (“Harvard”) and ReWalk
5. Harvard Patent Rights	All “Licensed Patent Rights” (as such term is defined in the Harvard License Agreement) in the Territory, including all patent rights in the Territory identified on Exhibit B hereto.

1         Note: Pursuant to the Harvard License Agreement, ReWalk must furnish Harvard with a fully executed copy of the definitive License Agreement, promptly after its execution. The parties acknowledge and agree that nothing in the Investment Agreement or this term sheet is (or shall be deemed to be) a “Sublicense” (as such term is defined in the Harvard License Agreement) and that no Sublicense exists (or shall be deemed to exist) unless and until a definitive License Agreement is executed by ReWalk and Licensee. In addition, the License Agreement shall take effect at such time that is mutually agreed upon by the parties to optimize the amount of applicable payments due or payable to the IIA, as applicable, and all licenses granted to Licensee under the License Agreement are expressly conditioned on ReWalk obtaining all necessary consents from the IIA under the Israel R&D Law.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

CONFIDENTIAL

6. Harvard Know-How	All “Licensed Know-How” (as such term is defined in the Harvard License Agreement) in the Territory, including all know-how in the Territory set forth on Exhibit C hereto.
7. ReWalk Patent Rights	Other than the Harvard Patent Rights, (a) all issued patents (including utility models), including any extensions, supplemental protection certificates, reissues, reexaminations or renewals thereof, and (b) all patent applications, in each case, that are owned or Controlled (but, for clarity, solely during the period of such Control) by Licensor in the Territory that are used or useful in the Business
8. ReWalk Know-How

Other than the Harvard Know-How, all data, materials, compositions, methods, processes, analyses, formulae, know-how, trade secrets, unpatented inventions, technology, and other related information, in each case, that are owned or Controlled (but, for clarity, solely during the period of such Control) by Licensor in the Territory that are used or useful in the Business

9. ReWalk Marks	All Marks in the Territory owned by ReWalk as of the Effective Date and used on or in connection with marketing or sale of the ReWalk Products, including REWALK and RESTORE.
10. Harvard Related Field	Active Medical Lower Limb Soft Exosuits (as such terms are defined in the Harvard License Agreement)
11. Licensed Products	Any ReWalk Product, the making, using, selling, offering for sale, or importing in or into the Territory would (without the license granted hereunder) infringe directly, indirectly by inducement of infringement, or indirectly by contributory infringement, at least one pending Valid Claim or issued Valid Claim (as such term is defined in the Harvard License Agreement) in the Territory
12. ReWalk Products

i.       ReWalk wearable medical robotic exoskeleton products, known as REWALK™ PERSONAL and REWALK™ REHABILITATION, (together as “ReWalk SCI Products”) in all versions including related components and spare parts

ii.      ReWalk gait-restorative exosuit for stroke (“ReWalk Stroke Exosuit”) including all components and spare parts, that are under development

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

iii.     any modifications that may be made by ReWalk to all above mentioned products, including, without limitation, major enhancements, redesign of major parts and new features and functionalities

iv.    any future wearable products that may be developed by ReWalk during the Term,

provided, however, that ReWalk Products expressly exclude any products for any military uses or applications. [2]

Licensee will have right of first refusal with respect to new products or services to be provided by ReWalk (or any affiliates of ReWalk) relating to the Business in the Territory.

13. Business

The research, development, registration, manufacture, marketing, distribution, offer for sale, sale, maintenance, market access, training and other related services in the Territory (as defined below) of ReWalk Stroke Exosuit (including in the Harvard Related Field) (to be more fully detailed in the Definitive Agreements, which includes the joint venture agreement and the articles of association of the JV)

The registration, marketing, distribution, offer for sale, sale, maintenance, market access, training and other related services in the Territory (excluding any activities related to manufacture, research, development, or an IP transfer other than for regulatory or clinical purposes as required for localizing distribution of the Products in the Territory) of ReWalk SCI Products in all versions including related components and spare parts (to be more fully detailed in the Definitive Agreements, which includes the joint venture agreement and the articles of association of the JV)

2        Note: For clarity, the parties agree that if an export license is required for Harvard IP or ReWalk IP to be transferred outside of the U.S., then the parties shall use their best efforts to work together to procure such license and will ensure that all activities will comply with U.S. export controls and will not transfer any items or technology in violation of U.S. export controls.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

14. Territory	People’s Republic of China, Hong Kong SAR, Macau SAR
License and Sublicense Grant under ReWalk Owned IP
15. ReWalk Owned IP	All (a) ReWalk Patent Rights owned by ReWalk, including as set forth on Exhibit A, (b) ReWalk Know-How owned by ReWalk, including such Know-How generally described in Exhibit D and the license granted thereunder shall be counted as part of the Capital Contribution of ReWalk in the JV, and (c) ReWalk Marks
16. ReWalk SCI Owned IP	Rewalk Owned IP that relates to spinal cord injuries.
17. ReWalk Owned Patent Rights and ReWalk Marks– License and Sublicense Grants

Subject to the terms, conditions, and exemptions set forth in the definitive license agreement and other Definitive Agreements, including those governing operation of Licensee, ReWalk shall grant to Licensee an exclusive, royalty-bearing, non-sublicensable (except to subsidiaries of Licensee and / or other entities that are mutually agreed by ReWalk and the JV), non-transferable (except to subsidiaries of Licensee and / or other entities that are mutually agreed by ReWalk and the JV) license:

(i) under the ReWalk Patent Rights solely to (A) offer for sale, sell, have sold, repair, service and import Rewalk SCI Products in the Territory solely for use and sale in the Territory; and (B) use the ReWalk Patent Rights in the conduct of the Business in the Territory; and (ii) to use the ReWalk Marks in the Territory (subject to Licensee’s compliance with quality control requirements) solely in connection with the training, development, marketing, use, offer for sale, sale, repair, and servicing (including providing customer service), (and solely with respect to the ReWalk Stroke Exosuit, making and having made) ReWalk Products in the Territory in the conduct of the Business.

ReWalk shall use its reasonable best efforts to keep all ReWalk Owned IP and all of ReWalk’s license rights under the Harvard IP in full force with respect to the conduct of the Business of the Licensee in the Territory during the Term, and at the reasonable request of Licensee, shall keep Licensee reasonably informed of any materially adverse changes in the status of any of such rights.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

18. ReWalk Owned Patent Rights and ReWalk Marks - Royalty

In consideration for the licenses granted under the ReWalk Owned IP, Licensee shall pay ReWalk a royalty on net sales of ReWalk Products made by or for Licensee (other than by ReWalk) that is sufficient to cover pro rata (i.e., in the Territory) expenses of ReWalk and a defined margin, as will be determined by ReWalk and the JV in coordination with the final supply agreements and other Definitive Agreements) (“ReWalk IP Royalty”). The ReWalk IP Royalty will count towards the Minimum Payments obligations of [Licensee] under the [JV Agreement], but, for clarity, may exceed such Minimum Payments if the amount of net sales exceed the basis for calculation thereof.

For clarity, Licensee shall pay ReWalk (in consideration for the all licenses and sublicenses granted to Licensee pursuant to the license agreement) the ReWalk IP Royalty (for ReWalk Products that are assembled and/or made in the Territory in local facilities owned or controlled by the Licensee (or any of its licensed subsidiaries)) and the Harvard IP Royalty, both of which may be included in the overall payments made by [Licensee] to ReWalk under the Definitive Agreements.

Sublicense Grant under Harvard IP
19. Harvard IP	All Harvard Patent Rights and Harvard Know-How

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

20. Harvard IP – Sublicense Grants

Subject to the terms, conditions, and exemptions set forth in the definitive license agreement and other Definitive Agreements, including those governing operation of Licensee and expressly subject and subordinate to all applicable requirements and obligations of “Sublicenses” under the Harvard License Agreement and Harvard Research Collaboration Agreement (including all requirements to comply with 35 U.S.C. §§ 200-212 and 37 C.F.R. § 401 et seq. and all export control laws), all of which are incorporated by reference, ReWalk shall grant to Licensee (and any subsidiaries of Licensee who sign the definitive license agreement):

(i) an exclusive, royalty-bearing, non-sublicensable, non-transferable sublicense under the Harvard Patent Rights applicable to the Business of Licensee in the Territory in the Harvard Related Field, without breaching the terms and conditions set forth in the Harvard License Agreement, solely to make, have made, offer for sale, sell, have sold, repair, service and import Licensed Products in Harvard Related Field in the Territory solely for use and sale in the Territory; and (ii) a non-exclusive, non-sublicensable, non-transferable sublicense under the Harvard Know-How applicable to the Business of Licensee in the Territory in the Harvard Related Field, without breaching the terms and conditions set forth in Harvard License Agreement, solely to make, have made, offer for sale, sell, have sold, repair, service and import Licensed Products in the Harvard Related Field in the Territory solely for use and sale in the Territory.

ReWalk shall use its reasonable best efforts to keep all of ReWalk’s license rights under any Harvard IP in full force with respect to the Business of the Licensee in the Harvard Related Field and in the Territory during the Term and at the reasonable request of Licensee, shall keep Licensee reasonably informed of any materially adverse changes in the status of any such rights. If there are no Valid Claims (as such term is defined in the Harvard License Agreement) under the Harvard Patent Rights, then the sublicenses granted under Harvard IP shall automatically terminate (and for clarity, Licensee shall have no obligation to pay royalties for the sublicenses under Harvard IP).

In the event of any termination of the Harvard License Agreement by Harvard, at the reasonable request of Licensee, ReWalk shall provide Licensee with the name of ReWalk’s contact at Harvard with respect to the Harvard License Agreement.

21. Harvard IP – Royalty

In consideration for the sublicenses granted under the Harvard IP, Licensee shall pay ReWalk [**]% of Net Sales for such sublicense under Harvard IP (to be calculated in accordance with the terms of the Harvard License Agreement) (“Harvard IP Royalty”).

Each Party acknowledges, agrees, represents and warrants that no Non-Royalty Sublicense Income (as such term is defined in the Harvard License Agreement) is due or payable from Licensee to ReWalk in consideration for any rights or licenses under the Harvard IP granted under the license agreement.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Other Key Terms
22. Restrictions on Licensee	For clarity, Licensee shall not have the right to (A) market, use, offer for sale, sell, repair, service, import, make, or have made or otherwise commercialize any products or services outside of the Territory or (B) make or have made any products in the Territory for sale or use outside of the Territory (except to the extent described in the Ex-Territory Rights below).
23. Ex-Territory Rights	Subject and subordinate to all requirements of the Harvard Agreements, including any requirements under 35 U.S.C. §§ 200-212 and 37 C.F.R. § 401 et seq. and with respect to compliance with applicable US export laws and regulations, and all other applicable laws, and subject to commercial terms to be mutually agreed by ReWalk and Licensee, ReWalk shall have the right to request, and Licensee shall have the right to propose, that Licensee make or have made ReWalk Stroke Exosuits in the Territory for sale and use by or for ReWalk in countries outside of the Territory, provided, however, that if the non-requesting party rejects such offer, then the requesting party shall have a right of first negotiation for a period of 6 months based the same terms and conditions that the non-requesting party plans to propose to any third party.
24. Ownership of Arising IPs

With respect to any patentable inventions (and resulting patents), works, or other intellectual property created by the parties during the term of the license agreement (“Arising IPs”):

(a) Any Arising IPs solely created by Licensee that are independent of, have no dependent claims upon and/or do not require the use or practice of any Harvard IP or ReWalk Owned Patent Rights (“Independent JV Arising IPs”) shall be solely owned by Licensee. If either ReWalk or RealCan Ambrum desires to use or exploit any Independent JV Arising IPs, such desiring party and Licensee shall enter into license agreement granting such Party a license thereunder on terms mutually agreed by the parties.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(b)   Any Arising IPs solely created by Licensee that is dependent on, has dependent claims on, or requires the use or practice of any Harvard IP or ReWalk IP, in each case relating solely to ReWalk gait-restorative exosuits (“Dependent JV Arising IPs”), then as between the parties, but expressly subject to such underlying Harvard IP or ReWalk IP and the proviso set forth in the next sentence, (i) Licensee shall solely own all right, title, and interest in and to such Dependent JV Arising IPs in the Territory and (ii) in consideration for ReWalk’s payment of the minimum payment required under PRC law therefor (if applicable), Licensee and ReWalk shall jointly own all right, title, and interest in and to such Dependent JV Arising IPs in all jurisdictions outside of the Territory. For clarity, any Dependent JV Arising IPs will be (x) solely owned by Licensee in the Territory; and (y) jointly owned in all jurisdictions outside of the Territory, provided, however, that subject to terms and conditions to be agreed on and detailed in the definitive license agreement and other Definitive Agreements, ReWalk shall have the, right to use, develop, and exploit the Dependent JV Arising IPs in all jurisdictions outside of the Territory, the commercial terms of which, in each case, shall be further defined by the parties in the Definitive Agreements, provided, however, that the parties shall duly and reasonably cooperate and coordinate in connection with the worldwide filing, protection, prosecution, maintenance, and enforcement of any Dependent JV Arising IPs such that neither party’s acts or omissions in its respective territory(ies) shall result in any materially adverse impact on the other party’s right, title, and interest in and to the Dependent JV Arising IPs in its respective territory(ies). If either ReWalk or RealCan Ambrum desires to use or exploit any Dependent JV Arising IPs in the Territory, such desiring party and Licensee shall enter into license agreement granting such Party a license thereunder on terms mutually agreed by the parties.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(c)   Any Arising IPs solely created by ReWalk that are independent of, have no dependent claims upon and/or do not require the use or practice of any Independent JV Arising IPs shall be solely owned by ReWalk, provided, however, that if any such Arising IP is dependent on or has dependent claims upon and/or requires the use or practice of any JV Arising IPs, it then will be deemed as “Dependent ReWalk Arising IPs” and shall be solely owned by ReWalk, provided, however, that Licensee shall have the rights to request for such Dependent ReWalk Arising IPs to be licensed under the same terms as the underlying IP licensed to Licensee, and if ReWalk desires to dispose of such rights in China, then Licensee may have the right of first refusal according to agreed terms in the definitive license agreement and other Definitive Agreements.

Any Arising IPs solely owned by a party shall remain owned by such party and, for clarity, can be transferred to any successor or purchaser of such party (including by merger).

25. Components and Parts	Under the technical support and guidance of ReWalk provided at the reasonable request of Licensee, Licensee shall be solely responsible for procuring for any components, parts, equipment, materials, documents, and other tangible items that are necessary conduct the Business in the Territory in accordance with the licenses granted, provided, however, that Licensee may only procure such items from vendors or suppliers that are approved in advance by ReWalk, provided, further, that Licensee has the right to change such vendors or suppliers according to the technical specifications and requirements provided by ReWalk and subject to ReWalk approval (such approval not to be unreasonably withheld or delayed).

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

26. Term and Termination

The term of the License Agreement expires upon expiration of all valid claims of the licensed patents, unless earlier terminated as follows:

●  Solely with respect to any Harvard IP (and any sublicenses granted thereunder), termination of the licenses set forth in the Harvard Agreements. However, for clarity, termination of any licenses under the Harvard IP shall not, by itself, trigger termination of any licenses under the ReWalk Owned IP

●  Termination in the event of a default by Ambrum or ReWalk of its respective obligations pursuant to the Investment Agreement;

●  Termination in the event of a default by [Licensee] of its Minimum Payment obligations pursuant to the [JV Agreement];

●  Termination for material breach; and

●  Termination for bankruptcy/insolvency/dissolution.

27. Israel and China Law

The License Agreement shall comply with (and be subject and subordinate to) all requirements of applicable law, including Israeli and Chinese law and U.S. law (including 35 U.S.C. §§ 200-212 and 37 C.F.R. § 401 et seq. and all export control laws).

Without limiting the foregoing, ReWalk will comply (and Licensee will reasonably assist ReWalk to comply) with Israel's Encouragement of Research, Development and Technological Innovation in Industry Law, 5744-1984, as amended, and all regulations and directives promulgated thereunder (collectively, the “Israel R&D Law”), and ReWalk will be responsible for (and Licensee will provide its reasonable assistance in assisting ReWalk in) obtaining all necessary consents from the Israel Innovation Authority (the “IIA”) for the grant of the licenses contemplated hereunder. ReWalk will coordinate all material communications with and applications made to the IIA with respect to such consent with Licensee and its designees, including counsel, and the Parties will cooperate in good faith to optimize the amount of applicable payments due or payable to the IIA solely as a result of the transactions contemplated by the Definitive Agreements. For clarity, such amount shall be paid by ReWalk but reimbursed by Licensee according to payment arrangements that will take into account, inter alia, the calculation of the Minimum Payment to ReWalk, and provided that in all events the royalties reimbursed by the Licensee will be 50% of the royalty rate as determined to be payable by the IIA and such reimbursement shall be capped at a maximum aggregate payment of USD 2 million. For the avoidance of doubt, any sums due to the IIA in excess of the foregoing capped amounts shall be solely on the account of ReWalk.

28. Harvard Obligations	The License Agreement shall comply with (and be subject and subordinate to) all requirements of the Harvard License Agreement and Harvard Research Collaboration Agreement, including naming Harvard as an express third party beneficiary.
29. Other Provisions	The license agreement shall contain other customary terms and conditions mutually agreed by the parties, including diligence, confidentiality, indemnity, limitation of liability, etc.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Exhibit A

ReWalk Owned Patent Rights

Title	App. No.	App. Date	Patent No.	Issue/ Grant Date	Status	Country
GAIT DEvicE WITH A CRUTCH	201480016611.3	1/13/2014	ZL201480016611.3	12/15/2017	Granted	China
Methods And Apparatuses For Exoskeleton Attachment	201680039845.9	7/6/2016			Pending	China

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Exhibit B

Harvard Patent Rights

Case	Country	Type	Appl. Title	Status	Serial Number
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Exhibit C

Harvard Know-How

●	[**]

●	[**]

●	[**]

●	[**]

●	[**]

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Exhibit D

ReWalk Know-How

●	[**]

●	[**]

●	[**]

●	[**]

●	[**]

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

ANNEX G

Supply Agreement Key Terms

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

SUPPLY AGREEMENT KEY TERMS

Key Terms
Supplier	ReWalk Robotics, Ltd. (the “Supplier” or “ReWalk”)
Purchaser	The China JV (the “Purchaser” or “China JV”, a joint venture between ReWalk and RealCan Ambrum Healthcare Industry Investment (Shenzhen) Partnership Enterprise (Limited Partnership) (“RealCan Ambrum”) pursuant to a JV Framework Agreement (“JV Agreement”) entered into between ReWalk and RealCan Ambrum and certain other parties thereto on March 6, 2018.
ReWalk Products

i.      ReWalk wearable medical robotic exoskeleton products, known as REWALK™ PERSONAL and REWALK™ REHABILITATION (together as “ReWalk SCI Products”), in all versions including related components and spare parts

ii.     ReWalk gait-restorative exosuit for stroke (“ReWalk Stroke Exosuit”) including all components and spare parts, that are under development

iii.    any modifications that may be made by ReWalk to all above mentioned products, including, without limitation, major enhancements, redesign of major parts and new features and functionalities

iv.    any future wearable products that may be developed by ReWalk during the Term,

provided, however, that ReWalk Products expressly exclude any products for any military uses or applications.

Purchaser will have right of first refusal with respect to new products or services to be provided by ReWalk (or any affiliates of ReWalk) relating to the Purchaser’s business in the Territory.

Committed Purchases and Minimum Payments

In order to maintain exclusive rights in China to market and sell the Products and the rights to the IP (as defined in the JV Agreement), the Parties mutually agree that the Purchaser must provide Supplier a minimum operating cash contribution, where such payments can be made to Supplier from the Purchaser as product purchase prices, royalties and all such other means as agreed to by the Parties (the “Minimum Payments”, as defined in the JV Agreement. The Minimum Payments by the Purchaser to the Supplier for the first three years after formation of the Purchaser and for the years thereafter is as set forth in Annex A.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

The formula used to calculate all payments from the Purchaser to Supplier with regard to the Products will be determined in the supply agreement.

Subject to the provisions to be agreed to by the Parties in the JV Contract, the Purchaser shall be deemed to have defaulted on its Minimum Payment obligations resulting in the loss of its rights to market and sell the Products and the rights to IP in the Territory only if (1) such default is solely due to the under-performance of the Purchaser and without any failure of the Seller in the fulfilment of its obligations hereunder, and not due to any other events or factors that are not under the control or influence of the Purchaser, and (2) one of the following circumstances occur (the “Deemed Default of Minimum Payment”):

i.             Within the [**] after the establishment of the Purchaser (i) if the Purchaser’s total amount of payables made to Supplier in any given year is no less than [**]% of the Minimum Payments required to be made to the Supplier for [**] and (ii) the Purchaser is unable to completely make up this Minimum Payment deficit to the Supplier by the end of the [**] period (the “First Due Date”). For clarity purpose, the failure to pay by no less than [**]% of the Minimum Payments in the [**] shall be subject to the terms in (ii) as below;

ii.            If for any year after the third year since the Purchaser’s establishment, the Purchaser’s total amount of payables made to Supplier is no less than [**]% of the Minimum Payment required to be made to the Supplier under this particular year and the Purchaser is unable to completely make up this Minimum Payment deficit to the Supplier by the end of the following year (the “Subsequent Due Date”); or

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

iii.           If in any given year since the Purchaser’s establishment, the Purchaser’s total amount of payables made to the Supplier is less than [**]% but above [**]% of the Minimum Payment required to be made to the Supplier under this particular year and the Purchaser is unable to make up this Minimum Payment completely to the Supplier by [**] after the end of this particular year (the “Cure Period Due Date”), the parties will mediate to find a cure through any one of the following: (a) the Purchaser completely making up this deficit of Minimum Payment; (b) the Purchaser conducting a business review with the Supplier, and if such shortfall is found to be due to any activities or events outside of the control of the Purchaser, a reduced forecast shall be determined by the Supplier for this particular year at issue in lieu of the original forecast; or (c) at the sole discretion of the Supplier, as a consideration of the upcoming business prospects of the JV, the removal of the Minimum Payment requirement for such particular year.

               (the First Due Date, Subsequent Due Date and Cure Period Due Date shall be collectively referred to herein as the “Payment Due Dates”).

Forecast	Within ten (10) weeks before the end of each year, the Purchaser will provide to the Supplier a non-binding purchasing forecast starting from 2018 for the purchase of the Products. The non-binding forecast shall be reviewed and updated annually by the Purchaser in consultation with the Supplier. Within thirty (30) days before the beginning of each quarter, the Purchaser will provide to the Supplier a binding quarterly Purchasing Forecast of the Products it expects to purchase during the next three (3) months.
Territory	People’s Republic of China, including Hong Kong and Macau, excluding Taiwan
Orders, Purchase, and Delivery of Products	The Purchaser and Supplier shall work out operation process for orders, purchase and delivery of the Products that is to material extent consistent with Supplier’s supply chain requirements and up to compliance requirements for the business of the Purchaser.
Product Price
Price

The profit margin of the Supplier for EXWORK shall be subject to price adjustment mechanism to be agreed in the JV Contract (as defined in the JV Agreement).

Price of the Products to be sold to Purchaser will be determined based on Incoterms 2015 CIP (destination port in the Territory as designated by the Purchaser) and the Supplier and Purchaser shall be responsible for transport, freight, all applicable taxes, duties and insurance according to such delivery terms.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Payment Conditions	The upfront payment equal to [**]% of each purchase order shall be paid by the Purchaser within [**] after confirmation of the receipt of the purchase order by the Supplier. The final [**]% of the payment for such ordered Products shall be paid by the Purchaser within a certain amount of days after the delivery of the Products as determined by the JV Contract.

Product Defects and Warranty

Products and Services Warrants	The Products supplied to the Purchaser shall be subject to standard ReWalk product clauses on warranty and quality control, and necessary modifications as required by applicable PRC laws, and statutory and regulatory requirements. Both Parties shall work together to design warranty policy for the Products and services in the Territory.

Other Key Terms

Term	The term of this Agreement shall be concurrent with the term of the License Agreement (as defined in the JV Contract), subject to termination provisions and other terms to be agreed to by the parties in the supply agreement to be executed in terms and conditions consistent with the provisions of this Supply Agreement Key Terms.
Sale and Distribution of Products / Exclusivity

The Purchaser may use the Products for the manufacturing of final products, their registration, marketing, sale and distribution, along with provision of related services of the Products to customers only in the Territory or other territories specially consented to by the Supplier in writing.

Unless explicitly agreed to by the Supplier in writing, the Purchaser may not resell or otherwise provide the Products to any third party that is located outside of the Territory.

Subcontract	The Purchaser shall be entitled to subcontract its rights and obligations to its Affiliates or third parties and shall remain responsible for its obligations under the Agreement.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Termination

Either Party may terminate this Agreement by giving written notice to the other Party if:

(a)          the other Party commits a material breach of any other term of this Agreement which breach is irremediable;

(b)          Either Party commits a material breach of the JV Contract and/or the investment agreement between ReWalk and Timwell Corporation Limited; or

(c)          A Deemed Default of Minimum Payment has occurred, and Rewalk and the JV fail to agree on a waiver or other mediation approach to resolve the Deemed Default of Minimum Payment (the “Mediation Approach”) within three months after the applicable Payment Due Date (the “Mediation Due Date”) as defined under the “Deemed Default of Minimum Payment” section above, and such Mediation Approach must be initiated by either party through written notice to the other party at least three (3) months prior to the applicable Payment Due Date as defined under the “Deemed Default of Minimum Payment” section above. If the JV and ReWalk fail to reach an agreement before the expiry of the Mediation Due Date, the JV and ReWalk shall be obligated to sign a termination letter of the Supply Agreement upon such due date.

Confidentiality	Each Party agrees that (a) all “Confidential Information” made available by the disclosing Party shall be treated as confidential and proprietary belonging to the disclosing Party, and are furnished under the express understanding that Confidential Information may not, in whole or in part, be disclosed to any other person or used for any purpose (including without limitation to application for patents) other than performing the Products and Business in the Territory as specified in the JV Agreement and other agreements to be executed by both Parties; and (b) the receiving Party undertakes to impose the same obligations on any employees and third parties which obtain Confidential Information as required for the performance of this Agreement and warrants that such employees and third parties will comply with such obligations. These confidentiality obligations shall remain in force for a further three (3) years following the termination of this Agreement, or cessation of cooperation, whatever the case may be.
Governing Law and Dispute Resolution	The supply agreement shall be subject to and governed by PRC laws and regulations. Subject to the compliance of and to the extent as permitted by PRC laws and regulations, any dispute to be submitted for arbitration thereunder shall be submitted to the Hong Kong International Arbitration Centre in Hong Kong for arbitration which shall be conducted in accordance with the Centre’s arbitration rules in force at the time of applying for arbitration.
Other Provisions	The supply agreement shall contain other customary terms and conditions mutually agreed by the parties, including, indemnity, limitation of liability, dispute resolution, etc.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Annex A

Minimum Payments and Product Forecast

Minimums
	First Year after Incorporation	Second Year after Incorporation	Third Year after Incorporation	From the Fourth Year after Incorporation
Amount to be paid to ReWalk	US$1,250,000	US$4,000,000	US$8,000,000

From year 4 to year 6:

Annual increase of 15% on the minimum amount for the preceding year

From year 7 to year 9:

Annual increase of 10% on the minimum amount for the preceding year

Afterward: annual increase of 5-8% on the preceding year’s amount.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

ANNEX H

Description of Use of Proceeds

The Company intends to use the net proceeds from this Agreement primarily for (i) sales, marketing activities related to market development in our existing markets as well as expanding into China and reimbursement expenses related to broadening third-party payor coverage and (ii) research and development costs related to developing our lightweight “soft suit” exoskeleton technology for various lower limb disabilities, including stroke and other indications affecting the ability to walk, while using the remainder for general corporate purposes. The Company will have broad discretion in the way that it uses the net proceeds of this Agreement.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

H-1

ANNEX I

Closing Certificate

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

CLOSING Certificate

DATE: __________ 2018

Reference is made to that certain Investment Agreement dated March 6, 2018 by and between ReWalk Robotics Ltd. (the “Company”) and Timwell Corporation Limited (the “Investor”) (the “Agreement”). Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings given to them in the Agreement.

This Certificate is executed and delivered to the Investor on ____, 2018. The Company hereby certifies that all of the conditions set forth in Section 4.2 and Section 4.4(a) [(4.5(a) and 4.6(a) as applicable to such Closing)] of the Agreement have been fulfilled (except to the extent waived by the Investor in writing) as of the date hereof, such that:

(i)	The Company has performed and complied in all material respects with all the terms, provisions and conditions of the Agreement to be complied with and performed by the Company at or before the First Tranche Closing [Second Tranche Closing/Third Tranche Closing].

(ii)	Since the date of the Agreement, there has been no event or occurrence that would have a Material Adverse Effect.

(iii)	Subject to the Disclosure Schedule and except as otherwise disclosed in the SEC Reports filed with or furnished to the Commission on or prior to the date hereof, each of the representations and warranties of the Company are true and correct in all material respects as of the First Tranche Closing as if made as of such First Tranche Closing other than (i) those representations and warranties qualified by materiality or Material Adverse Effect which are true and correct in all respects, (ii) de minimis inaccuracies in the case of Section 2.2, and (iii) those representations and warranties made as of a specified date, which are true and correct as of the date specified.

Or

[Each of the representations and warranties of the Company set forth in Sections 2.1, and 2.3 to 2.8 are true and correct in all material respects as the [Second Tranche Closing/Third Tranche Closing] as if made as of such [Second Tranche Closing/Third Tranche Closing] other than (i) those representations and warranties qualified by materiality or Material Adverse Effect which are true and correct in all respects, and (ii) those representations and warranties made as of a specified date, which are true and correct as of the date specified.]

(iv)	the Disclosure Schedule has been updated as attached as Annex A to this certificate on this ______ 2018.

* * * * *

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned has executed this closing certificate as of the date first above written.

ReWalk Robotics Ltd.

By:
Name:
Title:

[Company Closing Certificate]

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

ANNEX A

DISCLOSURE LETTER

[Not included in original.]

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.